AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998
REGISTRATION NO.     333-50661

===================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
---------------------------------------------------------

                          AMENDMENT NO. 3

---------------------------------------------------------
                                 TO
                              FORM S-4
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                  PLAYSTAR WYOMING HOLDING CORP.
      (Exact name of Registrant as specified in its charter)

           WYOMING                  7999                         52-209-8787
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
 of incorporation)              Classification Code Number) Identification No.)

                  PlayStar Wyoming Holding Corp.
                    60 Nevis Street, 2nd Floor
                            St. John's
                            Antigua BW1
                            West Indies
                          (268) 562-0073
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

---------------------------------------------------------

                      Mr. William F.E. Tucker
                             Chairman
                  c/o Corporation Service Company
                          80 State Street
                    Albany, New York 12207-2543
                          (518) 433-4740
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

---------------------------------------------------------

                             Copy to:

                       Paul J. Pollock, Esq.
                      Piper & Marbury L.L.P.
                    1251 Avenue of the Americas
                   New York, New York 10020-1104
                          (212) 835-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                  CALCULATION OF REGISTRATION FEE
---------------------------------============------------============
   Title of Each                  Proposed    Proposed
     Class of                      Maximum     Maximum
    Securities         Amount     Offering    Aggregate   Amount of
       to be           to be        Price     Offering   Registration
    Registered       Registered   Per Share     Price      Fee (3)
                        (1)          (2)

---------------------------------------------------------------------
Ordinary Shares      26,557,424     $0.53   $14,075,435.00 $4,152,25
---------------------------------------------------------------------


(1) The maximum number of Ordinary Shares of PlayStar Wyoming Holding Corp. that may be offered to the holders of Common Stock of PlayStar Corporation in the transaction.


(2) Estimated solely for the purpose of computing the registration fee, based on a bona fide estimate of the maximum public offering price pursuant to Rule 457(a), based on the average of the high and low prices per share of PlayStar Corporation Common Stock as quoted on OTCBB on July 15, 1998.


(3) $3,315.75 of this fee was paid with the initial filing, an additional $172.11 was paid upon filing of Amendment No. 1 and an additional $1,237.82 was paid upon filing of Amendment No. 2.

----------------------------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(A), may determine.

Dear Stockholder:

      The Board of Directors of PlayStar Corporation ("PlayStar Delaware") and the holders of more than 66-2/3% of the outstanding shares of PlayStar Delaware's Common Stock (the "Consenting Holders") have approved the reorganization (the "Reorganization") of PlayStar Delaware pursuant to which PlayStar Delaware will be merged with and into a wholly-owned subsidiary, PlayStar Wyoming Holding Corp. ("PlayStar Wyoming"); and immediately thereafter PlayStar Wyoming will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and thereby will become an Antigua corporation ("PlayStar Antigua"). PlayStar Delaware, PlayStar Wyoming and PlayStar Antigua are collectively referred to herein as "PlayStar."

     Accompanying this letter is an Information Statement/Prospectus describing in more detail the reorganization and related matters.

      The  Board  of  Directors  and the  Consenting  Holders  believe  that the reorganization will enable PlayStar to create better returns for its stockholders. The continuance of PlayStar Delaware into Antigua will allow us to organize our international business activities so that we will be able to benefit from more favorable legal, business, tax and financing environments than would be available to us if the parent were to continue to be a United States corporation. The United States imposes significant legal and regulatory restrictions and compliance costs for companies such as PlayStar that conduct substantially all of their operations outside the United States. United States Federal and state laws may make Internet gaming illegal whereas such activities, if licensed, are legal in Antigua. These costs will be minimized to the extent that our operations are conducted after the reorganization by PlayStar Antigua or its foreign subsidiaries. The continuance into Antigua will minimize corporate income taxes because PlayStar Antigua will become an international business corporation (an "IBC"), which will pay no Antigua corporate income taxes under the Antigua tax system. By contrast, the United States Internal Revenue Code imposes corporate income tax on the worldwide income of United States corporations. The change of domicile may also have a favorable effect on PlayStar's ability to sell assets or raise additional capital in the future. Moreover, the Board of Directors and the Consenting Holders believe that a holding company structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of PlayStar's current business and future acquisitions and diversification opportunities. Finally, as a result of the proposed legislation in Congress which would prohibit Internet gaming activities under United States Federal law and the existence of different state regulatory schemes, the Board and the Consenting Holders believe that an Antigua domiciled corporation provides a clearer, more favorable, regulatory environment for PlayStar's business operations.

      At the effective time of the Reorganization, the holders of shares of the Common Stock, $.0001 par value per share, will become holders of PlayStar Antigua's Ordinary Shares (the "Ordinary Shares"). The Ordinary Shares will have substantially the same attributes as PlayStar Delaware's Common Stock and will be listed on the OTC Bulletin Board under the symbol "PSCKF." For United States federal income tax purposes, the exchange of PlayStar Delaware Common Stock for Ordinary Shares of PlayStar Antigua should be a nontaxable transaction in which no gain or loss would be recognized by exchanging stockholders. However, PlayStar Delaware stockholders who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization could be subject to materially adverse United States federal income tax consequences as a result of the Reorganization.

      Stockholders should carefully consider the risks associated with ownership of PlayStar's Common Stock. PlayStar is a development stage company and the operations of it and its subsidiaries are subject to all of the risks inherent in connection with the formation of any new business. PlayStar has incurred net losses since its inception and will continue to incur losses. There can be no assurance that PlayStar will be able to realize revenues and attain profitability in the future. There also can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than those offered by PlayStar's subsidiaries. The gaming industry is highly regulated by Federal and state criminal and civil laws. Although PlayStar's operating subsidiary, Antigua Casino & Sportsbook Limited ("Antigua Casino"), is licensed to provide Internet gaming services in Antigua, Antigua Casino has not been licensed in any other jurisdiction. Antigua Casino, therefore, may confront legal obstacles including civil and/or criminal sanctions, in a jurisdiction in which a user of Antigua Casino's Internet gaming services is located if that jurisdiction concludes that the gaming services are illegally taking place in that jurisdiction and not Antigua.

      Stockholders should also be aware of the risks associated with the Reorganization. PlayStar believes that the consummation of the Reorganization will be, in part, a taxable transaction to PlayStar in which a portion of the gain realized on the transaction will be potentially subject to United States federal income tax. In addition, there is no established trading market for the PlayStar Antigua Ordinary Shares, and there can be no assurance that such shares will be approved for listing or that an active public market for the Ordinary Shares will develop or be sustained. Finally, stockholders should consider the risks inherent in foreign operations including loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. These and other material risk factors are discussed in more detail in the "Risk Factors" section of the Information Statement/Prospectus.

      Holders of PlayStar Delaware Common Stock will have the right to dissent from the Reorganization and, subject to certain conditions, receive payment in cash for their shares. These rights are described in greater detail in the accompanying Information Statement/Prospectus under the caption "Rights of
Dissenting Stockholders" and are set forth in Section 262 of the Delaware General Corporate Law. A copy of such provisions is attached as Annex III to the accompanying Information Statement/Prospectus and incorporated therein by reference.

      Please carefully read the accompanying Information Statement/Prospectus for details of the reorganization and related information. In addition, exchanging stockholders, especially stockholders of PlayStar Delaware who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization, should consult their own tax advisors as to the United States federal, state and local, as well as non-United States, tax consequences of the Reorganization.

      Thank you for your attention.

                                    Sincerely,

                                    Julius Patta
                                    PRESIDENT

                       PLAYSTAR CORPORATION
                        1 East North Street
                       Dover, Delaware 19901


---------------------------------------------------------

             NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
                        ON _________ , 1998
                          TO BE EFFECTIVE
                 ON [20th day after date of notice]

---------------------------------------------------------

To the Stockholders of
PLAYSTAR CORPORATION

      Notice is hereby given that on June 30, 1998, the Board of Directors and the holders of more than 66-2/3% of the outstanding shares of PlayStar Corporation, a Delaware corporation ("PlayStar Delaware"), have considered and approved (i) an Agreement and Plan of Merger, a copy of which is attached as Annex I to the accompanying Information Statement/Prospectus, pursuant to which PlayStar Delaware will be merged with and into PlayStar Wyoming Holding Corp., a newly formed Wyoming company ("PlayStar Wyoming") and (ii) an Application for Certificate of Transfer, a copy of which is attached as Annex II to the accompanying Information Statement/Prospectus, upon the acceptance of which and the issuance of the Certificate of Transfer by the Secretary of State of the State of Wyoming, PlayStar Wyoming will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and thereby will become an Antigua company through a continuation procedure under Wyoming and Antigua law, all as more fully described in the accompanying Information
Statement/Prospectus. The foregoing transactions are expected to become effective on [insert 20th day following the date of the notice].

      This notice, the Information Statement/Prospectus and the other materials that are enclosed herewith are sent to you by order of the Board of Directors of PlayStar Delaware.

                                    By Order of the Board of
                                    Directors


                                    William F.E. Tucker
                                    SECRETARY

St. Johns, Antigua
July __, 1998

                       PLAYSTAR CORPORATION

               INFORMATION STATEMENT TO STOCKHOLDERS
        ---------------------------------------------------

          PLAYSTAR WYOMING HOLDING CORP./PLAYSTAR LIMITED

          PROSPECTUS FOR UP TO 26,557,424 ORDINARY SHARES
        ---------------------------------------------------



      This Information Statement/Prospectus ("Information Statement/Prospectus") is being furnished to stockholders of PlayStar Corporation, a Delaware corporation ("PlayStar Delaware"), in connection with the proposed reorganization (the "Reorganization") pursuant to which PlayStar Delaware will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and will thereby become an Antigua corporation by merging (the "Merger") PlayStar Delaware with and into a newly formed Wyoming corporation, PlayStar Wyoming Holding Corp. ("PlayStar Wyoming"), with PlayStar Wyoming being the surviving corporation; and, immediately thereafter, PlayStar Wyoming will become an Antigua corporation ("PlayStar Antigua") pursuant to a continuation procedure under Antigua and Wyoming law. The Reorganization will be effected pursuant to an Agreement and Plan of Merger, dated as of June 30, 1998 (the "Merger Agreement"), between PlayStar Delaware and PlayStar Wyoming, and the Application for Certificate of Transfer of PlayStar Wyoming (the "Application for Certificate of Transfer"). Upon consummation of the Merger, each outstanding share of common stock, par value $.0001 per share, of PlayStar Delaware (the "Common Stock") (other than those shares, if any, held by PlayStar Delaware in its treasury) will be automatically converted into one share of Common Stock, par value $.0001 per share, of PlayStar Wyoming (the "PlayStar Wyoming Shares") and, upon the issuance of the Certificate of Transfer of PlayStar Wyoming (the "Certificate of Transfer") by the Secretary of State of the State of Wyoming and obtaining the Articles of Continuance from the Director of International Business Corporations, Antigua, the PlayStar Wyoming Shares will be automatically converted into Ordinary Shares, par value U.S. $.0001 per share (the "Ordinary Shares"), of PlayStar Antigua. PlayStar Delaware and its subsidiaries, PlayStar Limited, a Channel Islands corporation ("PlayStar Limited"), and Antigua Casino & Sportsbook Limited, an Antigua corporation ("Antigua Casino," and together with PlayStar Limited, the "Subsidiaries"), together with PlayStar Wyoming and PlayStar Antigua are sometimes collectively referred to herein as "PlayStar."

      PlayStar Delaware Common Stock is currently listed on the OTC Bulletin Board ("OTCBB") under the symbol "PSCK" and, immediately following the Reorganization, the Ordinary Shares will be listed on the OTCBB under a similar symbol, "PSCKF." The last reported sale price for the PlayStar Delaware Common Stock on the OTCBB on July 15, 1998, was $0.53. Currently, there is no established public trading market for the Ordinary Shares.

     FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE REORGANIZATION, SEE "RISK FACTORS," BEGINNING ON PAGE 13.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement/Prospectus is first being mailed to the stockholders of PlayStar Delaware on or about July __, 1998.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE  DATE OF THIS  INFORMATION  STATEMENT/PROSPECTUS  IS JULY
__, 1998.

                              AVAILABLE INFORMATION

      PlayStar Delaware is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by PlayStar Delaware may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60611; and at 7 World Trade Center, Suite
1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. The PlayStar Delaware Common Stock is listed on the OTCBB. Commencing after the consummation of the Reorganization, PlayStar Antigua will file such reports and other information under the Exchange Act.

      PlayStar Wyoming has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Ordinary Shares offered hereby. This Information Statement/Prospectus, which constitutes a part of that Registration Statement, does not contain all the information set forth in that Registration Statement and the exhibits related thereto. Statements made in this Information Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while PlayStar Wyoming believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Information Statement/Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an Annex to this Information Statement/Prospectus and as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

      This Information Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from William F.E. Tucker, Chairman and Chief Executive Officer of PlayStar, West Dunes, 44 South Road, Paget PG 04, Bermuda. In order to ensure timely delivery of the documents, any request should be made by date five business days prior to the date on which the final investment decision must be made.

      Upon completion of the Reorganization, the Ordinary Shares will be listed on the OTCBB. At the time of such listing, the PlayStar Delaware Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

      Neither delivery of this Information Statement/Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of PlayStar since the date of this Information Statement/Prospectus.

    ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      PlayStar Antigua is an Antigua company, certain of its officers and directors will be residents of various jurisdictions outside the United States and its Antigua counsel, Roberts & Company, St. John's, Antigua, is a resident of Antigua. All or a substantial portion of the assets of PlayStar Antigua and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States court judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, PlayStar Antigua has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Corporation Service Company, its United States agent appointed for that purpose. PlayStar Antigua has been advised by its Antigua counsel, Roberts & Company, St. John's, Antigua, that there is doubt as to whether Antigua courts would enforce (a) judgments of United States courts obtained in actions against such persons or PlayStar Antigua that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against PlayStar Antigua or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and Antigua providing for such enforcement, and there are grounds upon which Antigua courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Antigua courts as contrary to that nation's policy.

                         TABLE OF CONTENTS

                                                               Page


SUMMARY OF SECURITIES TO BE RECEIVED IN CONNECTION WITH
   THE REORGANIZATION............................................7

SUMMARY OF THE REORGANIZATION....................................8

PER SHARE MARKET VALUE OF PLAYSTAR ANTIGUA AND PLAYSTAR
   DELAWARE.....................................................12

RISK FACTORS....................................................13
   History of Losses and Company's Ability to Continue as a
      Going Concern.............................................13
   Legal Impediments and Government Regulation..................13
      Licensing; Jurisdiction...................................13
      Proposed Internet Gambling Prohibition Act (Kyl Bill);
      Potential Impact of Kyl Bill..............................15
      Prohibition of Wagering Services..........................15
   Certain Tax Consequences.....................................15
   Absence of Prior Market......................................16
   The Internet Gaming Industry Generally.......................16
   Technological Changes/Competition............................16
   Risks of Foreign Operations..................................16
   Dependence on Key Personnel..................................17
   Patents, Copyrights and Trade Secrets........................17
   Future Sales of Common Stock; Exercise of Options and
      Warrants..................................................17
   Possible Volatility of Stock Price...........................18
   Risks of Penny Stocks........................................18
   Potential Anti-Takeover Effect...............................18

THE REORGANIZATION..............................................19
   General......................................................19
   Background and Reasons for the Reorganization................19

THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF
   TRANSFER.....................................................20
   General......................................................20
   Amendment/Termination........................................21
   Effective Time...............................................21
   Exchange of Share Certificates...............................21
   Stock Option Plan............................................21
   Stock Listing................................................22
   Accounting Treatment of the Reorganization...................22

RIGHTS OF DISSENTING STOCKHOLDERS...............................22
   General......................................................22
   Section 262..................................................22

CERTAIN TAX CONSIDERATIONS......................................24
   United States Federal Income Tax Consequences................24
   Definition of United States Holder...........................25
   The Reorganization of PlayStar...............................25
      Receipt of Ordinary Shares................................25
      Reporting Requirements....................................26
   The Continuing Business Operations of PlayStar...............27
      Taxation of PlayStar Antigua..............................27

      Taxation of Stockholders - United States Holders..........27
         Taxation of Dividends..................................27
         Taxation of Dispositions of Ordinary Shares............28
         Passive Foreign Investment Company Rules...............28
         Foreign Personal Holding Company Rules.................31
         Personal Holding Company Rules.........................32
         Controlled Foreign Corporation Rules...................32
      Taxation of Stockholders - Non-United States Holders......33
      United States Backup Withholding Tax and Information
        Reporting...............................................33
   Antigua Tax Consequences.....................................33
   Canadian Tax Consequences....................................34

DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK...................35
   Capitalization...............................................35
   Voting and Other Rights......................................35
   Dividend Rights..............................................36
   Changes in Capitalization....................................36
   Reduction of Capital and Purchase of Shares..................36
   Transfer of Shares...........................................36
   Preference Shares............................................36

COMPARISON OF STOCKHOLDER RIGHTS................................37
   Stockholder Approval of Business Combinations................37
   Absence of Required Vote for Certain Mergers.................37
   Appraisal Rights.............................................37
   Stockholder Consent to Action Without Meeting................38
   Special Meetings of Stockholders.............................38
   Distributions and Dividends; Repurchases and Redemptions.....38
   Vacancies on Board of Directors..............................39
   Removal of Directors.........................................39
   Inspection of Books and Records..............................39
   Amendment of Certificate of Incorporation....................39
   Amendment of By-Laws.........................................39
   Indemnification of Directors and Officers....................39
   Limited Liability of Directors...............................40
   Stockholders' Suits..........................................40

PRO FORMA FINANCIAL INFORMATION.................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
   OPERATION....................................................44
   PlayStar Delaware/PlayStar Antigua...........................44
   PlayStar Limited.............................................44
   Antigua Casino...............................................44
   Year 2000 Compliance.........................................45
   New Accounting Pronouncements................................45

BUSINESS OF PLAYSTAR............................................46
   Introduction.................................................46
   Description of Business of PlayStar..........................46
      PlayStar..................................................46
      PlayStar Limited and Antigua Casino.......................46
   Customers and Marketing......................................47
   Research and Development.....................................48
   Employees....................................................48

   Properties...................................................48
   Competition..................................................48
   Patents, Copyrights and Trade Secrets........................49
   Regulation...................................................49
      Licensing; Jurisdiction...................................49
      Proposed Internet Gambling Prohibition Act (Kyl Bill);
      Potential Impact of Kyl Bill..............................50
      Prohibition of Wagering Services..........................51
   Legal Proceedings............................................51

MANAGEMENT......................................................51
   Executive Compensation.......................................52
   Indemnification..............................................53
   Certain Relationships and Related Transactions...............53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT...................................................53

LEGAL MATTERS...................................................55

EXPERTS.........................................................55

FINANCIAL STATEMENTS...........................................F-1

      SUMMARY OF SECURITIES TO BE RECEIVED IN CONNECTION WITH
                         THE REORGANIZATION

      THE FOLLOWING IS A SUMMARY OF THE SECURITIES TO BE RECEIVED IN THE REORGANIZATION BY HOLDERS OF PLAYSTAR DELAWARE COMMON STOCK. THIS SUMMARY IS
QUALIFIED IN ITS  ENTIRETY BY THE MORE  DETAILED  INFORMATION  CONTAINED IN THIS
INFORMATION STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS INFORMATION STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.


SECURITY RECEIVED IN EXCHANGE
FOR PLAYSTAR DELAWARE
COMMON STOCK IN THE
REORGANIZATION.................Each  share  of  PlayStar   Delaware
                               Common  Stock will be  automatically
                               converted  into one  Ordinary  Share
                               of PlayStar Antigua.

TAX CONSEQUENCES...............The  receipt of  Ordinary  Shares in
                               exchange   for  shares  of  PlayStar
                               Delaware  Common Stock should not be
                               a    taxable    exchange    for   an
                               exchanging   stockholder.   However,
                               an exchanging  stockholder  who is a
                               United States person that  directly,
                               indirectly  or by  attribution  owns
                               10%  or  more  of  the   outstanding
                               stock of  PlayStar  Delaware  at the
                               Effective      Time      of      the
                               Reorganization  (a   "10%-or-greater
                               U.S.  holder")  could be  subject to
                               materially   adverse  United  States
                               federal income tax  consequences  as
                               a result of the  Reorganization,  in
                               that a  10%-or-greater  U.S.  holder
                               would  be  required  to   recognize,
                               subsequent  to  the  Reorganization,
                               deemed  royalty income from PlayStar
                               Antigua.  The  amount of the  deemed
                               royalty  income  to  be  taken  into
                               account   for  a   year   would   be
                               "commensurate"   with   the   income
                               derived  by  PlayStar   Antigua  for
                               that   year  from  the  use  of  the
                               ratable  portion of the  transferred
                               intangible    assets   of   PlayStar
                               Delaware  that was  attributable  to
                               the  10%-or-greater   U.S.  holder's
                               interest   in   PlayStar    Delaware
                               immediately     prior     to     the
                               Reorganization.      Such     deemed
                               royalty  income  would  be  ordinary
                               income,  and  would  be  taken  into
                               account  annually over the remaining
                               useful   life  of  the   transferred
                               intangible  assets  (not  to  exceed
                               twenty  years).  Because  the deemed
                               royalty  income would be required to
                               be taken into  account for a taxable
                               year   by  a   10%-or-greater   U.S.
                               holder   regardless  of  the  amount
                               actually  distributed  as a dividend
                               by  PlayStar  Antigua for such year,
                               a  10%-or-greater  U.S. holder could
                               be subject to United States  federal
                               income  tax on income  before it was
                               received in cash,  or even on income
                               that was never  received  in cash by
                               that  shareholder.  See "Certain Tax
                               Considerations."

ELECTION PROCEDURE.............As of  the  Effective  Time  of  the
                               Merger,   stockholders  who  do  not
                               exercise       their       statutory
                               dissenters'        rights       will
                               automatically  become  owners of the
                               Ordinary  Shares  without taking any
                               action.

DIVIDENDS......................Holders of  Ordinary  Shares will be entitled  to  receive,  at any time,
                               such  dividends  as  declared by the
                               Board  of   Directors of    PlayStar
                               Antigua.

REDEMPTION.....................The Ordinary Shares are not subject to redemption.

VOTING RIGHTS..................One vote per  Ordinary  Share     with
                               respect to  matters submitted  to  the
                               stockholders  of  PlayStar Antigua.

STOCK LISTING .................OTC Bulletin Board.




                   SUMMARY OF THE REORGANIZATION

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS.

PLAYSTAR DELAWARE..............PlayStar   Delaware   is  a  holding
                               company,    which,    through    its
                               wholly-owned subsidiaries,  PlayStar
                               Limited  and  Antigua   Casino,   is
                               primarily   engaged  in  an  on-line
                               gaming  business  and the  licensing
                               of   property   to  such   business.
                               PlayStar    Delaware's     principal
                               offices  are  located  at c/o United
                               Corporate  Services,  Inc.,  15 East
                               North   Street,    Dover,   Delaware
                               19901.      PlayStar      Delaware's
                               telephone number is (268) 562-0073.

PLAYSTAR WYOMING/ANTIGUA.......PlayStar  Wyoming is a newly  formed
                               Wyoming  company and a  wholly-owned
                               subsidiary  of  PlayStar   Delaware.
                               PlayStar  Wyoming was formed for the
                               purpose    of    effectuating    the
                               reorganization  of PlayStar Delaware
                               as an  Antigua  corporation.  At the
                               effective      time      of      the
                               Reorganization,   PlayStar  Delaware
                               will  be   merged   with   and  into
                               PlayStar  Wyoming,  which,  pursuant
                               to    a    statutory    continuation
                               procedure,  will  become an  Antigua
                               corporation    and,    through   the
                               Subsidiaries   continue  to  conduct
                               the  business  in which  PlayStar is
                               now  engaged.   PlayStar   Antigua's
                               principal  offices  will be  located
                               at  60  Nevis  Street,  St.  John's,
                               Antigua BW1, West Indies.

THE REORGANIZATION

GENERAL........................The Board of  Directors  of PlayStar
                               Delaware  has  unanimously  approved
                               and  the   holders   of  more   than
                               66-2/3% of the outstanding  PlayStar
                               Delaware     Common    Stock    (the
                               "Consenting      Holders")      have
                               approved,   a   proposed   corporate
                               reorganization                  (the
                               "Reorganization")  pursuant to which
                               PlayStar    Antigua,    an   Antigua
                               company,   will   succeed   to   the
                               business     of     the     PlayStar
                               companies.  The Reorganization  will
                               be  effected  pursuant to the Merger
                               Agreement  and the  Application  for
                               Certificate  of Transfer,  copies of
                               which are  attached  hereto as Annex
                               I and  Annex II,  respectively,  and
                               the terms of which are  incorporated
                               herein  by   reference.   After  the
                               consummation of the  Reorganization,
                               PlayStar  Antigua will,  through the
                               Subsidiaries,  continue  to  conduct
                               the    businesses   in   which   the
                               PlayStar     companies    are    now
                               engaged.    The   relative    voting
                               rights    of    PlayStar    Delaware
                               stockholders   as   stockholders  of
                               PlayStar  Antigua will not change as
                               a  result  of  the   Reorganization.
                               See      "The       Reorganization,"
                               "Description  of  PlayStar   Antigua
                               Capital  Stock --  Voting  and Other
                               Rights,"        "Comparison       of
                               Stockholder"   and  the  Pro   Forma
                               Financial   information,    included
                               elsewhere herein.

REASONS FOR THE
REORGANIZATION.................The Board of Directors  of PlayStar
                               Delaware and the Consenting Holders
                               believe that the continuation  into
                               Antigua  will allow  PlayStar
                               Delaware to organize its international
                               business activities to take maximum
                               advantage of business,  tax and
                               financing environments which are more
                               favorable  than  those available  in
                               the  United  States. In particular,
                               the Board of Directors of PlayStar
                               Delaware and the Consenting Holders
                               have  approved  the  Reorganization
                               for the  following reasons:  (a) the
                               creation of an Antigua  parent
                               corporation  will reduce  corporate
                               income taxes  because,  unlike  the
                               United  States  tax system    which
                               imposes corporate   income  tax  on
                               the  worldwide income of United States
                               corporations, Antigua imposes no
                               corporate  income taxes on the
                               income  of an  Antigua  IBC.  Income
                               taxes  will  therefore be reduced to
                               the extent operations are  conducted
                               after the  Reorganization  by PlayStar
                               Antigua or its foreign (i.e.,
                               non-United States) subsidiaries;  (b)
                               the  Reorganization  may,  in
                               certain circumstances, have a favorable
                               effect on PlayStar Antigua's  ability
                               to sell  assets  or  raise additional
                               capital in the future;  (c) the
                               corporate  structure in the form
                               proposed by the  Reorganization  will
                               provide  greater  management
                               flexibility  and  control,  as  well
                               as a more  suitable corporate structure
                               for expansion of its current  business
                               and  future  acquisitions  and
                               diversification opportunities;  and
                               (d) after the  Reorganization,    the
                               regulatory   and   legal   compliance
                               costs,   as   well   as  the   legal
                               restrictions   on  the  business
                               activities  of  PlayStar will be
                               reduced.

THE REORGANIZATION.............The    Reorganization     will    be
                               accomplished  through  the merger of
                               PlayStar   Delaware  with  and  into
                               PlayStar Wyoming,  which will be the
                               surviving    corporation    in   the
                               Merger,    at   which    time   each
                               outstanding    share   of   PlayStar
                               Delaware  Common  Stock  (other than
                               shares of PlayStar  Delaware  Common
                               Stock held by  PlayStar  Delaware in
                               its treasury)  will,  subject to the
                               exercise  of  statutory  dissenters'
                               rights,  be automatically  converted
                               into   one   outstanding   share  of
                               PlayStar   Wyoming   Common   Stock.
                               Immediately    after   the   Merger,
                               PlayStar  Wyoming  will,  through  a
                               statutory  continuation   procedure,
                               become  PlayStar  Antigua,  at which
                               time  each   outstanding   share  of
                               PlayStar  Wyoming  Common Stock will
                               be automatically  converted into one
                               Ordinary     Share     subject    to
                               dissenters'  appraisal  rights.  See

                               "The    Merger     Agreement     and
                               Application   for   Certificate   of
                               Transfer,"   and   "Description   of
                               PlayStar Antigua Capital Stock".

EFFECTIVE TIME.................The   Reorganization   will   become
                               effective (the "Effective  Time") at
                               the  close of  business  on the date
                               that  a  certificate  of  merger  is
                               filed with the  Delaware and Wyoming
                               Secretary  of State as  required  by
                               Delaware  and Wyoming law and at the
                               time the  Certificate of Transfer is
                               issued by the Wyoming  Secretary  of
                               State    and   the    Articles    of
                               Continuance  are  obtained  from the
                               Director of  International  Business
                               Corporations,    Antigua.   PlayStar
                               Delaware    anticipates   that   the
                               Reorganization      will      become
                               effective  on or about  August  ___,
                               1998.

DIVIDENDS......................Holders of  Ordinary  Shares will be entitled  to  receive,  at any time,
                               such  dividends  as are  declared by
                               the Board of  Directors  of PlayStar
                               Antigua.       PlayStar      Antigua
                               currently    intends    to    retain
                               earnings  for use in its  respective
                               capital  requirements.  The  payment
                               of any future cash  dividends on the
                               Ordinary   Shares   is   necessarily
                               dependent   upon  the  earnings  and
                               financial    needs    of    PlayStar
                               Antigua,  respectively,  along  with
                               applicable   legal  and  contractual
                               restrictions.  See  "Description  of
                               PlayStar  Antigua  Capital  Stock --
                               Dividend Rights."

LIQUIDATION....................In the event of the  liquidation  of
                               PlayStar    Antigua,    holders   of
                               Ordinary Shares will  participate in
                               the assets of PlayStar  Antigua pari
                               passu with the  holders of any other
                               class     of     ordinary     shares
                               outstanding.

VOTING RIGHTS..................Each   Ordinary    Share   will   be
                               entitled  to one vote in the affairs
                               of     PlayStar     Antigua.     See
                               "Description  of  PlayStar   Antigua
                               Capital  Stock --  Voting  and Other
                               Rights".

COMPARISON OF RIGHTS OF
STOCKHOLDERS...................The  principal   attributes  of  the
                               PlayStar  Delaware  Common Stock and
                               the   PlayStar    Antigua   Ordinary
                               Shares  will  be  similar.  However,
                               there   are   certain    differences
                               between  the rights of  stockholders
                               under   Delaware   law  and  Antigua
                               law.  In  addition,  there  will  be
                               differences     between     PlayStar
                               Delaware's       Certificate      of
                               Incorporation    and    Bylaws   and
                               PlayStar   Antigua's   Articles   of
                               Continuance    and   By-Laws.    See
                               "Comparison of Stockholder Rights".

TAX CONSIDERATIONS.............The  following is a brief summary of the  United  States  federal  income
                               tax      consequences     of     the
                               Reorganization  and is not  intended
                               to be,  nor  should it be  construed
                               to  be,  advice  to  any  particular
                               stockholder  of  PlayStar  Delaware.
                               Stockholders  of  PlayStar  Delaware
                               should   consult   their   own   tax
                               advisors   with   respect  to  their
                               particular  circumstances.   A  more
                               detailed   summary  of  certain  tax
                               consequences  of the  Reorganization
                               is  set  out  under   "Certain   Tax
                               Considerations"  in  the  discussion
                               contained   in   this    Information
                               Statement/Prospectus.  There  are no
                               regulations,  published  rulings  or
                               judicial   decisions   directly   on
                               point   with   respect   to  certain
                               aspects  of the  Reorganization  and
                               the    securities   to   be   issued
                               pursuant    thereto.    Accordingly,
                               unqualified  conclusions  on certain
                               matters,  as  indicated  below,  are
                               not  possible.   PlayStar   Delaware
                               does not  intend to request a ruling
                               from  the  United  States   Internal
                               Revenue    Service    ("IRS")   with
                               respect   to   the   Reorganization.
                               Stockholders  are  urged to  consult
                               their  own  tax  advisors  as to the
                               particular tax  consequences to them
                               of the Reorganization.

                               The receipt of Ordinary  Shares by
                               United  States stockholders  in
                               exchange for  PlayStar  Delaware
                               Common Stock should not be a taxable
                               exchange for  an exchanging
                               stockholder. However, an exchanging
                               stockholder  who is a United  States
                               person that directly,  indirectly or
                               by attribution  owns 10% or  more of
                               the  outstanding  stock  of  PlayStar
                               Delaware   at   the   Effective  Time
                               of   the  Reorganization  could   be
                               subject  to  materially  adverse
                               United  States  federal  income  tax
                               consequences  as a result of the
                               Reorganization.  In addition,
                               subsequent to the Reorganization,  a
                               stockholder  of PlayStar  Antigua who
                               is a United  States  person could be
                               subject  to  potentially   adverse
                               United  States  federal   income  tax
                               consequences   if  PlayStar   Antigua
                               becomes  a  "passive foreign
                               investment  company" as defined
                               under United States federal income tax
                               law.

                               STOCKHOLDERS   ARE   ADVISED  TO  READ
                               THE  MORE DETAILED SUMMARY OF THE TAX
                               CONSEQUENCES OF THE   REORGANIZATION,
                               AS SET FORTH UNDER  "CERTAIN TAX
                               CONSIDERATIONS".

RIGHTS OF DISSENTING
 STOCKHOLDERS..................Under  applicable  Delaware law, the holders of PlayStar  Delaware Common
                               Stock are  entitled  to  dissenters'
                               appraisal    rights,    subject   to
                               compliance  with the  procedures set
                               forth   in   Section   262   of  the
                               Delaware  General   Corporation  Law
                               (the  "DGCL"),  in  connection  with
                               the  Reorganization.  See "Rights of
                               Dissenting Stockholders".

RISK FACTORS...................See "Risk  Factors" for a discussion
                               of  certain   risk   factors  to  be
                               considered  in  connection  with the
                               Reorganization  and the ownership of
                               the  Ordinary   Shares  of  PlayStar
                               Antigua.

STOCK EXCHANGE LISTING.........There is  currently  no  established
                               public   trading   market   for  the
                               Ordinary     Shares.     Immediately
                               following  the  Reorganization,  the
                               Ordinary  Shares  will be  listed on
                               the OTCBB under the symbol  "PSCKF,"
                               a symbol  which is  similar  to that
                               under  which the  PlayStar  Delaware
                               Common  Stock is  currently  listed.
                               See  "The  Reorganization  --  Stock
                               Listing".

EXCHANGE AGENT.................InterWest  Transfer  Company,   Inc.
                               will  act  as   Exchange   Agent  in
                               connection with the Reorganization.

 PER SHARE MARKET VALUE OF PLAYSTAR ANTIGUA AND PLAYSTAR DELAWARE


      Until the Effective Time of the Reorganization, there will be no market for the PlayStar Antigua Ordinary Shares although it is anticipated that the Ordinary Shares will be approved for trading on the Nasdaq OTC Bulletin Board. On March 19, 1997 the Common Stock of PlayStar Delaware was approved for trading on the OTCBB. The following table sets forth, for the periods indicated, the range of the high and low bid quotations (as reported by NASDAQ). The bid quotations set forth below, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:


                                             High        Low
    Fiscal Year Ended June 30, 1997
       Third Quarter (from March 19, 1997)   $2.50      $0.25
       Fourth Quarter..................      $2.50      $1.00

    Fiscal Year Ended June 30, 1998
       First Quarter...................      $2.9375    $1.00
       Second Quarter..................      $3.125     $0.38
       Third Quarter ..................      $1.01       $.42
       Fourth Quarter..................      $0.70       $.51

    Fiscal Year Ended June 30, 1999
      First Quarter (through July 15, 1998)  $0.77      $0.53

      On July 15, 1998, the last reported sales price of the PlayStar Delaware Common Stock, as reported by the OTCBB was $0.53. As of May 19, 1998, there were 51 holders of record of PlayStar Delaware's Common Stock. PlayStar has not declared or paid any cash dividends on its Common Stock since its inception, and PlayStar's Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon PlayStar's results of operations, financial condition, cash requirements and other factors deemed relevant by PlayStar's Board of Directors.

                           RISK FACTORS

      The information contained in this report contains "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk. Accordingly, PlayStar Delaware stockholders should carefully read this entire Information Statement/Prospectus and the following risk factors should be considered carefully in evaluating the Reorganization, PlayStar Antigua and its proposed businesses.

History of Losses and Company's Ability to Continue as a Going Concern

      PlayStar is a development stage company and the operations of it and its subsidiaries are subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. PlayStar has incurred net losses since its inception and will continue to incur losses. From its inception on October 3, 1996 through March 31, 1998, PlayStar has incurred cumulative net losses of $2,603,671, including a net loss of $676,939 for the nine months ended March 31, 1998. PlayStar should be evaluated in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies. Due to a number of factors, the ability to commercialize the products and technology of the Subsidiaries, PlayStar does not believe that revenues generated by the Subsidiaries will be sufficient to support its operations in fiscal 1998. Therefore, in the foreseeable future, PlayStar believes that such expenses will increase its net losses, and there can be no assurance that PlayStar will ever be profitable.

      As of July __, 1998, PlayStar had approximately $2,475,000 of cash. Until the commencement of the Reorganization, PlayStar will expend approximately $160,000 per month. Once the Reorganization is consummated, PlayStar's expenditures will decline to approximately $60,000 per month. While management anticipates raising additional capital through sales of unregistered shares of its Common Stock conducted under exemptions provided by the Securities Act or by the rules of the Commission, there can be no assurance that the Company will be able to obtain adequate financing to support its operations. Even if PlayStar is unable to raise additional capital, management believes that PlayStar will have sufficient funds to commence and conduct its operations for at least the next 12 months, not including any revenues generated from the operations of Antigua Casino.

Legal Impediments and Government Regulation

      Licensing; Jurisdiction

      The gaming industry is highly regulated in many parts of the world, including the United States, where the ownership and operation of land-based gaming facilities (i.e., not including sports wagering) of the type to be conducted by Antigua Casino have traditionally been regulated on a state-by-state basis with additional federal regulation of certain criminal activities connected to gambling. Companies engaged in gaming activities must adhere to the legal requirements of each jurisdiction in which they operate and offer their services.

      Antigua Casino currently intends to offer its services internationally, including throughout the United States. Antigua Casino does not currently intend to seek licenses to operate its Internet casino in any other jurisdiction nor does Antigua Casino intend to restrict or control access to its services based on user citizenship or location. However, the law of the Internet is not well developed and there can be no assurance that a jurisdiction in which the user is located will not successfully assert jurisdiction over the gaming activities of

Antigua Casino. This may be an issue in the United States (discussed further below) as well as in the other jurisdictions in which Antigua Casino customers are domiciled. In the event that it is determined that Antigua Casino is subject to the laws of jurisdictions other than Antigua, Antigua Casino would have to obtain a license in order to offer its gaming services to customers within these jurisdictions. There can be no assurance that any such licenses could be obtained. Moreover, if it is determined that Antigua Casino is operating gaming operations in a jurisdiction without a license, Antigua Casino and its officers and directors may become subject to criminal and civil penalties imposed by such jurisdiction for violating its laws. The occurrence of any of these events could have a material adverse effect on the business of PlayStar and, if many jurisdictions were successful in asserting jurisdiction over Antigua Casino, Antigua Casino could be forced to cease all gaming operations.

      A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. All 50 states currently have statutes or regulations restricting or even prohibiting gambling activities. In most states it is illegal for anyone operating a gambling business either to accept or make a wager, with certain state-by-state statutory exceptions. The Attorneys General for at least three states, Florida, Minnesota and Texas, have issued either formal opinions or warnings that certain Internet gaming activities are illegal in those states. The Attorney General for the state of Wisconsin has also taken action against Internet gaming companies.

      In addition, the Federal Interstate Wire Act contains provisions which may make it a crime for anyone in the business of gambling to use an interstate or international telephone line to transmit information in the placing of bets, unless the betting is legal in the jurisdictions from which and into which the transmission is made. Other federal laws impacting gaming activities include the Interstate Wagering Paraphernalia Act, the Travel Act and the Organized Crime Control Act. As discussed below, in March 1998, the United States Attorney for the Southern District of New York filed several criminal complaints against the owners and managers of six Internet sports betting companies headquartered in the Caribbean or Central America. Those cases are the first federal prosecutions of sports betting over the Internet. PlayStar believes the conduct at issue in those cases differs from its proposed business which involves casino gaming, not sports betting. Moreover, unlike the defendants in the sports betting complaints, PlayStar does not plan to maintain marketing offices in the United States or mail promotional literature from locations in the United States.

      A risk exists, however, that federal or state authorities may view PlayStar as having violated gaming regulations. Those authorities could initiate civil or criminal proceedings against PlayStar and/or its employees. The results of such proceedings could include substantial litigation expense, fines, incarceration of company executives, diversion of the attention of key company employees, disqualification of PlayStar for licensure in the United States, and injunctions or other prohibitions preventing PlayStar from engaging in its anticipated business activities.

      It is uncertain whether the fact that Antigua Casino's on line gaming business is legal in Antigua would insulate PlayStar from either civil or criminal liability under state or federal statutes regulating gambling. Courts considering whether to exercise personal jurisdiction over a business operating through the Internet have exercised jurisdiction over defendants who make a conscious choice to conduct business with the residents of a foreign state. For example, certain entities engaged in the Internet gaming business have been the subject of criminal complaints at the state level. In September 1997, the Minnesota Court of Appeals considered a state civil consumer protection complaint and concluded that a Belize-based Internet gambling business was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997). This matter is currently on appeal. In March 1998, the United States District Court for the Western District of Texas concluded that a California casino that maintained a website was subject to jurisdiction in Texas since the site was available in Texas and the casino accepted business from Texas residents. See Thompson v. Handa-Lopez, Inc., 1998 WL 142300 (W.D. Tex. Mar. 28, 1998).

      Further, various regulatory and legislative agencies are conducting studies of interstate and interactive wagering, including the National Gambling Impact Study Commission. No assurance can be given that new legislation will not be adopted which limits, impedes or prohibits either the activities in which Antigua Casino proposes to engage with respect to actual wagering or the type of activities associated with such wagering. Any change in either the substance or the enforcement of the applicable rules and regulations in these areas could have a material adverse affect on PlayStar's business and prospects. Certain legislation is currently being considered in Congress (see discussion of the Kyl Bill below) and individual states in this regard.

      Proposed  Internet  Gambling   Prohibition  Act  (Kyl  Bill);
Potential Impact of Kyl Bill

      On October 27, 1997, the Senate Judiciary Committee approved a bill (S-474) introduced by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States (the "Bill"). If passed as law, the Bill would classify gaming over the Internet as a federal offense. While the Bill allows for intrastate wagering via the Internet, the Bill prohibits interstate bets. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. The Bill also requires the Secretary of State and the Secretary of the Treasury to seek an international agreement to enforce the law. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located.

      If the Bill becomes law, it could have a significant effect on PlayStar's operations. In the near term, PlayStar anticipates that approximately 80% of its revenues will be generated from United States citizens. If the Bill passes, the Subsidiaries might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of United States citizens occurs. Since the Bill also prohibits United States citizens from gaming on the Internet, the Subsidiaries may be expected to lose a significant portion of their customer base if the Bill becomes law. Moreover, if, as the Bill contemplates, an international agreement is reached to prohibit Internet gaming, PlayStar may be forced to cease all operations.

      Prohibition on Wagering Services

      In the future, Antigua Casino may seek to offer (in addition to gaming services) wagering services on sporting and/or other events. However, Antigua Casino does not intend to offer wagering services at least until the applicable legal and regulatory environment is clarified, if at all. The use of the Internet for such wagering services may violate the United States federal wire statute. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports wagering companies headquartered in the Caribbean and Central America. Additional similar indictments have since been issued. These individuals, all of whom are citizens of the United States, were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct wagering operations, including one which was licensed by the Government of Antigua.

Certain Tax Consequences

      PlayStar believes that the consummation of the Reorganization will be, in part, a taxable transaction to PlayStar in which a portion of the gain realized on the transaction will be potentially subject to United States federal income tax. However, based on the appraised fair market value of the assets of PlayStar Delaware as of March 31, 1998 (which reflects an appraised fair market value of $0.37 per share of PlayStar Delaware Common Stock as of March 31, 1998), and the availability of deductions for, and the net operating loss carry over to, the taxable year that will include the Reorganization, PlayStar believes a reasonable position can be taken that the United States federal income tax imposed on it as a result of the consummation of the Reorganization will not be material. Nevertheless, there is a risk that it may be ultimately determined that any gain realized by PlayStar upon the consummation of the Reorganization would be taxable in full for United States federal income tax purposes. Based on the current appraised value of the assets, and the tax attributes, of PlayStar Delaware, the maximum United States federal income tax cost arising from the Reorganization would be approximately $1.9 Million. The appraisal of PlayStar

Delaware's assets, although performed by an independent appraiser, is not binding on the IRS or the courts. If the fair market value of PlayStar Delaware's assets was ultimately determined to be in excess of the appraised value, the United States federal income tax cost arising from the Reorganization could be in excess of $1.9 million. In addition, the consummation of the Reorganization may also result in potential adverse United States federal income tax consequences to stockholders of PlayStar Delaware who are United States persons that directly, indirectly or by attribution, own 10% or more of the outstanding PlayStar Delaware Common Stock at the Effective Time of the Reorganization. See "Certain Tax Considerations."

Absence of Prior Market

      Currently, there is no established trading market for the PlayStar Antigua Ordinary Shares. Although an application has been made to list the Ordinary Shares for trading on the OTCBB, there can be no assurance that such shares will be approved for listing or that an active public market for the Ordinary Shares will develop or be sustained.

The Internet Gaming Industry Generally

     In general, there can be no assurance that PlayStar will be able to realize revenues and attain profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". Moreover, there are substantial questions regarding the legality of Internet gaming activities. See "Risk Factors - Legal Impediments and Government Regulation."

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are certain market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers.

Technological Changes/Competition

      The industry of offering gaming services and casino style games over the Internet is characterized by rapid and significant technological change in the computer, software and telephony services. Many entities are engaged in research and development with respect to offering gaming services on the Internet. A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those developed by the PlayStar's Subsidiaries. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. There can be no assurance that PlayStar's competitors will not develop technologies and products that are more effective and efficient than PlayStar Limited's technology and products or that PlayStar Limited's technology and products will not be rendered obsolete by such developments. There can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than those offered by the Subsidiaries.

Risks of Foreign Operations

      Antigua Casino and PlayStar Limited will derive all of their revenues from non-Antigua sources. Risks inherent in foreign operations include loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. Other risks inherent in foreign operations are the possibility of realizing foreign currency exchange losses when transactions are completed in currencies other than United States dollars and the Subsidiaries' ability or lack of same to freely repatriate its earnings under foreign exchange control laws.

      Furthermore, Antigua Casino and PlayStar Limited may have to comply with the local laws and regulations in those foreign jurisdictions in which they elect or are deemed to elect to offer products and services. There can be no assurance that the Subsidiaries will be able to comply with such laws and regulations. See "Regulation". In the past, there have been significant fluctuations in the exchange rates between the dollar and the currencies in many of the countries in which PlayStar anticipates its subsidiaries doing business. Further, foreign countries may impose limitations on the amount of currency that may be withdrawn or repatriated from such countries. Such limitations, if imposed, could adversely affect PlayStar's liquidity and business.

Dependence on Key Personnel

      The future success of Antigua Casino and PlayStar Limited is dependent on certain key management and technical personnel. The Subsidiaries primarily rely upon consultants and advisors who are not employees of the Subsidiaries. The loss of key personnel by the Subsidiaries could have an adverse effect on the operations of PlayStar. PlayStar does not maintain key-man life insurance on any such key personnel. The Subsidiaries also plan to hire additional key employees in fiscal 1998. Competition for qualified employees is intense, and an inability to attract, retain and motivate additional, highly-skilled personnel required for the expansion of PlayStar's operations could adversely affect PlayStar's business, financial condition and results of operations. The Subsidiaries' ability to retain existing personnel and attract new personnel may be adversely affected by its current financial situation. There can be no assurance that the Subsidiaries will be able to retain its existing personnel or attract additional, qualified persons when required and on acceptable terms.

Patents, Copyrights and Trade Secrets

      As of the date hereof, PlayStar does not own or otherwise control any registered patents, copyrights or trademarks. As the Subsidiaries' research and development efforts progress, PlayStar will attempt to protect its Subsidiaries' proprietary technology by relying on trade secrecy laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology. To date, PlayStar Limited has entered similar types of agreements only with Dreamplay Research Corp. ("Dreamplay"). Despite these anticipated protections, no assurance can be given that others will not independently develop or obtain access to such technology or that PlayStar's competitive position will not be adversely affected thereby.

      The  Subsidiaries'  businesses  are  based  on  technologies  acquired  or otherwise licensed from third parties. There can be no assurance that those entities licensing or developing the Subsidiaries' technology will have the financial resources necessary to enforce any patent or copyright rights they may hold. Although PlayStar is not aware of any infringement claim against its Subsidiaries' technology, in the event that a future claim against the technology developer and/or the Subsidiaries are successful, it may be necessary for the Subsidiaries to obtain additional licenses to such patents or to other patents or proprietary technology. There can be no assurance that the Subsidiaries will be able to obtain any such licenses on commercially reasonable terms. Any disclosure of such technology or development of substantially equivalent technology could result in increased competition that could materially and adversely affect the Subsidiaries' revenues and costs of sales.

Future Sales of Common Stock; Exercise of Options and Warrants

      The number of shares of PlayStar's outstanding Common Stock held by non-affiliates is large relative to the trading volume of the Common Stock. Any substantial sale of Common Stock or even the possibility of such sales occurring may have an adverse effect on the market price of the Common Stock.

      As of April 30, 1998, PlayStar had outstanding options and warrants to purchase an aggregate of 3,980,000 shares of Common Stock. More than 10% of such outstanding options and warrants are held by each of Julius Patta and Hemery Trustees Limited, who beneficially hold 1,250,000 and 700,000 options, respectively. PlayStar has also reserved up to an additional 5,963,000 shares of Common Stock for issuance upon exercise of options which have not yet been granted under PlayStar's stock option plan. Holders of such warrants and options are likely to exercise them when, in all likelihood, PlayStar could obtain additional capital on terms more favorable than those provided by the options and warrants. Further, while its warrants and options are outstanding, PlayStar's ability to obtain additional financing on favorable terms may be adversely affected.

Possible Volatility of Stock Price

      The market price of the PlayStar Antigua's Ordinary Shares may be highly volatile. Quarterly operating results of PlayStar, changes in general conditions in the economy, the financial markets, or the Internet gaming industry generally, changes in financial estimates by securities analysts or failure by PlayStar to meet such estimates, litigation involving PlayStar or its Subsidiaries, actions by governmental agencies or other developments affecting PlayStar or its competitors, could cause the market price of the PlayStar Antigua's Ordinary Shares to fluctuate substantially. In particular, the stock market may experience significant price and volume fluctuations which may affect the market price of the Ordinary Shares for reasons that are unrelated to PlayStar's operating performance and that are beyond PlayStar's control.

Risks of Penny Stocks

      Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving "a penny stock." Subject to certain exceptions, a penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. The PlayStar Antigua Ordinary Shares are expected to be deemed penny stock for purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in the Ordinary Shares, which could severely limit the market liquidity of the Ordinary Shares and impede the sale of the Ordinary Shares in the secondary market.

      Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Potential Anti-Takeover Effect

      PlayStar's Board of Directors has the authority, without further approval of PlayStar's shareholders, to issue preference shares (the "Series Preference Shares") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Series Preference Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of PlayStar and may adversely affect the rights of holders of Ordinary Shares.

                        THE REORGANIZATION

General

      The Board of Directors of PlayStar Delaware has unanimously approved, and the Consenting Holders have approved, a corporate reorganization (the "Reorganization") pursuant to which PlayStar Delaware will become an Antigua corporation. It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. After the consummation of the Reorganization, PlayStar Antigua will continue to conduct the business in which PlayStar Delaware is now engaged. The relative voting rights of PlayStar Antigua will not change as a result of the Reorganization. See "Description of PlayStar Antigua Capital Stock --Voting and Other Rights" and "Comparison of Rights of Stockholders".

Background and Reasons for the Reorganization

      International activities of PlayStar Delaware's Subsidiaries will be a significant part of PlayStar Delaware's business activities. PlayStar Delaware's income is expected to be primarily derived from activities outside of the United States.

      The Board of Directors of PlayStar Delaware believes that the establishment of an Antigua holding company for PlayStar and the Subsidiaries will allow PlayStar to organize its international business activities to benefit from more favorable business, tax and financing environments than would be available to it if the parent corporation were a United States corporation. Accordingly, the Board of Directors of PlayStar Delaware and the Consenting Holders believe the Reorganization should have a favorable impact on the conduct of PlayStar's future business operations. In particular, the Board of Directors and the Consenting Holders have approved the Reorganization for the following reasons:

           (i) The Board and the Consenting Holders believe that the creation of an Antigua parent corporation will reduce corporate income taxes because, unlike the United States tax system which imposes corporate income tax on the worldwide income of United States corporations, Antigua imposes no corporate income taxes on the income of an Antigua IBC. Income taxes will therefore be reduced to the extent operations are conducted after the Reorganization by PlayStar Antigua or its Subsidiaries.

           (ii) The Board and the Consenting Holders believe that the change of domicile may have a favorable effect on PlayStar's ability to sell assets or raise additional capital in the future. The United States Internal Revenue Code (the "Code") currently provides for the payment of certain estate taxes in respect of the value of shares in a United States corporation owned by a non-United States investor. In addition, the distributions with respect to stock in a United States corporation to non-resident aliens could be subject to certain withholding taxes under the Code. The Code currently does not generally provide for withholding taxes on distributions to non-resident aliens in respect of stock of a non-United States corporation.

           (iii)The Board and the Consenting Holders believe that a holding company structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of PlayStar's current business and future acquisitions and diversification opportunities. PlayStar currently has no plans for specific acquisitions or to diversity its business from the business it is currently conducting.

           (iv) The Board and the Consenting Holders believe that, as a result of the proposed legislation in Congress which would subject Internet gaming activities to United States Federal law and the existence of different regulatory schemes of the various states which currently regulate gaming activity in the United States, PlayStar faces legal impediments to conducting its proposed activities within the United
      States. An Antigua domiciled corporation provides a clearer, more favorable, regulatory environment for PlayStar's business operations.

      The Reorganization structure contemplates that PlayStar Delaware will first become a Wyoming corporation before becoming an Antigua corporation. The Board and the Consenting Holders structured the Reorganization to include the merger of PlayStar Delaware with and into PlayStar Wyoming because Wyoming law provides for a continuation procedure effective upon the consent of a supermajority of corporate shareholders. In contrast, Delaware law requires the unanimous consent of stockholders to consummate an offshore reincorporation. In light of the foregoing, the Board and the Consenting Holders determined that the proposed Reorganization structure would allow PlayStar to achieve the benefits discussed above without the logistical hardship of obtaining unanimous stockholder approval.

      The Board and the Consenting Holders consulted with PlayStar Delaware's management and its financial and legal advisors in considering the foregoing factors and other factors in determining to approve the Reorganization.

THE BOARD OF DIRECTORS OF PLAYSTAR DELAWARE HAS UNANIMOUSLY APPROVED AND THE CONSENTING HOLDERS HAVE APPROVED THE PROPOSED REORGANIZATION.


 THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF TRANSFER

General

      It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. Pursuant to the Merger Agreement and the Application for Certificate of Transfer:

           (i) PlayStar Delaware will be merged with and into PlayStar Wyoming, with PlayStar Wyoming being the surviving corporation. PlayStar Wyoming will then file the Application for Certificate of Transfer with the Secretary of State of the State of Wyoming. A Certificate of Transfer will be issued by the Secretary of State of the State of Wyoming, and the Articles of Continuance and a Certificate of Continuance will be issued by the Director of International Business Corporations, Antigua, which will result in PlayStar Wyoming becoming an Antigua corporation pursuant to a continuation procedure under Antigua and Wyoming law.

           (ii) The outstanding shares of PlayStar Delaware Common Stock will be automatically converted into a number of shares of common stock of PlayStar Wyoming equal to the number of shares of PlayStar Delaware's Common Stock outstanding immediately prior to the Effective Time of the Merger.

           (iii)Each outstanding share of common stock of PlayStar Wyoming will be automatically converted into one Ordinary Share of PlayStar Antigua upon the filing of the Articles of Continuance and the obtaining of a Certificate of Continuance from the Director of International Business Corporations, Antigua.

      As a result of the foregoing, upon effectiveness of the Merger and the Certificate of Continuance, PlayStar Delaware and PlayStar Wyoming will cease to exist as such, and all the Ordinary Shares of PlayStar Antigua outstanding immediately after the Reorganization will be owned share for share by former holders of PlayStar Delaware Common Stock.

      The certificate of incorporation of PlayStar Wyoming shall be the Certificate of Incorporation of the surviving corporation of the Merger and will read as set forth in the annex to the Merger Agreement and, upon the issuance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and the obtaining of the Articles of Continuance and a Certificate of Continuance from the Director of International Business Corporations, Antigua, the Articles of Incorporation of PlayStar Wyoming shall be the Articles of Continuance of PlayStar Antigua.

Amendment/Termination

      PlayStar Delaware and PlayStar Wyoming, by action of their respective Boards of Directors, may amend, modify or supplement the Merger Agreement or the Application for Certificate of Transfer at any time; provided that no amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

      The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, by action of the Board of Directors of PlayStar Delaware or PlayStar Wyoming.

Effective Time

      If the Merger Agreement is not terminated, the Reorganization will become effective (the "Effective Time") at the close of business on the date that an appropriate certificate of merger is filed with the Delaware Secretary of State and the Wyoming Secretary of State as required by Delaware and Wyoming law or at such later time as is specified in such certificate of merger; and the date that the Certificate of Transfer has been issued by the Secretary of State of the State of Wyoming and the Articles of Continuance and the Certificate of Continuance have been obtained from the Director of International Business Corporations, Antigua, as required by Wyoming and Antigua law. PlayStar Delaware anticipates that the Reorganization will become effective on or about August __, 1998.

      Immediately following the Effective Time of the Reorganization, PlayStar Antigua will have the same subsidiaries and affiliates and the same directors and executive officers as PlayStar Delaware had immediately prior to such date.

Exchange of Share Certificates

      Immediately following the Effective Time of the Reorganization, the stockholders of PlayStar Delaware immediately prior to the Effective Time will automatically become the owners of PlayStar Antigua's Ordinary Shares and, as of the Effective Time, will cease to be owners of PlayStar Delaware Common Stock. Stock certificates representing PlayStar Delaware Common Stock will, at the Effective Time automatically represent Ordinary Shares. Holders of PlayStar Delaware Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Should a stockholder desire to sell some or all of his Ordinary Shares after the Effective Time, delivery of the stock certificate or certificates which previously represented shares of PlayStar Delaware Common Stock will be sufficient.

      Following the Reorganization, certificates bearing the name of PlayStar Antigua will be issued in the normal course upon surrender for transfer or exchange of outstanding certificates representing PlayStar Delaware Common Stock. If any stockholder surrenders a certificate representing shares of PlayStar Delaware Common Stock for exchange or transfer and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing the PlayStar Delaware Common Stock, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

Stock Option Plan

      Pursuant to PlayStar Delaware's 1996 Stock Option Plan, such Plan will become a stock option plan of PlayStar Wyoming upon the Merger, and of PlayStar

Antigua upon the continuance, and each stock option of PlayStar Delaware issued prior to the Merger will become on stock option of PlayStar Wyoming upon the Merger and of PlayStar Antigua upon the continuance.

      The Consenting Holders' approval of the Reorganization also constitutes stockholder approval of amendments to the stock option benefit plan providing for future use of Ordinary Shares in lieu of PlayStar Delaware Common Stock thereunder.

Stock Listing

      There is currently no established public trading market for the Ordinary Shares. Immediately following the Reorganization, management believes that the Ordinary Shares will be listed on the OTCBB under the symbol "PSCKF", a symbol which is substantially similar to that under which the PlayStar Delaware Common Stock is currently listed.

Accounting Treatment of the Reorganization

      The creation of PlayStar Antigua upon the continuation of PlayStar Wyoming into Antigua in connection with the Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).


                 RIGHTS OF DISSENTING STOCKHOLDERS

General

      Stockholders of PlayStar  Delaware who follow the procedures  specified in
Section 262 of the DGCL ("Section 262") will be entitled to have their shares of PlayStar Delaware Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, as determined by such Court. In order to take advantage of such rights, the procedures set forth in Section 262 must be strictly followed. Failure to comply with any of such procedures may result in a termination or waiver of appraisal rights under Section 262.

Section 262

      The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is attached as Annex III to this Information Statement/Prospectus.

       Under Section 262, a stockholder of PlayStar Delaware electing to exercise appraisal rights must both:

      (1) deliver to PlayStar Antigua within 20 days after the date of mailing of the notice of action taken by written consent relating to the Reorganization, a written demand for appraisal of his shares which reasonably informs PlayStar Antigua of the identity of the stockholder of record and that such record stockholder intends thereby to demand the appraisal of his shares of PlayStar Delaware Common Stock. Such written demand for appraisal should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Mr. William F.E. Tucker, Secretary, PlayStar Corporation, 60 Nevis Street, 2nd Floor, St. John's, Antigua BW1, West Indies within such 20 day period; and

      (2) not consent in writing to the proposal relating to the Reorganization.

       The written demand for appraisal must be made by or for the holder of record of PlayStar Delaware Common Stock registered in his name. Accordingly, such demand should be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on his stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity, and if the stock is owned of record by more than one person as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he is acting as agent for the record owner.

      A record owner, such as a broker, who holds PlayStar Delaware Common Stock as nominee for others may exercise his right of appraisal with respect to the shares held for all or less than all of the others. In such case the written demand should set forth the number of shares so covered. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

      Within 120 days after the date of the Effective Time, PlayStar Antigua or any stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of PlayStar Delaware Common Stock held by all stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. PlayStar Delaware stockholders seeking to exercise appraisal rights should not assume that PlayStar Antigua will file a petition with respect to the appraisal of the value of their shares or that PlayStar Antigua will initiate any negotiations with respect to the "fair value" of such shares. ACCORDINGLY, STOCKHOLDERS OF PLAYSTAR DELAWARE WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD REGARD IT AS THEIR OBLIGATION TO TAKE ALL STEPS NECESSARY TO PERFECT THEIR APPRAISAL RIGHTS IN THE MANNER PRESCRIBED IN SECTION 262.

      Within 120 days after the date of the Effective Time, any PlayStar Delaware stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from PlayStar Antigua a statement setting forth the aggregate number of shares of PlayStar Delaware Common Stock not voted in favor of adoption of the Reorganization and with respect to which demands for appraisal were received by PlayStar Antigua, and the number of holders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by PlayStar Antigua or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

      If a petition for an appraisal is timely filed, after a hearing on such petition the Delaware Court of Chancery will determine the stockholders of PlayStar Delaware entitled to appraisal rights and will appraise the value of the PlayStar Delaware Common Stock owned by such stockholders, determining its "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Reorganization. The Court will direct payment of the fair value of such shares together with a fair rate of interest, if any, on such fair value to stockholders entitled thereto upon surrender to PlayStar Antigua of stock certificates representing such shares. Upon application of a stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal.

      Although PlayStar Delaware believes that the consideration per share to be paid in the Reorganization is fair, it cannot make any representation as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value. Moreover, PlayStar Delaware may or may not argue in an appraisal proceeding for a determination of fair value by the Delaware Court of Chancery which is lower than the consideration per share in the Merger Agreement. In determining the fair value of the shares, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon considerations in addition to the price paid in the Reorganization, the market value of the shares, asset values and earning capacity. In Weinberger v. UOP, Inc. et al. (decided February

1, 1983), the Delaware Supreme Court stated with respect to Section 262, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should also be considered in an appraisal proceeding.

       Any stockholder of PlayStar Delaware who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, unless and until he shall deliver a written withdrawal of his demand for appraisal within the time period specified, be entitled to vote his shares for any purpose nor be entitled to the payment of dividends or other distributions on his shares (other than those payable to holders of record as of a date prior to the Effective
Time).

       If no petition for an appraisal is filed within the time provided, or if a stockholder of PlayStar Delaware delivers to PlayStar Antigua a written withdrawal of his demand for an appraisal and an acceptance of the Reorganization, either within 60 days after the Effective Time or with the written approval of PlayStar Antigua thereafter, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the consideration, without interest, to which he would have been entitled had he not demanded appraisal of his shares. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.


                    CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Consequences

      The following summary is based upon an opinion rendered by Baker & McKenzie, special United States federal income tax counsel to PlayStar, regarding the material United States federal income tax consequences generally applicable to holders of PlayStar Delaware Common Stock as a result of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to participate in the Reorganization or to own or dispose of Ordinary Shares. In particular, this summary of United States federal income tax matters deals only with holders who will hold shares as capital assets and does not address the tax treatment of the Reorganization or of the ownership and disposition of the Ordinary Shares under applicable State or local tax laws or the laws of any jurisdiction other than the United States. In addition, this summary does not address special federal income tax situations, such as rules applicable to holders who are securities dealers, financial institutions, insurance companies, or tax exempt organizations; who are holding shares as part of a hedging or larger integrated financial or conversion transaction; who are citizens or residents of a possession or territory of the United States; who are United States holders (as defined below) with a currency other than the U.S. dollar as their functional currency; who are holding shares pursuant to certain retirement plans; or who are holding shares pursuant to the exercise of an employee stock option or otherwise as compensation.

      This summary is based upon the federal income tax laws of the United States as in effect on the date hereof, including the United States Internal Revenue Code of 1986, as amended (the "Code"), which are subject to change, possibly with retroactive effect. In delivering its opinion, special United States federal income tax counsel has received and relied upon certain representations from PlayStar, and certain other information, data, documentation and other materials as special United States federal income tax counsel deems necessary. There are no regulations, published rulings or judicial decisions directly on point with respect to certain aspects of the Reorganization and the securities to be issued pursuant thereto, or to certain aspects of the continuing business operations of PlayStar. Accordingly, special United States federal income tax counsel is unable to reach an unqualified conclusion on certain matters as indicated below. An opinion of tax counsel is not binding upon either the United States Internal Revenue Service (the "IRS") or the courts. Stockholders of PlayStar should note that no rulings have been or are expected to be sought from the IRS with respect to any of the United States federal income tax considerations discussed below, and no assurance can be given that the IRS or ultimately the courts will not take contrary positions.

      Stockholders should consult their own tax advisers as to the United States federal income tax consequences of the Reorganization, of the continuing business operations of PlayStar and of the ownership and disposition of PlayStar Antigua Ordinary Shares, in addition to the effect of any State or local tax laws or the laws of any jurisdiction other than the United States. It is particularly important for exchanging stockholders who are United States holders (as defined below) who directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization to consult their own tax advisors as to the United States federal income tax consequences of the Reorganization. Moreover, all stockholders who are United States holders should consult their own tax advisers as to the rules summarized below with respect to passive foreign investment companies.

Definition of United States Holder

      As used herein, a "United States holder" means a beneficial owner of PlayStar Delaware Common Stock or PlayStar Antigua Ordinary Shares, as applicable, who is a United States person. A "United States person," in turn, means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any State thereof (unless, in the case of a partnership, future Treasury regulations presently authorized under the Code otherwise provide), or an estate or trust, the income of which is subject to United States federal income tax regardless of its source. A "resident" of the United States includes an individual that (i) is lawfully admitted for permanent residence in the United States, (ii) is present in the United States for 183 days or more during a calendar year; or (iii)(a) is present in the United States for 31 days or more during a calendar year, (b) is present in the United States for an aggregate of 183 days or more, on a weighted basis, over a 3-year period ending in such calendar year, and (c) does not have a closer connection to a "tax home" that is located outside the United States.

The Reorganization of PlayStar

      Prior to the Reorganization, PlayStar Delaware will own 100% of the outstanding shares of PlayStar Limited, a Channel Islands company. PlayStar Limited, in turn, will own 100% of the outstanding shares of Antigua Casino. (See "Business of PlayStar Delaware and PlayStar Antigua - Description of Business of PlayStar" below). For United States federal income tax purposes, each of PlayStar Limited and Antigua Casino has elected to be treated as a pass-through entity for United States federal income tax purposes. Thus, for all United States federal income tax purposes, the existence of PlayStar Limited or Antigua Casino as a separate corporation will be disregarded. For United States federal income tax purposes, PlayStar Delaware will be deemed to be the direct owner of the assets (including the intangible assets) held by PlayStar Limited or Antigua Casino, and PlayStar Delaware will be deemed to conduct the business operations conducted by PlayStar Limited or Antigua Casino.

      Receipt of Ordinary Shares

      The merger of PlayStar Delaware into PlayStar Wyoming and the immediately subsequent continuation of PlayStar Wyoming to Antigua, to become PlayStar Antigua, should be characterized for United States federal income tax purposes as one or two reorganizations described under Section 368(a)(1)(F) of the Code (an "F" reorganization), i.e., a mere change in the place of organization of one corporation, PlayStar. Generally, an "F" reorganization is a nontaxable transaction to all persons. However, because PlayStar will change its place of organization to a jurisdiction outside of the United States, the "F" reorganization potentially could give rise to United States federal income tax under Section 367 of the Code.

      Pursuant to Section 367(a) of the Code, the temporary Treasury regulations promulgated thereunder and IRS public pronouncements, the "F" reorganization of PlayStar should be recharacterized as three separate transactions for purposes of Section 367 of the Code, namely: (i) a transfer by PlayStar Delaware of all of its assets (including the assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) to PlayStar Antigua in exchange for Ordinary Shares of PlayStar Antigua, (ii) a distribution of the PlayStar Antigua Ordinary Shares by PlayStar Delaware, and (iii) an exchange by the stockholders of PlayStar Delaware of their PlayStar Delaware Common Stock for the PlayStar Antigua

Ordinary Shares. In addition, upon the establishment of PlayStar Antigua, PlayStar's taxable year for United States federal income tax purposes will close, and a new taxable year will commence at the Effective Time of the Reorganization.

      In accordance with Sections 354 and 367 of the Code, for transaction (iii) of the recharacterized "F" reorganization, both the United States and non-United States stockholders of PlayStar should not recognize any gain or loss on the exchange of their PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares. Consequently, for United States federal income tax purposes, the exchanging stockholders' respective adjusted tax bases in, and holding periods for, the Common Stock of PlayStar Delaware prior to the Reorganization should carry over and become their respective adjusted tax bases in, and holding periods for, the Ordinary Shares received in the Reorganization.

      Notwithstanding the nontaxable nature of the exchange of PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares, exchanging stockholders who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization (a "10%-or-greater U.S. stockholder") could be subject to materially adverse United States federal income tax consequences as a result of the Reorganization. In accordance with Section 367(d) of the Code and temporary Treasury regulations thereunder, as a result of the deemed transfer of intangible assets by PlayStar Delaware to PlayStar Antigua and PlayStar
Delaware's subsequent distribution of PlayStar Antigua Ordinary Shares as part of transactions (i) and (ii) of the recharacterized "F" reorganization described in the second preceding paragraph, a 10%-or-greater U.S. stockholder would be required to recognize, subsequent to the Reorganization, deemed royalty income from PlayStar Antigua. The amount of deemed royalty income to be taken into account by a 10%-or-greater U.S. stockholder for a taxable year would be an amount determined to be "commensurate" with the income derived by PlayStar Antigua for that year from the use of the ratable portion of the transferred intangible assets of PlayStar Delaware (including the transferred intangible assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) that was attributable to the 10%-or-greater U.S. stockholder's interest in PlayStar Delaware immediately prior to the Reorganization. Such deemed royalty income would be ordinary income, and would be taken into account annually over the remaining useful life of the transferred intangible assets (not to exceed twenty years). The source of such deemed royalty income (for United States foreign tax credit limitation purposes) would be generally determined by where the intangible assets were used by PlayStar Antigua. In accordance with (and subject to the rules of) the temporary Treasury regulations under Section 367(d), a 10%-or-greater U.S. stockholder could treat subsequent dividends distributed on the PlayStar Antigua Ordinary Shares as nontaxable income to the extent of the prior deemed royalty income taken into account by the stockholder. However, because a 10%-or-greater U.S. stockholder would not receive any amount with respect to the Ordinary Shares that would be proportionally in excess of the amounts paid or distributed to the other stockholders of PlayStar Antigua, and because the deemed royalty income would be required to be taken into account for a taxable year by a 10%-or-greater U.S. stockholder regardless of the amount actually distributed as a dividend by PlayStar Antigua for such year, a 10%-or-greater U.S. stockholder could be subject to United States federal income tax on income before it was received in cash, or even on income that was never received in cash by that stockholder, as a result of the Reorganization and the 10%-or-greater U.S. stockholder's retained ownership of the Ordinary Shares of PlayStar Antigua.

      Reporting Requirements

      Pursuant to Sections 367(b) and 368 of the Code, and the Treasury regulations thereunder, a United States holder will be required to file an information return with such holder's United States federal income tax return for the taxable year that includes the Reorganization. The information return must contain a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the exchange, including:

      (i)  a statement  of the cost or other basis of the  PlayStar    Delaware
           Common Stock transferred in the exchange,

      (ii) a  statement  of the fair market  value of the  PlayStar     Antigua
           Ordinary Shares received in the exchange, and

      (iii)if the United States holder realized but did not recognize gain on the exchange under the Reorganization, a statement that the exchange is an exchange to which Section 367(b) of the Code potentially applies.

      PlayStar Delaware intends to provide information to each United States holder so as to enable each such holder to timely file an information return as indicated above.

The Continuing Business Operations of PlayStar

      Taxation of PlayStar Antigua

      PlayStar Antigua will be classified as a "corporation" for all United States federal income tax purposes. The Ordinary Shares will be properly characterized as equity interests in PlayStar Antigua, and PlayStar Antigua will so characterize all such shares for all United States federal income tax purposes. PlayStar Antigua's taxable year end for United States federal income tax purposes will correspond to its fiscal year end of June 30th. PlayStar Antigua intends to report as a U.S. dollar functional currency taxpayer to the extent relevant for United States federal income tax purposes.

      Subsequent to the Reorganization, PlayStar Antigua will be subject to United States federal income tax only to the extent that it derives certain United States source income or income effectively connected with the conduct of a trade or business within the United States. PlayStar Antigua intends to conduct its business operations in a manner so that it should not have any United States source income or income effectively connected with the conduct of a trade or business within the United States that would be subject to United States federal income or withholding tax.

      Although not free from doubt, under current United States federal income tax law, PlayStar Antigua's income derived from providing Internet gaming services through business operations and activities conducted outside of the United States should be characterized as non-United States source income, not subject to United States federal income tax on a gross or net income basis (provided PlayStar Antigua does not conduct its business within the United States). However, the United States federal income tax rules applicable to Internet service providers, such as PlayStar, are currently under review by the IRS and the United States Congress. Pursuant to future IRS public pronouncements and/or future United States legislation, to the extent attributable to users of PlayStar Antigua's gaming services who are located in the United States, it is possible that all or a portion of the income derived by PlayStar Antigua from the conduct of its Internet business operations would be treated as United States source income, and, therefore, potentially subject to United States federal income tax on either a gross or net income basis. This result might be possible even though PlayStar Antigua conducts its business operations entirely outside of the United States.

      Nevertheless, because PlayStar Delaware is currently subject to United States federal income tax on all of its worldwide income, regardless of the source of that income and regardless of where it conducts its business, it is anticipated that the United States federal income tax imposed on PlayStar Antigua's business income will be significantly lower subsequent to the Reorganization, notwithstanding any future IRS public pronouncements and/or future United States legislation.

      Taxation of Stockholders - United States Holders

           Taxation of Dividends

      Subject to the discussion of the passive foreign investment company rules below, a United States holder will be required to include in gross income as a dividend when received (except as otherwise described above in the context of a "10%-or-greater U.S. stockholder" - see "United States Federal Income Tax Consequences - The Reorganization of PlayStar - Receipt of Ordinary Shares" above) the gross amount of any cash or the fair market value of any property distributed by PlayStar Antigua to the extent of its current and accumulated earnings and profits as determined under United States federal income tax principles. Distributions paid in any currency other than the U.S. dollar will be translated into U.S. dollars at the spot rate on the date the dividends are received, regardless of whether the dividends are in fact converted to U.S. dollars on that date.

      A distribution by PlayStar Antigua with respect to the Ordinary Shares in excess of its current and accumulated earnings and profits, as determined under United States federal income tax principles, will be treated as a tax-free return of basis in the Ordinary Shares to the extent of a United States holder's adjusted tax basis in such Ordinary Shares, with the balance of the distribution, if any, treated as a gain realized by the United States holder from the sale or disposition of the Ordinary Shares that is includible in gross income.

      The dividends paid by PlayStar Antigua will not be eligible for the dividends received deduction generally allowed to domestic corporations (such as PlayStar Delaware prior to the Reorganization). For purposes of the United States foreign tax credit limitation, dividends paid by PlayStar Antigua generally will constitute foreign source "passive income" (or, in the case of a holder who is a "financial services entity" as defined in regulations under the Code, "financial services income"). All non-corporate United States holders, and all United States holders that are corporations and which own less than 10% of the voting stock of PlayStar Antigua, will not be entitled to claim a foreign tax credit for any taxes paid by PlayStar Antigua or its subsidiaries.

           Taxation of Dispositions of Ordinary Shares

      A gain or loss realized and recognized by a United States holder on the sale or other disposition of an Ordinary Share will be subject to United States federal income tax on an amount equal to the difference between such United States holder's adjusted tax basis in the Ordinary Share and the amount realized on its disposition. A United States holder's adjusted tax basis in an Ordinary Share will generally be equal to the holder's adjusted tax basis in a share of PlayStar Delaware Common Stock prior to the Reorganization reduced (but not below zero) by the U.S. dollar value of any subsequent distribution by PlayStar Antigua that is treated as a tax-free return of basis.

      With the exception of gain, if any, subject to the passive foreign investment company rules as discussed below, any gain or loss recognized upon the sale or other disposition of an Ordinary Share will be either short-term capital gain or loss or, if held for more than one year, long-term capital gain or loss. As discussed above (see "United States Federal Income Tax Consequences
- The Reorganization of PlayStar - Receipt of Ordinary Shares"), a United States holder's holding period for an Ordinary Share will include the applicable holding period for the share of PlayStar Delaware Common Stock exchanged by the holder in the Reorganization. For non-corporate United States holders, the United States income tax rate applicable to a net long-term capital gain recognized for a year currently will not exceed (i) 20% provided the net long-term capital gain arose on the disposition of an Ordinary Share held for more than 18 months, and (ii) 28% for any other net long-term capital gain. For corporate United States holders, a capital gain is currently taxed at the same rate as ordinary income. The deductibility of a capital loss, however, is subject to limitations for both non-corporate and corporate United States holders.

      For purposes of the United States foreign tax credit limitation, a recognized gain arising on the disposition of an Ordinary Share will be United States source income. There is a substantial risk, however, that a recognized loss will be allocated against foreign source income by reference to the source of income received or expected to be received under the Ordinary Share.

           Passive Foreign Investment Company Rules

      Special United States federal income tax rules apply to holders of equity interests in a corporation classified as a "passive foreign investment company" ("PFIC") under the Code. A foreign corporation will constitute a PFIC for United States federal income tax purposes if 75% or more of its gross income for a taxable year were to consist of passive income (the "passive income" test), or 50% or more of its average assets held during a taxable year were to consist of passive assets (the "passive asset" test). Passive assets are defined as assets that give rise, or that reasonably could give rise during the reasonably foreseeable future, to passive income. Passive income includes (i) rent and royalty income, not including rent and royalty income derived from (a) persons other than related persons from the active conduct of a trade or business and
(b) related persons provided such amounts are properly allocable to the non-passive income of the related persons, (ii) interest, including interest on loans extended to customers, (iii) dividends from shares of stock in a corporation in which the foreign corporation directly or indirectly owns less than 25% of the value of the stock in the corporation, (iv) income equivalent to interest and (v) gains from the sale of any property that gives rise to passive income.

      Whether PlayStar Antigua constitutes a PFIC for its short taxable year commencing at the Effective Time of the Reorganization and ending on June 30, 1998, likely will depend upon (i) whether its business operations commence during the year and (ii) the classification of its income from rendering Internet gaming services for United States federal income tax purposes. With respect to the classification of PlayStar Antigua's business income, PlayStar Antigua will maintain employees and an office outside the United States that will (i) regularly perform active and substantial management and operational functions with respect to its Internet gaming business, (ii) develop and utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide user interfaces, and (iii) regularly market its products and services to unrelated persons. Such activity is expected to be substantial in relation to the amount of income derived from its business operations. Thus, the business income of PlayStar Antigua should be treated as income derived from the active conduct of a trade or business and, therefore, such income should not constitute "passive income" for PFIC purposes. However, it is possible that certain income derived from its Internet gaming services might be viewed by the IRS as passive income.

      The determination of whether or not PlayStar Antigua will be a PFIC will be based upon the composition of the annual income and assets of PlayStar Antigua. There is an argument that PlayStar Antigua would not be a PFIC for the taxable year ending June 30, 1998 (i.e., the first taxable year it was a "foreign corporation" for United States federal income tax purposes), regardless of its income or asset composition for the taxable year, provided PlayStar Antigua was not a PFIC for either of its next two succeeding taxable years. There can be no assurance, however, that PlayStar Antigua will not be considered a PFIC for any taxable year. If PlayStar Antigua were a PFIC for the taxable year ending June 30, 1998, or became a PFIC for any subsequent taxable year, PlayStar Antigua would continue to be a PFIC with respect to a United States holder for all subsequent taxable years unless a "qualified electing fund" ("QEF") election (as defined below) were made by such United States holder for the first taxable year in which the holder owned Ordinary Shares and for which PlayStar Antigua was a PFIC, or unless other conditions were satisfied by the United States holder. Thus, United States holders should be aware that adverse tax consequences could result from PlayStar Antigua's classification as a PFIC for any taxable year even though PlayStar Antigua might later no longer be classified as a PFIC under the passive income and passive asset tests.

      PlayStar Antigua undertakes to determine annually whether or not it is a PFIC for any taxable year, and promptly to inform stockholders who are United States persons in the event that PlayStar Antigua is determined to be a PFIC for any such year. If PlayStar Antigua becomes a PFIC in any year, PlayStar Antigua promptly will provide any information necessary for such a holder to make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes (as discussed below).

      If PlayStar Antigua becomes a PFIC, a United States holder (whether direct, indirect or by attribution) should be subject to materially adverse United States tax treatment under the "excess distribution" rule in that the holder would be subject to a deferred United States federal income tax charge to the extent that excess distributions on the Ordinary Shares, if any, are allocable to a prior taxable year in which both the United States holder (whether direct, indirect or by attribution) held the Ordinary Shares and PlayStar Antigua constituted a PFIC. In general, the deferred income tax charge would be equivalent to an interest charge (at the applicable rate imposed on underpayments of United States federal income tax) on the United States federal income tax that was imposed on the portion of the excess distribution allocable to a prior taxable year. For purposes of the PFIC rules, the term "excess distribution" generally means that portion of the total annual distributions by PlayStar Antigua that exceeds 125% of the average annual amount distributed during the three preceding years (or such shorter period as the United States holder may have held the Ordinary Shares). In addition, the full amount of any gain recognized on a disposition or deemed disposition (including a liquidation, a redemption that is treated as an exchange, a pledge, or a transaction that fails to qualify for tax-free treatment because the foreign corporation is a
PFIC) of Ordinary Shares by the United States holder will be treated as an excess distribution.

      If PlayStar Antigua is or becomes a PFIC, because the Ordinary Shares likely will be considered to be "marketable stock" (i.e., stock that is regularly traded on either a United States national securities exchange that is registered with the Commission or a non-United States exchange that is subsequently designated by the IRS), in lieu of the above PFIC rules applicable to "excess distributions," a United States holder (whether direct, indirect or by attribution) could make an election to recognize income or loss on the Ordinary Shares on an annual mark-to-market basis. Pursuant to such an election, the United States holder would include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the taxable year over the United States holder's adjusted basis in such Ordinary Shares. A deduction would be allowed for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the Ordinary Shares included by the United States holder for prior taxable years. Amounts included in income under the mark-to-market election would be treated as United States source, ordinary income for a United States holder. Any loss recognized under the election would be deductible as an ordinary loss, but there is a substantial risk that such loss would be classified as a foreign source loss for United States foreign tax credit limitation purposes. This election would apply to the taxable year for which it was made and to all subsequent taxable years, unless the Ordinary Shares cease to be "marketable" or the IRS consents to the revocation of the election.

      The potential adverse tax consequences of the above PFIC rules may be mitigated if the United States holder can and does make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes. If the United States holder made such an election, and if PlayStar Antigua complied with certain reporting requirements, the United States holder would be required to include annually in gross income its pro rata share of PlayStar Antigua's ordinary earnings (after deduction for all ordinary and necessary business expenses) and net realized capital gains, whether or not such amounts were actually distributed to the United States holder. Such deemed net income inclusions would be required only for those taxable years in which PlayStar Antigua was a PFIC under either the passive income or the passive asset test described above. In the event a QEF election were made, and any undistributed amounts previously taken into income by an electing holder were subsequently distributed, such subsequent distribution would generally not be taken into income in such subsequent year and would not be subject to a deferred United States federal income tax charge.

      In the event that PlayStar Antigua becomes a PFIC, PlayStar Antigua undertakes that it will comply with all accounting, record keeping and reporting requirements necessary for a United States holder to make an election to treat PlayStar Antigua as a QEF, and to provide promptly to each stockholder who is a United States person information reasonably requested by such person to comply with United States federal income tax reporting requirements.

      There can be no assurance that PlayStar Antigua will distribute an amount for a year equal to a United States holder's annual inclusion amount if PlayStar Antigua becomes a PFIC and a QEF election with respect to PlayStar Antigua is made by the holder. However, because PlayStar Antigua would likely be a PFIC under the passive income or passive asset test only for those taxable years prior to the commencement of its business operations (i.e., PlayStar Antigua's ongoing operating income from the conduct of an Internet gaming services business should be treated as non-passive income for United States federal income tax purposes), and because PlayStar Antigua would likely have an overall net operating loss for each of those taxable years, it is possible that a QEF election by a United States holder with respect to PlayStar Antigua would not result in material incremental United States federal income tax to the holder.

      For purposes of the PFIC rules, under certain circumstances, Ordinary Shares held by a stockholder other than a United States person may be attributed to a United States person owning an interest, directly or indirectly, in that non-United States stockholder. In such event, dividends and other transactions in respect of the Ordinary Shares held by the non-United States stockholder would be attributed to such United States person for purposes of applying the above PFIC rules. Under certain circumstances, Ordinary Shares held by a United States holder may also be attributed to another United States person owning an interest, directly or indirectly, in such United States holder.

      A United States holder must file IRS Form 8621 regarding distributions received with respect to Ordinary Shares and any gain realized on the disposition or deemed disposition of Ordinary Shares for each taxable year in which the United States holder owns Ordinary Shares and for which PlayStar Antigua is a PFIC.

      If PlayStar Antigua becomes a PFIC, ownership of Ordinary Shares by a United States holder could subject the holder to substantial, adverse United States federal income tax consequences. United States holders should consult their own tax advisers regarding whether PlayStar Antigua may become a PFIC and the potential application of the PFIC rules.

           Foreign Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a "foreign personal holding company" ("FPHC"). A foreign corporation will constitute a FPHC for United States federal income tax purposes if (i) five or fewer individuals who are United States persons directly, indirectly or by attribution own more than 50% of the voting power or the value of the share capital of the foreign corporation (the "FPHC stockholder test") and (ii) 50% or more (or 60% or more, in certain years) of its gross income, as specially adjusted, consists of foreign personal holding company income (defined generally to include dividends, interest, royalties, stock and securities gains, rents and certain other passive income) (the "FHPC income test").

      If the Ordinary Shares represent stock in a FPHC for any year, a United States holder generally must include in its gross income for the year its distributive share of the undistributed foreign personal holding company income of PlayStar Antigua for the year.

      Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua likely would trigger the FPHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services for an appreciable period of time during a taxable year, however, PlayStar Antigua expects that it will not meet the FPHC income test. Moreover, based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect to meet the FHPC stockholder test for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a FPHC.

      If PlayStar Antigua becomes a FPHC, PlayStar Antigua intends promptly to notify each United States holder and to furnish to each United States holder the information that the holder would need in order to determine its share of PlayStar Antigua's undistributed foreign personal holding company income for a taxable year. Failure of a United States holder to report and pay tax on the undistributed foreign personal holding company income of PlayStar Antigua, if it becomes a FPHC, could subject the holder to substantial penalties and interest under the Code.

           Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a corporation classified as a "personal holding company" ("PHC") under the Code. A corporation will constitute a PHC for United States federal income tax purposes if (i) at least 60% of its adjusted ordinary gross income consists of enumerated categories of passive income, including dividends, interest, rents and royalties, but not including active business computer software royalties (the "PHC income test"), and (ii) at any time during the last half of the corporation's taxable year five or fewer individuals (regardless of whether those persons are United States persons or non-United States persons) directly, indirectly or by attribution own more than 50% of value of the outstanding stock of the corporation (the "PHC stockholder test"). However, a foreign corporation will not be a PHC for any taxable year for which it is a PFIC or FPHC (as defined above).

      PlayStar Antigua likely would trigger the PHC stockholder test because five or fewer individuals would own more than 50% of the value of the PlayStar Delaware Common Stock before the Reorganization and more than 50% of the value of the Ordinary Shares after the Reorganization. Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua also expects to trigger the PHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services, however, PlayStar Antigua expects that it would not meet the PHC income test.

      If PlayStar Antigua becomes a PHC for a year, PlayStar Antigua (and not the stockholders of PlayStar Antigua) will be subject to a special United States federal income tax of 39.6% on its undistributed personal holding company income derived from United States sources for such year. Because PlayStar Antigua anticipates that it will not earn any United States source income, PlayStar Antigua should not have any undistributed personal holding company income. Even if future IRS public pronouncements and/or future United States legislation characterizes a portion of its Internet services income as United States source income, such income should not be personal holding company income, and PlayStar Antigua should not be a PHC for a taxable year in which it actively conducts its Internet gaming services business.

           Controlled Foreign Corporation Rules

      Special United States federal income tax rules also apply to certain United States holders of equity interests in a corporation classified as a "controlled foreign corporation" ("CFC") under the Code. Under Section 951(a) of the Code, each "United States shareholder" of a CFC must include in its gross income for United States federal income tax purposes (i) its pro rata share of the CFC's subpart F income for such taxable year, even if the subpart F income is not distributed, and (ii) its pro rata share of the CFC's increase in earnings invested in United States property for such year. In addition, gain on the sale of stock in a CFC recognized by a United States shareholder is treated as ordinary income to the extent of the CFC's accumulated undistributed earnings and profits.

      Section 951(b) of the Code defines a United States shareholder as any United States person who directly, indirectly or by attribution owns 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such United States shareholders collectively own, directly, indirectly or by attribution, more than 50% of the total combined voting power or total value of the corporation's stock.

      Based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect that "United States shareholders" will directly, indirectly or by attribution own more than 50% of the Ordinary Shares for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a CFC.

      Taxation of Stockholders - Non-United States Holders

      Subject to the discussion of United States backup withholding tax below, a stockholder of Ordinary Shares other than a United States holder (a "non-United States holder") will not be subject to United States federal income or withholding tax on income derived by PlayStar Antigua, dividends paid to a stockholder by PlayStar Antigua or gains realized on the sale of Ordinary Shares, provided that (i) such income items are not effectively connected with the conduct by the non-United States holder of a trade or business within the United States, (ii) the non-United States holder is not or was not present in, or does not have or did not have a permanent establishment in, the United States, (iii) there has not been a present or former connection between the non-United States holder and the United States, including, without limitation, such non-United States holder's status as a citizen or former citizen thereof or resident or former resident thereof, and (iv) in the case of a gain from the sale or disposition of Ordinary Shares by an individual, the non-United States holder is not present in the United States for 183 days or more during the taxable year of the sale or certain other conditions are met.

      United  States  Backup   Withholding   Tax  and   Information Reporting

      Generally, a 31% "backup" withholding tax and information reporting requirements apply to dividends paid on shares of stock, and to proceeds from the sale of shares, to a noncorporate United States holder, if such a holder fails to provide a correct taxpayer identification number and other information or fails to comply with certain other requirements.

      Currently, dividends paid on Ordinary Shares by PlayStar Antigua will not be subject to United States backup withholding tax or information reporting. However, after December 31, 1999, dividends paid on Ordinary Shares to a United States holder or a non-United States holder through a United States or United States-related person (i.e., a person other than a "non-U.S. payor" or "non-U.S. middleman" as defined in Treasury regulations under the Code) will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption. In addition, under currently effective Treasury regulations, the proceeds from the sale of Ordinary Shares by a United States holder or a non-United States holder through a United States or United States-related person will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption.

      A United States holder can establish an exemption from the imposition of backup withholding tax by providing a duly completed IRS Form W-9 to the holder's broker or paying agent, reporting the holder's taxpayer identification number (which for an individual will be his or her social security number), or by otherwise establishing its corporate or exempt status. A non-United States holder can establish an exemption from the imposition of backup withholding tax and information reporting by providing a duly completed IRS Form W-8 to the holder's broker or paying agent or by otherwise establishing the holder's non-United States status.

      Any amounts withheld under the backup withholding tax rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

Antigua Tax Consequences

      According to Antigua counsel, Roberts & Company, St. John's, Antigua, at the present time there is no Antigua income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, stamp duty or inheritance tax payable by an Antigua IBC or its shareholders. Moreover, PlayStar Antigua and its indirect wholly-owned Antigua incorporated subsidiary, Antigua Casino, are entitled to rely on the provisions of Section 276 of the Antigua
International Business Corporations Act (the "Antigua IBCA"), which provides that exemption from Antigua tax "shall continue in effect for a period of fifty
(50) years from the date of incorporation".

Canadian Tax Consequences

      The following is a summary of certain Canadian federal income tax consequences under the Income Tax Act (Canada) (the "ITA") that are generally applicable as a result of the Reorganization to holders of shares of PlayStar Delaware ("Holders"). This summary does not purport to be a comprehensive description of all of the Canadian tax considerations that may be relevant to a decision to participate in the Reorganization. In particular, this summary of Canadian federal income tax matters does not deal with the liability to taxation in Canada of any corporation in the PlayStar group. This summary deals only with Holders who are resident in Canada, deal at arm's length with PlayStar Delaware and hold their shares of PlayStar Delaware as capital property, all for the purposes of the ITA, and who are not subject to special rules in the ITA, such as the "mark-to-market" rules or the "foreign affiliate" rules.

      This summary is based on the provisions of the ITA in effect as of the date hereof, the regulations thereunder in force as of the date hereof, all specific proposals to amend the ITA and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, as well as counsel's understanding of the current administrative practices of the Minister of National Revenue (Canada) ("Revenue Canada"). Except for the foregoing, this summary does not take into account or anticipate any future changes in law, whether by legislative, governmental or judicial action. This summary is of a general nature only and does not take into account the tax laws of any province or territory or of any jurisdiction outside Canada. It is not intended to be, nor should it be construed to be, legal or tax advice to any Holder. Accordingly, Holders are urged to consult with their tax advisors for advice with respect to their particular circumstances. This summary reflects the opinion of Baker & McKenzie, special Canadian tax counsel to PlayStar. In delivering its opinion, special Canadian tax counsel will receive and rely upon certain representations from PlayStar, and certain other information, data, documentation and other materials as special Canadian tax counsel deems necessary. An opinion of tax counsel is not binding upon either Revenue Canada or the courts. Holders should note that no rulings have been or are expected to be sought from Revenue Canada with respect to any of the Canadian federal income tax considerations discussed below, and no assurance can be given that Revenue Canada or ultimately the courts will take contrary positions.

      The merger of PlayStar Delaware into PlayStar Wyoming will be a nontaxable transaction to a Holder provided that the conditions in subsections 87(8.1), (8) and (4) of the ITA are met. It is understood that PlayStar Delaware and PlayStar Wyoming were incorporated and continue to be organized under the laws of the United States and all of the assets and liabilities of PlayStar Delaware and PlayStar Wyoming, except their intercompany shareholdings and receivables, will become assets and liabilities of PlayStar Wyoming by virtue of the merger. It is also understood that all of the shares of PlayStar Delaware will become shares of PlayStar Wyoming by virtue of the merger, subject to the rights of dissenting shareholders of PlayStar Delaware. On this basis, and assuming that a Canadian Holder only receives PlayStar Wyoming shares in exchange for the Holder's PlayStar Delaware shares, the conditions in subsections 87(8.1), (8) and (4) will be substantially met, and the merger will be a nontaxable event to a Holder provided that the condition discussed immediately below is also met, or is considered by Revenue Canada to be met.

      Paragraph 87(8.1)(c) of the ITA requires that all or substantially all the shares of the capital stock of PlayStar Delaware be exchanged for or become shares of the capital stock of PlayStar Wyoming by virtue of the merger. It is understood that issued shares owned by a dissenting shareholder of PlayStar Delaware who receives cash after the merger as a result of exercising dissenter's rights will not become issued shares of PlayStar Wyoming. Revenue Canada has publicly stated that "substantially all" generally means 90%, but the courts have held that it may mean less than 90%, depending on the circumstances. Where, as a result of shareholders exercising dissenting rights, substantially all of the issued shares of PlayStar Delaware do not become issued shares of PlayStar Wyoming, the condition in paragraph 87(8.1)(c) may not be met. Revenue Canada has publicly stated that where domestic Canadian corporations amalgamate, the amalgamation will not be disqualified as a section 87 nontaxable amalgamation by reason only of some shareholders of an amalgamating corporation exercising their dissenting rights and receiving cash instead of shares of the amalgamated corporation. Revenue Canada has not publicly stated that it will extend this administrative concession to mergers of United States corporations that otherwise qualify as section 87 nontaxable foreign mergers. However, Revenue Canada has indicated in an informal opinion that it will extend this administrative concession to such mergers. Revenue Canada's informal opinion is not binding on Revenue Canada or the courts and there are no assurances that Revenue Canada will not withdraw its administrative concession.

      Where the conditions of subsections 87(8.1), (8) and (4) are met, a Holder will generally be deemed to have disposed of the shares of PlayStar Delaware on the merger for proceeds of disposition equal to the Holder's adjusted cost base of the shares of PlayStar Delaware, resulting in no gain for Canadian tax purposes, and will be deemed to have acquired the shares of PlayStar Wyoming for the same amount.

      Antigua counsel to PlayStar Antigua has indicated that the continuation of PlayStar Wyoming to Antigua to become PlayStar Antigua will not result in a new company being formed. Wyoming counsel to PlayStar Wyoming has indicated that under Wyoming law PlayStar Wyoming will be continued in Antigua as if it had been incorporated under the laws of Antigua. On this basis the continuation should be a nontaxable event to a Holder for Canadian tax purposes.


           DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK

      The following statements with respect to PlayStar Antigua's capital stock are subject to the detailed provisions of PlayStar Antigua's Articles of Continuance (the "Articles of Continuance"), which will become effective immediately  upon the  Effective  Time.  These  statements  do not purport to be
complete  and,  while  PlayStar   believes  the  descriptions  of  the  material
provisions of the Articles of Continuance, contained in this Information Statement/Prospectus will be accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Articles of Continuance to which reference is hereby made for a full description of such provisions.

Capitalization

      The Articles of Continuance will provide that the authorized share capital of PlayStar Antigua will be divided into 50,000,000 Ordinary Shares, par value U.S. $.0001 per share, and 1,000,000 shares of Series Preference Stock, par value U.S. $.0001 per share.

Voting and Other Rights

      Under the Articles of Continuance, the holders of Ordinary Shares will be entitled to one vote for each share held on all matters submitted to stockholders' meetings, including the election and removal of directors, and will vote together as a single class with any voting preference shares unless the terms of any voting preference shares otherwise provide. The By-Laws of PlayStar Antigua will provide that the quorum required for a general meeting of the stockholders is a majority of the outstanding Ordinary Shares entitled to vote at such meeting. All matters voted upon at any duly held stockholders' meeting shall be carried by a majority of the votes cast at the meeting by stockholders represented in person or by proxy, except (i) approval of a merger or a similar arrangement, which, pursuant to Antigua law, requires the approval by way of Special Resolution, as defined in the Antigua IBCA, namely a resolution that is submitted to a special meeting of the shareholders duly called for the purposes of considering the same, and passed with or without amendment at the meeting by at least two-thirds of the votes cast (a "Special Resolution"). See "Comparison of Stockholder Rights -- Stockholder Approval of Business Combinations." A change of corporate name, the voluntary dissolution, liquidation or winding-up of the affairs of PlayStar Antigua, a reduction of paid-up share capital, and any amendment to PlayStar Antigua's Articles of Continuance require approval by a Special Resolution. The Board of Directors or the President may at any time proceed to convene a special meeting of PlayStar Antigua. PlayStar Antigua will have to provide at least twenty-one (21) days' notice of a special meeting.

      Because holders are not entitled to cumulate their votes, stockholders holding a majority of the outstanding Ordinary Shares, voting together as a class with the holders of any voting preference shares which may be issued, will be able to elect all members of the board of directors of PlayStar Antigua. In accordance with the By-Laws of PlayStar Antigua, holders of Ordinary Shares have no preemptive rights.

      There are no limitations on the right of nonresident stockholders to hold or vote their Ordinary Shares imposed by Antigua law or PlayStar Antigua's Articles of Continuance.

Dividend Rights

      The holders of Ordinary Shares will be entitled at any time to receive such dividends as are declared by the Board of Directors. PlayStar Antigua currently intends to retain earnings for use in PlayStar Antigua's business and the financing of its capital requirements. The payment of any future cash dividends is necessarily dependent upon the earnings and financial needs of PlayStar, along with applicable legal and contractual restrictions.

Changes in Capitalization

      PlayStar Antigua will be able by Special Resolution, to (i) increase its share capital by new shares of such amounts as the resolution prescribes; (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares (similar to a stock combination); (iii) subject to the provisions of the Antigua IBCA subdivide its shares or any of them, into shares of smaller amount than is fixed by its Articles of Continuance; and (iv) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Reduction of Capital and Purchase of Shares

      Subject to the provisions of the Antigua IBCA, PlayStar Antigua will be able by Special Resolution to reduce its share capital in any way. Subject to the provisions of PlayStar's Articles of Continuance and to the Antigua IBCA, PlayStar Antigua may purchase or otherwise acquire any of its issued Ordinary Shares, in such circumstances and on such terms as shall be agreed by PlayStar Antigua and the holder thereof. PlayStar Antigua will be able to purchase all or part of the Ordinary Shares of any holder upon the agreement of such holder whether or not it has made a similar offer to all or any other holders.

Transfer of Shares

      Upon surrender to PlayStar Antigua or the transfer agent of PlayStar Antigua of a certificate for Ordinary Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, PlayStar Antigua or its duly authorized registrar and transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Preference Shares

      Under the Articles of Continuance, PlayStar Antigua will have the authority to issue 1,000,000 shares of Series Preferred Stock (the "Series Preference Stock"). There are currently no Series Preference Stock outstanding nor does the Board of Directors have any present intention to issue any such shares. Under the Articles of Continuance of PlayStar Antigua, the Board of Directors of PlayStar Antigua will be able to establish one or more additional classes or series of Series Preference Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any stockholder approval. Such provisions could hinder an attempt to acquire control of PlayStar Antigua.

                 COMPARISON OF STOCKHOLDER RIGHTS

      The rights of stockholders of PlayStar Delaware are governed by Delaware law and PlayStar Delaware's Certificate of Incorporation and By-Laws. After the Reorganization, the stockholders of PlayStar Delaware will become stockholders of PlayStar Antigua and their rights will be governed by the Antigua IBCA and PlayStar Antigua's Articles of Continuance and By-Laws.

      The principal attributes of the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares will be similar; however, there will be certain differences between the rights of stockholders under Delaware law and Antigua law. In addition, there are certain differences between PlayStar Delaware's Certificate of Incorporation and By-Laws, and PlayStar Antigua's Articles of Continuance and By-Laws. The following discussion is a summary of all material differences in the rights of stockholders resulting from the Reorganization described in this Information Statement/Prospectus. This summary does not purport to be complete or to cover all of the respects in which Antigua law may differ from laws generally applicable to Delaware corporations and their stockholders and, while PlayStar Delaware and PlayStar Antigua believe that this summary is accurate, this summary is subject to the complete text of the relevant provisions of the Antigua IBCA, the Delaware General Corporation Law ("DGCL"), PlayStar Delaware's Certificate of Incorporation and By-Laws and PlayStar Antigua's Articles of Continuance and By-Laws.

Stockholder Approval of Business Combinations

      Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is required under the DGCL to be approved by the holders of a majority of the shares entitled to vote thereon unless the certificate of incorporation provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that adversely affect the terms of the shares of a class. See "Amendment of Charter" below. Such class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise; the Certificate of Incorporation of PlayStar Delaware does not provide otherwise.

      The Antigua IBCA requires the approval of the holders of at least two-thirds (2/3) of the votes cast at a Special Meeting called for such purpose for PlayStar Antigua to (i) merge, consolidate or amalgamate with another company or (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Antigua courts.

Absence of Required Vote for Certain Mergers

      Under the DGCL, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the certificate of incorporation of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.

      There is no equivalent provision in the Antigua IBCA and therefore the stockholders of the surviving company in such a situation would be entitled to vote on the merger as described above. See "Stockholder Approval of Business Combinations" above.

Appraisal Rights

      Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a Disposition, if (i) the shares of such corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders, as is presently not the case with PlayStar Delaware, or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger; provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, (ii) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares of the corporation described in the foregoing clauses (i) and (ii), or (iv) any combination of the foregoing.

      The Antigua IBCA does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of an Antigua company as described in "Stockholder Approval of Business Combinations" above, a dissenting stockholder has the right to express to the court such stockholder's view that the transaction sought to be approved would not provide the stockholders with the fair value of their shares.

Stockholder Consent to Action Without Meeting

      Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.

      There is no equivalent provision under the Antigua IBCA. However, the Articles of Continuance may provide that a resolution in writing signed by all of the stockholders entitled to vote thereon at a meeting of stockholders is as valid as if that resolution had been approved at a meeting of the stockholders.

Special Meetings of Stockholders

      Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the Bylaws. The By-Laws of PlayStar Delaware provide for the call of a special meeting of stockholders only by the President or Secretary, or by resolution of the Board of Directors of PlayStar Delaware.

      Under the Antigua IBCA, a Special Meeting will be able to be called by the Board of Directors of PlayStar Antigua or by the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at the meeting sought to be held.


Distributions and Dividends; Repurchases and Redemptions

      Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

      Under the Antigua IBCA, the directors may pay to the stockholders such dividends as appear to the directors to be justified by the profits of PlayStar Antigua unless the corporation is unable or would, after the payment, be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Vacancies on Board of Directors

      Under the DGCL, a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the certificate of incorporation or Bylaws. Neither the Certificate of Incorporation nor the By-Laws of PlayStar Delaware otherwise so provides.

      The Antigua IBCA and the By-Laws of PlayStar Antigua will provide that a vacancy and a newly created directorship may be filled by a majority of the remaining directors, so long as a quorum of directors continues to exist at all times.

Removal of Directors

      Under the DGCL, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

      The Antigua IBCA provides that directors may be removed by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

Inspection of Books and Records

      Under the DGCL, any stockholder may inspect the corporation's books and records for a proper purpose.

      Shareholders of an Antigua company may inspect or obtain copies of the list of shareholders, corporate records or financial statements pertaining thereto.

Amendment of Certificate of Incorporation

      Under the DGCL, the certificate of incorporation may be amended if (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and (ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

      Under the Antigua IBCA, the Articles of Continuance may only be amended by a Special Resolution.

Amendment of By-Laws

      Under the DGCL, the board of directors may amend Bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend Bylaws. The Certificate of Incorporation of PlayStar Delaware authorizes the Board of Directors to alter, amend, repeal or adopt its By-Laws.

      Under the Antigua IBCA, the By-Laws of PlayStar Antigua may only be amended by a Special Resolution.

Indemnification of Directors and Officers

      The Antigua IBCA and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the Antigua IBCA indemnification provisions will not apply to any act or omission that occurs before the Effective Time. The following is a summary comparison of the Antigua IBCA and DGCL indemnification provisions:

      Under the DGCL, indemnification rights are expressly non-exclusive. A corporation is permitted to provide indemnification or advancement of expenses, by by-law provisions, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The Certificate of Incorporation and the By-Laws of PlayStar Delaware make indemnification mandatory on the part of the PlayStar Delaware to the fullest extent permitted by law.

      Antigua law does not limit the extent to which a company's Articles of Incorporation and/or By-Laws may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Antigua courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or willful neglect or default.

      The Articles of Continuance of PlayStar Antigua will contain provisions providing for the indemnity by PlayStar Antigua of an officer, director, employee or agent of PlayStar Antigua to the same extent as permitted under the Certificate of Incorporation of PlayStar Delaware.

Limited Liability of Directors

      Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a certificate of incorporation provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL. The Certificate of Incorporation of PlayStar Delaware eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

      There is no equivalent provision under the Antigua IBCA.

Stockholders' Suits

      Section 327 of the DGCL requires only that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock devolved to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation.

      Under section 201 of the IBCA a complainant may, for the purpose of prosecuting, defending or discontinuing an action on behalf of a corporation, apply to an Antigua court for leave to bring an action in the name and on behalf of the corporation or any of its subsidiaries, or intervene in an action to which any such corporation or any of its subsidiaries is a party. However, no derivative action may be brought and no intervention may be made unless the court is satisfied (i) that the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, (ii) that the complainant is acting in good faith and (iii) that it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

                  PRO FORMA FINANCIAL INFORMATION

                 PLAYSTAR ANTIGUA AND SUBSIDIARIES

 Pro Forma Consolidated Balance Sheet and Statement of Operations
                            (Unaudited)
                            (Restated)

      The following unaudited pro-forma consolidated balance sheet at March 31, 1998 and statements of loss for the period October 3, 1996 (date of inception) to June 30, 1997 and for the nine months ended March 31, 1998 are presented for PlayStar Delaware and PlayStar Antigua. The statements give effect to the Merger of PlayStar Delaware into PlayStar Antigua, as if the transaction had occurred on October 3, 1996. Additionally, the pro-forma balance sheet information gives effect to the issuance subsequent to March 31, 1998 of 7,778,650 common shares (including 680,750 common shares issued as a placement fee and 400,000 common shares issued upon the exercise of options at $0.05 per share) resulting in net proceeds of $2,651,215. These proceeds will be used by PlayStar for professional fees, licensing fees, marketing, continued development of systems and general working capital purposes. These pro-forma statements may not be indicative of the results of operations that actually would have occurred if the merger had been in effect on the date indicated or which may be obtained in the future. The pro-forma financial statements should be read in conjunction with the historical financial statements and notes of PlayStar Delaware, which are included elsewhere this Joint Prospectus/Proxy Statement.

               CONSOLIDATED PRO FORMA BALANCE SHEETS
                       AS AT MARCH 31, 1998
                              (U.S.$)
                            (Restated)


                                      PlayStar    PlayStar   Pro Forma     Pro Forma
                                      Delaware    Antigua   Adjustments(a) Combined

ASSETS

CURRENT ASSETS
   Cash and cash equivalents          $184,075    $    -    $2,651,215     $2,835,290
   Other current assets                200,791         -         -            200,791
                                      --------    -------   ---------       ----------

                                      $384,866    $    -    $2,651,215     $3,036,081
                                      ========    ======    ===========    ==========

LIABILITIES

CURRENT LIABILITIES
   Accounts  payable and accrued       $ 38,826   $    -                    $ 38,826
                                      --------    ------                     --------
liabilities

SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000  common  shares  at par
   value $.0001 per share;
   (50,000,000  common  shares at
   par value $.0001 per share
    pro forma)

   Issued and outstanding
   18,378,774  common shares at
   March  1, 1998                        1,834       -
                                                  -------
  26,557,424 common shares pro forma                         778           2,612

ADDITIONAL PAID-IN CAPITAL            2,947,877      -      $2,650,437     5,598,314
                                                  -------

DEFICIT, accumulated during  the     (2,603,671)     -            -       (2,603,671)
development stage                    ----------  -------   -----------    -----------
                                        346,040      -      $2,651,215     2,997,255
                                     ----------  -------    ----------    -----------
                                     $  384,866   $         $2,651,215    $3,036,081
                                     ----------  -------    ----------    -----------


(a)To reflect the issuance of 7,778,650 common shares (including 400,000 common shares issued upon the exercise of options at $0.05 per share) subsequent to March 31, 1998, resulting in net proceeds to the Company of $2,651,215.

             CONSOLIDATED PRO FORMA STATEMENTS OF LOSS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

                                      PlayStar    PlayStar       Pro Forma
                                      Delaware    Antigua        Combined
                                      --------    --------       ---------
REVENUE

   Interest income                      $3,022    $   -              $3,002
                                                  --------

EXPENSES
   Development costs                 $1,215,527                  $1,215,527
   Options granted as employee          682,500                     682,500
   compensation
   General and administrative            13,856                      13,856
   Professional fees                     14,415                      14,415
   Incorporation costs                    3,456                       3,456
                                      -----------                 ---------
                                     $1,929,754       -          $1,929,754
                                      ----------- ----------     ----------
NET LOSS                            $(1,926,732)  $   -         $(1,926,732)
                                      ==========  ----------    ============

LOSS PER SHARE                            $(.13)                 $     (.13)
                                       ========                  ===========

WEIGHTED AVERAGE NUMBER               15,035,880                 15,035,880
  OF SHARES OUTSTANDING




             CONSOLIDATED PRO FORMA STATEMENT OF LOSS
             FOR THE NINE MONTHS ENDED MARCH 31, 1998
                              (U.S.$)
                            (Restated)


                                      PlayStar    PlayStar       Pro Forma
                                      Delaware    Antigua        Combined
                                      --------    --------       ---------
REVENUE

   Interest income                    $  1,628   $    -         $   1,628
                                      ---------                  ---------

EXPENSES
   Development costs                   458,959                    458,959
   General and administrative           12,718                     12,718
   Professional fees                    206,890  $                206,890
                                      ---------   ---------      ---------
                                      $678,567   $    -          $678,567
                                      ---------  ----------      ---------
NET LOSS                              $(676,939)  $   -          $(676,939)
                                      ==========  =========      =========

LOSS PER SHARE                            (.04)                  $    (.04)
                                          -----                  ----------

WEIGHTED AVERAGE NUMBER               16,726,815                 16,726,815
   OF SHARES OUTSTANDING

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following Management's Discussion and Analysis of Financial Condition and Plan of Operations includes forward-looking statements with respect to PlayStar's future financial performance. These forward-looking statements are subject to various risks and uncertainties, including the factors described under "Risk Factors" and elsewhere in this Prospectus, that could cause actual results to differ materially from historical results or those currently anticipated.

PlayStar Delaware/PlayStar Antigua

      PlayStar Delaware is a holding company which, through its subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize an on-line gaming service which will offer interactive, software-based games of chance. Antigua Casino will conduct PlayStar's Internet gaming business, and PlayStar Limited will license gaming technology to Antigua Casino's Internet gaming business. Antigua Casino has not yet commenced operation of its Internet gaming service, but expects to do so immediately following the consummation of the Reorganization. For the period from inception on October 3, 1996 until March 31, 1998, PlayStar Delaware's cumulative earned interest income was $4,650 and its accumulated deficit was $2,603,671.

      PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996. During the succeeding months, PlayStar raised an aggregate of $1,000,000 in capital through three private placements completed pursuant to Rule 504 promulgated under the Securities Act. In January, 1998, PlayStar Delaware raised an additional $1,004,637 through two additional private placements completed pursuant to Section 4(2) of the Securities Act and Regulations D and S promulgated thereunder. In May, June and July, 1998, PlayStar Delaware raised an additional $2,769,700 through additional private placements completed pursuant to Regulation S promulgated under the Securities Act. These financings have been sufficient to satisfy PlayStar's cash requirements through the date hereof. From these proceeds, the Subsidiaries paid approximately $860,000 for products provided by Dreamplay Research Corp. ("Dreamplay") and approximately $550,000 for legal, accounting, public relations and administrative services through June 3, 1998. PlayStar estimates, however, that the total amount of capital required to proceed with current operations and to bring the Subsidiaries' products and services to market will be approximately $2,300,000, including approximately $300,000 for research and development, approximately $1,500,000 for advertising, marketing and promotional efforts, and approximately $500,000 for working capital.

      Management believes that PlayStar will have sufficient funds to commence and conduct its operations for at least the next 12 months, excluding any revenues generated from the operations of Antigua Casino.

PlayStar Limited

      PlayStar Limited's initial efforts for its first twelve months centered on the purchase of on-line gaming and financial transaction processing software. During this period, PlayStar Limited developed its software games and system test site. PlayStar Limited's casino management system recently entered the final stages of development, and PlayStar Limited has begun beta testing of the system. PlayStar Limited intends to license its gaming technology to Antigua Casino which will then operate the electronic casino.

Antigua Casino

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Although Antigua Casino has established its operations base, it has not yet commenced operations. Management anticipates that Antigua Casino will begin operation of its Internet casino immediately following the consummation of the Reorganization.

      The launch of the on-line casino will be a critical factor for Antigua Casino's success. Accordingly, PlayStar's management plans to announce the opening of the casino through selected world media, press conferences and an advertising campaign. Management is currently negotiating with an established marketing communications firm and media buying company to oversee Antigua Casino's promotional efforts and advertising needs.

      During the next twelve months, Antigua Casino intends to acquire and lease computer and telecommunications equipment to facilitate its computer operations center. The estimated cost of this equipment will be approximately $1,200,000. Dreamplay has bought approximately $300,000 worth of hardware/software, which it will provide to Antigua Casino and install into the casino as part of its agreement with PlayStar Limited.

      Finally, since Antigua Casino's revenues depend on customer gaming activities, PlayStar's management will endeavor to develop a loyal customer base. Antigua Casino marketing will be directed to establish PlayStar and its PlayStar-brand products as the mark of integrity, quality and innovation in both the Internet gaming and interactive entertainment markets. Ultimately, PlayStar's management foresees that such efforts will establish the "PlayStar" name as a premier brand in on-line gaming.

Year 2000 Compliance

      PlayStar uses a significant number of computer software programs and operating systems in its internal operations. PlayStar has initiated a review of its computer hardware and software to ensure that its computer-related applications will not fail or create erroneous results as a result of the use of two digits in various program date fields (the "Year 2000 issue"). PlayStar's cost of addressing the Year 2000 issue is not expected to be material. While the consequences of an incomplete or untimely resolution of the Year 2000 issue could be expected to have a negative effect on the future financial results of PlayStar, PlayStar expects that its Year 2000 issues will be satisfactorily resolved well before the year 2000. Certain of PlayStar's major suppliers have informed PlayStar that such suppliers do not anticipate problems in business operations due to Year 2000 issues. PlayStar is currently unable to determine the extent to which Year 2000 issues will affect its other suppliers, or the extent to which it would be vulnerable to the suppliers' failure to remediate any of their Year 2000 issues.

New Accounting Pronouncements

      In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly-held common shares or potential common shares. This Statement replaces the presentation of primary EPS and fully-diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. The Statement is effective for PlayStar's financial statements for the quarter ending December 31, 1997. The adoption of this Statement did not have a material effect on PlayStar's reported EPS amounts.

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and display of comprehensive income and its components in financial statements. The Statement is effective for PlayStar's financial statements for the year ending June 30, 1999. The adoption of this Statement will not have a material effect on PlayStar's financial statements.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for the way a public business enterprise reports certain information about operating segments, and discloses enterprise-wide information about its products and services, activities in different geographic areas, and its reliance on major customers. The Statement is effective for PlayStar's financial statements for the year ending June 30, 1999. The adoption of this Statement will not have a material effect on PlayStar's financial statements.

                       BUSINESS OF PLAYSTAR

Introduction

      Following the Effective Time of the Reorganization, PlayStar Antigua will conduct the business previously carried on by PlayStar Delaware. Except for PlayStar Antigua's domicile, the activities of PlayStar Antigua will be identical to that of PlayStar Delaware prior to the Effective Time. Accordingly, references in the discussion of the business of PlayStar include the operations of PlayStar Delaware and PlayStar Antigua.

Description of Business of PlayStar

      PlayStar

      PlayStar Delaware, through the Subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize interactive, software-based games of chance which will be offered as an on-line service accessible world-wide on the Internet. PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996 under the name Global Games Corporation. On October 9, 1996, PlayStar Delaware acquired all of the issued and outstanding shares of common stock of PlayStar Limited, incorporated on October 9, 1996.

      PlayStar Limited and Antigua Casino

      PlayStar Limited has purchased and intends to license, promote and commercialize an on-line casino system offering casino operators interactive, software-based games of chance accessible world-wide through the Internet. These products are being tested at www.antigua.org.

      Antigua Casino's Articles of Incorporation enable it to operate an Internet-based casino. Using the technology developed by PlayStar Limited and licensed to it, Antigua Casino's casino service will allow patrons to play interactive games in real time either in "free" mode or in "live" mode. In "live" mode, patrons will wager with real money in various forms, including electronic money or "e-cash," credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will initially offer a selection of casino-style games, including, but not limited to, blackjack, draw poker, baccarat, roulette and three different slot machines.

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Although Antigua Casino has established its operations base, it has not yet commenced operations. Management anticipates that Antigua Casino will begin operation of its Internet casino immediately following the consummation of the Reorganization.

      PlayStar Limited's games are designed to be entertaining and captivating. Moreover, the games have been adapted to the idiosyncrasies of the Internet. For example, at times, due to "noise" on telephone lines or other unpredictable technical glitches, connections between computers may terminate. To respond to such problems, PlayStar Limited's software keeps track of the precise status of the game. If a game is interrupted, the patron needs only to return to the casino website and the game will be restored to the moment the disconnection occurred.

      PlayStar Limited began testing its games on March 31, 1997. PlayStar Limited's client/server systems have performed as expected during this testing, and PlayStar Limited believes that its systems require only minor improvements. The number of visitors to the casino site and the total amount "wagered" during the testing period, however, has greatly exceeded PlayStar's expectations. From the beginning of the test period until April 30, 1998, over three million games were played and over $80 million of test currency was wagered. During this period, over 4,000 visitors registered for the system test and final beta programs. These visitors have provided Antigua Casino with valuable comments and feedback, which have been incorporated by PlayStar Limited to improve Antigua Casino's products. Antigua Casino's casino site continues to attract new visitors and receives approximately 1.5 million hits per month. The historical data from beta testing summarized above may not accurately indicate future results when Antigua Casino's gaming services are played in live mode and actual money is wagered.

      Antigua Casino does not plan to require patrons to maintain a minimum account balance or place any restrictions on amounts accumulated through winnings. Antigua Casino does plan, however, to establish a maximum bet limit for new customers. Antigua Casino may, at its discretion, grant custom wagering and account options to its regular customers based upon their established profiles. At the present time, Antigua Casino does not intend to extend credit services to its patrons. In addition to the foregoing, management has agreed to adhere to the Code of Conduct of the Interactive Gaming Council ("IGC"), a gaming industry organization of which PlayStar is a member. Among other things, the Code of Conduct requires IGC members to post loss limits and to provide referrals and direct access to help and counseling organizations as a means to identify and curtail compulsive gambling. Moreover, Antigua Casino's managers may suspend a patron's account activity at any time if they suspect or observe compulsive gambling behavior. Notwithstanding these procedures, however, there can be no assurance that Antigua Casino will be able to successfully identify or curtail compulsive gambling by its patrons.

      Antigua Casino intends to attract patrons to its service by providing quality content through innovative use of animation and graphic design. The Antigua Casino website has been designed with simplicity and effectiveness in mind. Patrons are able to browse the website and try any game in "free" mode. When a patron decides to open an account, Antigua Casino will process certain billing information, including the patron's name, address and credit card or other payment information. Once an account is open, patrons may elect to play any of Antigua Casino games in "live" mode and wager against the patrons' accounts. Antigua Casino will also allow patrons to review their accounts and cash-out at any time.

      Antigua Casino intends to accept several forms of payment to process customer financial transactions, including e-cash, credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will license certain software which will permit Antigua Casino to authenticate and process credit card and other financial transactions which occur over the Internet. Antigua Casino intends to work closely with international banking institutions that have experience providing electronic and Internet payment clearing services. Antigua Casino is also currently negotiating with several banks to establish check, wire transfer and third-party funds transfer services.

Customers and Marketing

      Antigua Casino's target market is individuals located throughout the world who are current Internet users and at least 18 years of age. According to the Internet Society, there are currently 60 to 80 million such people world-wide who regularly access the Internet. Moreover, Internet use is expected to grow by as much as 80% each year.

      Antigua Casino plans to protect all customer data and information with high-level security systems and password encryption software. Patrons will be issued both an account identification number and a PIN number. Any wagering or patron functions, such as an account review or a cash-out, will require the correct identification numbers. Antigua Casino will not require identification numbers to browse its website or play games in "free" mode.

      In order to create an awareness of Antigua Casino's existence among individuals in the target market, Antigua Casino intends to focus its marketing efforts primarily on traditional media advertising, public relations programs, on-line promotions, business development, third-party relationships and social programs. While Antigua Casino is not currently conducting any marketing programs, Antigua Casino is preparing a detailed marketing and advertising plan which will commence upon the launch of the on-line casino. To ensure the creation of an effective advertising program, Antigua Casino is currently negotiating with an established marketing communications firm and a media buying company to oversee Antigua Casino's promotional efforts and advertising needs. Antigua Casino expects to expend approximately $1.5 million this year and approximately $4.0 million next year on marketing activities. Such expenditures for marketing activities will commence only upon consummation of the Reorganization.

      Antigua Casino does not currently intend to limit its marketing and advertising program to particular jurisdictions. However, Antigua Casino may exclude the United States or any other jurisdiction from its promotional efforts if such efforts or activities are determined to be prohibited by applicable law. See "Regulation."

Research and Development

      Since PlayStar Delaware's inception in October 1996, the Subsidiaries have expended approximately $785,000 on research and development activities. Effective April 1, 1998, PlayStar Limited and Dreamplay entered into an agreement (the "Dreamplay Agreement") pursuant to which PlayStar Limited retained Dreamplay to provide PlayStar Limited's gaming software. Pursuant to the terms of the Dreamplay Agreement, Dreamplay has assigned to PlayStar Limited all right, title and interest in the software designed and developed for PlayStar Limited. To date, PlayStar Limited has paid Dreamplay approximately $785,000 for the provision and installation of gaming software.

      PlayStar Limited intends to continue the development of additional casino games, including, but not limited to, Caribbean poker, pai gow, sic bo, craps and two-up. Additionally, PlayStar Limited believes that other games, more interactive in nature, will become highly popular in the gaming community in the future.

Employees

      PlayStar currently has two full-time employees who serve as PlayStar Delaware's President and its Chairman, Chief Executive Officer, Treasurer and Secretary, respectively. From time to time, PlayStar also retains consultants and consulting firms which provide PlayStar Delaware with certain expertise in financing, developing, marketing and software and telecommunications technologies.

Properties

      Antigua Casino occupies approximately 1,200 square feet on the top floor of the Dollar Building, Nevis Street, St. John's, Antigua pursuant to a lease which expires on March 31, 1999. The monthly payments under the lease are approximately $1,480. Antigua Casino has committed to revise its lease to secure an additional 2,500 square feet commencing July 1, 1998. Management anticipates that the amended lease will expire on March 31, 2001. Except for the foregoing, neither PlayStar Delaware nor the Subsidiaries presently own or lease any property or real estate.

Competition

      A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those of Antigua Casino. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. PlayStar is aware of several firms currently accepting wagers on various sporting events with financial transactions being administered from off-shore accounts. Additionally, several organizations currently offer lottery tickets for sale on the Internet for international lotteries.

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are certain market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers.

Patents, Copyrights and Trade Secrets

      As of the date hereof, neither PlayStar nor either of its Subsidiaries owns or otherwise controls any registered patents, copyrights or trademarks. PlayStar and the Subsidiaries will attempt to protect their proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology.

Regulation

      Licensing; Jurisdiction

      Antigua Casino must adhere to the legal requirements of each jurisdiction in which it operates or offers its services or is deemed to operate or offer its services. Management believes that Antigua Casino is one of the few Internet-based casinos to be licensed by an established, first-world casino regulatory agency. While many jurisdictions have no Internet casino licensing requirements, in January 1998, Antigua Casino was granted a license to operate its Internet casino by the Antigua government, under the "Virtual Casino Wagering and Sports Book Wagering Regulations" promulgated under Section 27 of the Antigua Free Trade and Processing Zone Act, 1994.

      The gaming industry is highly regulated in many parts of the world, including the United States, where the ownership and operation of land-based gaming facilities (i.e., not including sports wagering) of the type to be conducted by Antigua Casino have traditionally been regulated on a state-by-state basis with additional federal regulation of certain criminal activities connected to gambling. Companies engaged in gaming activities must adhere to the legal requirements of each jurisdiction in which they operate and offer their services.

      Antigua Casino currently intends to offer its services internationally, including throughout the United States. Antigua Casino does not currently intend to seek licenses to operate its Internet casino in any other jurisdiction nor does Antigua Casino intend to restrict or control access to its services based on user citizenship or location. However, the law of the Internet is not well developed and there can be no assurance that a jurisdiction in which the user is located will not successfully assert jurisdiction over the gaming activities of Antigua Casino. This may be an issue in the United States (discussed further below) as well as in the other jurisdictions in which Antigua Casino customers are domiciled. In the event that it is determined that Antigua Casino is subject to the laws of jurisdictions other than Antigua, Antigua Casino would have to obtain a license in order to offer its gaming services to customers within these jurisdictions. There can be no assurance that any such licenses could be obtained. Moreover, if it is determined that Antigua Casino is operating gaming operations in a jurisdiction without a license, Antigua Casino and its officers and directors may become subject to criminal and civil penalties imposed by such jurisdiction for violating its laws. The occurrence of any of these events could have a material adverse effect on the business of PlayStar and, if many jurisdictions were successful in asserting jurisdiction over Antigua Casino, Antigua Casino could be forced to cease all gaming operations.

      A number of United States federal and state statutes could be construed to prohibit gaming through use of the Internet. All 50 states currently have statutes or regulations restricting or even prohibiting gambling activities. In most states it is illegal for anyone operating a gambling business either to accept or make a wager, with certain state-by-state statutory exceptions. The Attorneys General for at least three states, Florida, Minnesota and Texas, have issued either formal opinions or warnings that certain Internet gaming activities are illegal in those states. The Attorney General for the state of Wisconsin has also taken action against Internet gaming companies.

      In addition, the Federal Interstate Wire Act contains provisions which may make it a crime for anyone in the business of gambling to use an interstate or international telephone line to transmit information in the placing of bets, unless the betting is legal in the jurisdictions from which and into which the transmission is made. Other federal laws impacting gaming activities include the Interstate Wagering Paraphernalia Act, the Travel Act and the Organized Crime

Control Act. As discussed below, in March 1998, the United States Attorney for the Southern District of New York filed several criminal complaints against the owners and managers of six Internet sports betting companies headquartered in the Caribbean or Central America. Those cases are the first federal prosecutions of sports betting over the Internet. PlayStar believes the conduct at issue in those cases differs from its proposed business which involves casino gaming, not sports betting. Moreover, unlike the defendants in the sports betting complaints, PlayStar does not plan to maintain marketing offices in the United States or mail promotional literature from locations in the United States.

      A risk exists, however, that federal or state authorities may view PlayStar as having violated gaming regulations. Those authorities could initiate civil or criminal proceedings against PlayStar and/or its employees. The results of such proceedings could include substantial litigation expense, fines, incarceration of company executives, diversion of the attention of key company employees, disqualification of PlayStar for licensure in the United States, and injunctions or other prohibitions preventing PlayStar from engaging in its anticipated business activities.

      It is uncertain whether the fact that Antigua Casino's on line gaming business is legal in Antigua would insulate PlayStar from either civil or criminal liability under state or federal statutes regulating gambling. Courts considering whether to exercise personal jurisdiction over a business operating through the Internet have exercised jurisdiction over defendants who make a conscious choice to conduct business with the residents of a foreign state. For example, certain entities engaged in the Internet gaming business have been the subject of criminal complaints at the state level. In September 1997, the Minnesota Court of Appeals considered a state civil consumer protection complaint and concluded that a Belize-based Internet gambling business was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997). This matter is currently on appeal. In March 1998, the United States District Court for the Western District of Texas concluded that a California casino that maintained a website was subject to jurisdiction in Texas since the site was available in Texas and the casino accepted business from Texas residents. See Thompson v. Handa-Lopez, Inc., 1998 WL 142300 (W.D. Tex. Mar. 28, 1998).

           Further, various regulatory and legislative agencies are conducting studies of interstate and interactive wagering, including the National Gambling Impact Study Commission. No assurance can be given that new legislation will not be adopted which limits, impedes or prohibits either the activities in which Antigua Casino proposes to engage with respect to actual wagering or the type of activities associated with such wagering. Any change in either the substance or the enforcement of the applicable rules and regulations in these areas could have a material adverse affect on PlayStar's business and prospects. Certain legislation is currently being considered in Congress (see discussion of the Kyl Bill below) and individual states in this regard.

      Proposed  Internet  Gambling   Prohibition  Act  (Kyl  Bill);
Potential Impact of Kyl Bill

      On October 27, 1997, the Senate Judiciary Committee approved a bill (S-474) introduced by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States (the "Bill"). If passed as law, the Bill would classify gaming over the Internet as a federal offense. While the Bill allows for intrastate wagering via the Internet, the Bill prohibits interstate bets. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. The Bill also requires the Secretary of State and the Secretary of the Treasury to seek an international agreement to enforce the law. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located.

      If the Bill becomes law, it could have a significant effect on PlayStar's operations. In the near term, PlayStar anticipates that approximately 80% of its revenues will be generated from United States citizens. If the Bill passes, the

Subsidiaries might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of United States citizens occurs. Since the Bill also prohibits United States citizens from gaming on the Internet, the Subsidiaries may be expected to lose a significant portion of their customer base if the Bill becomes law. Moreover, if, as the Bill contemplates, an international agreement is reached to prohibit Internet gaming, PlayStar may be forced to cease all operations.

      Prohibition on Wagering Services

      In the future, Antigua Casino may seek to offer (in addition to gaming services) wagering services on sporting and/or other events. However, Antigua Casino does not intend to offer wagering services at least until the applicable legal and regulatory environment is clarified, if at all. The use of the Internet for such wagering services may violate the United States federal wire statute. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports wagering companies headquartered in the Caribbean and Central America. Additional similar indictments have since been issued. These individuals, all of whom are citizens of the United States, were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct wagering operations, including one which was licensed by the Government of Antigua.

Legal Proceedings

      Neither PlayStar nor the Subsidiaries are parties to any pending legal proceedings.


                            MANAGEMENT

      The following table sets forth information regarding the directors and executive officers of PlayStar Delaware as of April 17, 1998, which directors and executive officers will hold the same positions, respectively, with PlayStar Antigua after the Effective Time.



Name                             Age    Position
----                             ---    ----------
William F.E. Tucker............  65   Chairman,   Chief   Executive
                                      Officer, Secretary    and
                                      Treasurer
Julius Patta..................   31   President
--------------------

      Julius Patta has served as President of PlayStar Delaware since its inception. From inception until April 1, 1998, he also served as Chief Executive Officer, Chief Financial Officer and Treasurer of PlayStar Delaware. Mr. Patta has fourteen years of international business, finance, games software and telecommunications technology experience. From April 1996 until September 1996, Mr. Patta was Vice President of Netron Interactive, a division of Netron, Inc. ("Netron"), a Canadian software company. While with Netron Interactive, Mr. Patta managed corporate sales, third-party relationships, staff, production development and key projects. From June 1994 until March 1996, Mr. Patta was Vice President, Research and Development of Netron where he managed product planning, product development, staff, public relations and strategic customer sales. From January 1992 until May 1994, Mr. Patta was Vice President, Consulting Services of Netron where he managed business development and sales, third-party partnering, contract negotiations and key projects. Prior to joining Netron, Mr. Patta was the owner and principal consultant of CASE Consulting Services, which provided high-end information systems services.

      William F.E. Tucker has served as Chairman and Chief Executive Officer, Treasurer and Secretary of PlayStar since April 1, 1998. Since 1992, Mr. Tucker has been a private investor. From 1974 to 1992, Mr. Tucker was a principal of Malabar Ltd., the largest Canadian supplier of manufacturing and rental services to the North American theater industry.

Executive Compensation.

      The following table discloses the executive compensation paid to Julius Patta, the President of PlayStar Delaware from its inception (October 9, 1996) through June 30, 1997. Mr. Patta's compensation with PlayStar Antigua after the Reorganization will be the same as set forth below. No other executive officer's compensation exceeded $100,000 during the periods covered below.



                    Summary Compensation Table
-------------------------------------------------------------------------
                                                           Long-Term
                          Annual Compensation            Compensation
                                                            Awards
-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                            Other      Securities
    Name and      fiscal                    Annual     Underlying  All
    Principal      Year    Salary Bonus Compensation   Options    Other
    Position                                                     Compensation

-------------------------------------------------------------------------
-------------------------------------------------------------------------
Julius Patta       1998    -0-    -0-        -0-          -0-     -0-
President          1997    -0-    -0-        -0-       1,250,000  -0-
-------------------------------------------------------------------------

      The following table contains information concerning the grant of stock options to PlayStar Delaware's executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1997. Such person's options will become identical options of PlayStar Antigua after the consummation of the Reorganization.

     ----------------------------------------------------------
                     Number of Percent of
                     Securities   Total
                     Underlying  Options
                      Options  Granted to  Exercise or Expiration
           Name       Granted   Employees  Base Price    Date
                                   in       per Share
                               Fiscal Year
     ----------------------------------------------------------
     ----------------------------------------------------------
     Julius Patta -  1,250,000    100%        $0.05    October
     President                                         9, 2001
     ----------------------------------------------------------
     ----------------------------------------------------------
       Total........ 1,250,000    100%        $0.05    October
                                                       9, 2001
     ----------------------------------------------------------

      No stock options have been exercised by Mr. Patta to date.

      Directors of PlayStar do not receive any stated salary for their services as directors or members of committees of the Board of Directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Directors of PlayStar may also serve PlayStar in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity.

      PlayStar is not a party to any employment or consulting agreements between PlayStar Delaware and any executive officer.

Indemnification

      PlayStar Antigua will indemnify a director or officer of PlayStar Antigua against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of PlayStar Antigua provided he acted honestly and in good faith with a view to the best interests of PlayStar Antigua and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling PlayStar pursuant to the foregoing provisions, PlayStar has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Certain Relationships and Related Transactions.

      On October 9, 1996, PlayStar Delaware issued 12,000,000 unregistered shares of Common Stock to the stockholders of PlayStar Limited, in exchange for all of the issued and outstanding shares of PlayStar Limited. Certain of the beneficial owners of PlayStar Delaware were stockholders of PlayStar Limited, and therefore received shares of Common Stock of PlayStar Delaware in this transaction. These beneficial owners include Julius Patta who received 3,000,000 shares through his beneficial ownership of Hemery Nominees Limited, Trust f/b/o Allan Bramson, Evan Bramson and Joanne Bramson which received 3,000,000 shares through its beneficial ownership of Hemery Trustees Limited, William F.E. Tucker who received 3,000,000 shares through his beneficial ownership of Powerstock Consultants Limited and Trust f/b/o Irving Litvack, Michael Leonard Litvack, Lori Lee Litvack, Kari Lynn Freesman, Jeffrey Eliot Litvack, Andrew David Litvack and Dora Litvack which received 3,000,000 shares through its beneficial ownership of Powerstock Limited in the transaction.

      PlayStar Limited was a party to a certain Agreement dated April 16, 1997 with Dreamplay Research Corp. (the "Original Dreamplay Agreement"), an entity which is 100% owned by Mr. Patta, the Company's President, and is a party to an Agreement with Dreamplay dated April 1, 1998 which superseded the Original
Dreamplay Agreement. The Agreements with Dreamplay were approved by PlayStar Limited's disinterested directors and were made in the ordinary course of business. PlayStar Limited's management believes that the Agreements contained or contain substantially the same terms as those prevailing at the time for comparable agreements and transactions with other technology development companies. From inception through December 31, 1997, PlayStar Limited has paid Dreamplay an aggregate of $785,000 under the Agreements with Dreamplay.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of PlayStar Delaware's Common Stock as of April 15, 1998 by (i) each director of PlayStar Delaware, (ii) each executive officer of PlayStar Delaware and each executive officer named in the Compensation Table below, (iii) all directors and officers of PlayStar Delaware as a group and (iv) each person known by PlayStar Delaware to be the beneficial owner of more than five percent of the Common Stock of PlayStar Delaware. Each of such individuals will own the same number and percentage of PlayStar Antigua Ordinary Shares following the Reorganization.

---------------------------------------------------------------------

                                       Beneficial    Current Percent
                                      Ownership of     of Class(1)
Name and Address                      Common Stock
---------------------------------------------------------------------
---------------------------------------------------------------------

Julius Patta, President              4,330,500 (2)      23.56%
P.O. Box W 612
Woods Centre
Antigua BW1
West Indies
---------------------------------------------------------------------
---------------------------------------------------------------------

William F.E. Tucker -- Chairman and  3,362,500 (3)      18.30%
Chief Executive Officer, Treasurer
and Secretary
West Dunes
44 South Road
Paget PG 04
Bermuda
---------------------------------------------------------------------
---------------------------------------------------------------------

Trust f/b/o Allan Bramson, Evan      3,694,500 (4)      20.10%
Bramson and
Joanne Bramson
c/o Hemery Trustees Limited
31 Broad Street
St. Helier
Jersey Channel Islands JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

Trust f/b/o Irving Litvack, Michael  3,353,100 (5)      18.24%
Leonard Litvack, Lori Lee Litvack,
Kari Lynn Freesman, Jeffrey Eliot
Litvack, Andrew David Litvack and
Dora Litvack
c/o Powerstock Limited
31 Broad Street
St. Helier
Jersey, Channel Islands  JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

All directors and executive          7,693,000 (6)      41.86%
officers as a group
---------------------------------------------------------------------


(1)Based upon 18,378,774 issued and outstanding shares of PlayStar Delaware's Common Stock and, with respect to those persons holding warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.
(2)Includes options to purchase 1,250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(3)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(4)Includes options to purchase 700,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(5)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(6)Includes options to purchase 1,500,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.

                           LEGAL MATTERS

      Certain legal matters in connection with shares of Common Stock of PlayStar Wyoming to be issued in the Reorganization have been passed upon for PlayStar by Holland & Hart, Cheyenne, Wyoming. Certain legal matters in connection with Ordinary Shares to be issued in the Reorganization have been passed upon for PlayStar Antigua by Roberts & Company, St. John's, Antigua. Roberts & Company has also rendered an opinion regarding the Antigua tax consequences of the Reorganization referred to in "Certain Tax Considerations." The discussion of certain United States federal income tax consequences of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares under the heading "Certain Tax Considerations" was based upon an opinion rendered by Baker & McKenzie, Washington, D.C. The discussion of certain Canadian federal income tax consequences of the Reorganization was based on an opinion rendered by Baker & McKenzie, Toronto, Canada.


                              EXPERTS

      The financial statements of PlayStar Delaware as of June 30, 1997 and for the period October 3, 1996 (date of inception) to June 30, 1997 included in this Information Statement/Prospectus have been audited by Fruitman Kates, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

                       PLAYSTAR CORPORATION
                    (A development stage company)

                    INDEX TO FINANCIAL STATEMENTS




                                                             Page


Audited Consolidated Financial Statements as of June 30,     F-2
1997.

      Independent Auditors' Report.                          F-3

      Consolidated Balance Sheet as of June 30, 1997.        F-4

      Consolidated Statement of Loss for the Period from     F-5
      Inception,  October 3, 1996 to June 30, 1997.

      Consolidated  Statement  of  Shareholders'  Equity     F-6
      for the Period from Inception, October 3, 1996 to
      June 30, 1997.

      Consolidated Statement of Cash Flows for the Period F-7 from Inception, October 3, 1996 to June 30, 1997.

      Notes  to  Consolidated  Financial  Statements  for    F-8
      the Period  from Inception, October 3, 1996 to
      June 30, 1997.

Unaudited Consolidated Financial Statements as of March      F-12
31, 1998.

      Consolidated Balance Sheet at March 31, 1998.          F-13

      Consolidated  Statement  of Loss for the Three Months  F-14
      and Nine Months Ending March 31,    1998   and
      Cumulative from Inception.

      Consolidated  Statement of  Shareholders'  Equity for  F-15
      the Nine Month Period Ending March  31, 1998     and
      Cumulative from Inception.

      Consolidated  Statement  of Cash  Flows  for the Nine  F-16
      Month Period Ending March 31, 1998  and   Cumulative
      from Inception.

      Notes to Consolidated Financial Statements.            F-17

                              PLAYSTAR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997
                                   (Restated)

                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of PLAYSTAR CORPORATION

    We have audited the consolidated balance sheet of PLAYSTAR CORPORATION (a Development Stage Company) and subsidiary, as at June 30, 1997 and the related consolidated statements of loss, shareholders' equity and cash flows for the period from inception October 3, 1996 to June 30, 1997. These consolidated financial statements are the responsibility of PLAYSTAR CORPORATION's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PLAYSTAR CORPORATION and subsidiary, as at June 30, 1997 and the results of their operations and their cash flows for the period from inception October 3, 1996 to June 30, 1997, in conformity with generally accepted principles in the United States.

    As described in Note 5 to the financial statements, these financial statements have been revised to correct an error in the method of determining charges to operations with respect to various stock options granted by PLAYSTAR CORPORATION.



Toronto, Canada                                     FRUITMAN KATES
June 2, 1998                                 CHARTERED ACCOUNTANTS

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                    CONSOLIDATED BALANCE SHEET
                        AS AT JUNE 30, 1997
                              (U.S.$)
                            (Restated)

ASSETS

CURRENT
   Cash  and cash equivalents               $109,138
   Accounts receivable                           166
   Prepaid expenses                            1,694     $110,998
                                             -------     --------


LIABILITIES

CURRENT
   Accounts payable and accrued liabilities              $56,045


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated value
   $.0001 per share
   Issued and outstanding
   15,812,500 common shares                               $ 1,581

ADDITIONAL PAID-IN CAPITAL                              1,980,104

DEFICIT, accumulated during the development stage      (1,926,732)
                                                       ----------
TOTAL SHAREHOLDERS' EQUITY                                 54,953
                                                         --------
                                                         $110,998
                                                         --------

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED STATEMENT OF LOSS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)






REVENUE
   Interest income                                       $  3,022




EXPENSES
   Development costs                        $1,215,527
   Options granted as employee compensation    682,500
   General and administrative                   13,856
   Professional fees                            14,415
   Incorporation costs                           3,456     1,929,754
                                                ------     ---------

NET LOSS                                                 $(1,926,732)
                                                         ------------


LOSS PER SHARE                                           $    0.13
                                                         ---------


WEIGHTED AVERAGE NUMBER OF SHARES                         15,035,880
                                                          ----------












The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)



                                                  Deficit
                                                  accumulated
                    Common             Additional during               Total
                    stock              paid-in    development      shareholders'
                    shares   Amount    capital    stage                equity
                    ------------------------------------------------------------
October 3, 1996         -     $        $          $                     $   -

Common stock
issued in exchange
for all of the
issued and
outstanding shares
of PlayStar         12,000,000   1,200        -         -                  1,200
Limited in October
1996 (@
$0.0001/share)

Options granted to
employees and
consultants for
development costs           -        -    1,143,500      -             1,143,500
and services

Issuance of stock
in October 1996
and January 1997
for development
costs based on
Fair Market Value   1,750,000      175     174,825        -              175,000
of services
performed;
(@ $0.10/share)

Issuance of stock
for $825,000 U.S.
in November 1996,
in connection with
a private
placement           2,062,500      206     661,779        -              661,985
offering; (@
$0.40/share, net
of issue costs of
$163,015)

NET LOSS, June 30,      -          -         -      (1,926,732)      (1,926,732)
1997                ----------  -----  ----------   -----------       ----------

                    15,812,500  $1,581  $1,980,10  $(1,926,732)          $54,953
                    ----------  ------ ----------   -----------          -------


The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

               CONSOLIDATED STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)


CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                   $(1,926,732)
   Adjustments  to  reconcile  net  loss to net
   cash  provided  by operating activities                            -
    Development  costs paid through issuance of stock             175,000
    Development costs paid through granting of options            461,000
    Employee compensation paid through
    granting of options                                           682,500
    Changes in operating assets and liabilities
    - accounts receivable                                            (166)
    - prepaid expenses                                             (1,694)
    - accounts payable                                             56,045
                                                                   -------

   Net cash used in operating activities                         (554,047)
                                                                 --------


CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common shares (net of issue costs)   663,185
                                                                  -------

   Net cash provided from financing activities                    663,185
                                                                  -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         109,138

CASH AND CASH EQUIVALENTS, beginning of period                        -
                                                                  -------

CASH AND CASH EQUIVALENTS, end of period                         $109,138
                                                                 --------


SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company paid for development costs in the amount of $175,000 through the issuance of common shares.

The Company paid for development costs $461,000 and employee compensation $682,500 through the granting of options.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents.

The carrying value of these items approximates fair value.

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

      a)   NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

           The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiary PlayStar Limited. All intercompany accounts and transactions have been eliminated on consolidation.

           The Company has been in the development stage since its incorporation on October 3, 1996. The Company, through its subsidiary, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

           The Company's fiscal year end is June 30th.

      b)   DEVELOPMENT COSTS

           Development costs associated with the design, development, operation, promotion and commercialization of an on-line gaming service are charged to expense in the period incurred.

      c)   USE  OF  ESTIMATES  IN  THE   PREPARATION  OF  FINANCIAL
           STATEMENTS

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      d)   CASH EQUIVALENTS

           The  Company  considers  highly  liquid   investments  with  original
           maturities of three months or less to be cash equivalents.










                                 (continues ...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (... continued)

      e)   EARNINGS PER SHARE

           The Company adopted SFAS No. 128 "Earnings per Share". This statement requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents, consisting of dilutive common stock options using the treasury stock method.

           For all periods presented, common stock options are not included in the computation as they would be anti-dilutive.

           Subsequent to June 30, 1997, the Company issued 9,669,524 common shares. Additionally, 457,000 options were exercised at $0.05 per share resulting in the issuance of 457,000 common shares.

2.    BUSINESS ACQUISITIONS

      PLAYSTAR LIMITED

      On October 9, 1996, the Company acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

      The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include both entities from inception.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

3.    STOCK OPTION PLANS

     On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares.

     A total of 1,950,000 options exercisable at $0.05/share until October 9, 2001 have been granted during the period to company officers, directors, employees and/or entities affiliated. In connection with the granting of these employee options, the Company has recognized expense of $682,500. No stock options have been exercised through June 30, 1997.

     During the period October 3, 1996 (inception) to June 30, 1997, the Company granted 2,150,000 stock options to consultants as payment for developmental costs. The options granted are exercisable for a period of 5 years at $0.05 per share. The Company recorded compensation (included in development costs) of $416,000 with respect to these options. The consultants granted the options are employed by an entity, which is owned by the president of the Company.

     Subsequent to June 30, 1997, options to acquire 565,000 shares at between $0.50-$0.75 expiring two years from date of granting were granted to consultants. 670,000 options to acquire shares previously issued to consultants were cancelled.

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-value-based method, defined in SFAS No. 123, had been applied.

     The Company has elected to adopt the disclosure-only provision of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:



        Net loss - as reported                 $(1,926,732)
        Net loss - pro forma                   $(2,001,732)
        Loss per share - as reported             $(0.13)
        Loss per share - pro forma               $(0.13)

      The fair value of these options was estimated at the date of grant using the "minimum value" method. The fair value of the stock at the date of grant of approximately $0.05 per share was determined.
                                 (continues...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                              (U.S.$)
                            (Restated)

3.    STOCK OPTION PLANS (...continued)

      The table below summarizes the activity in the plan.

                                                      Weighted-average
                                               Shares     exercise
                                                              price
                                               ------ ---------------
Outstanding at beginning of period                -             -
Granted                                       4,100,000         $0.05
Exercised                                         -             -
Cancelled                                         -             -
Outstanding at the end of period              4,100,000         $0.05
Options exercisable at the end of period      4,100,000         $0.05
Weighted-average  fair  value  of  options
  granted during the period                       -             $0.05
Weighted-average   remaining   contractual
  rights                                          -             $0.05


4.    INCOME TAXES

      Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

      The Company has net operating loss carry-forwards of approximately $783,000, which expire through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.

5.    RESTATEMENT OF FINANCIAL INFORMATION

      The   financial   statements   have  been  restated  to  comply  with  the
      requirements of APB No. 25 and SFAS 123 as disclosed fully in Note 3.

      The effect of the correction with respect to the recording of stock options granted to employees and consultants during the period has been to increase development costs charged to operations by $461,000, and to increase employee compensation charged to operations by $682,500.

      In total the effect of the restatement has been to charge operations with $1,143,500 ($0.08 per share).

                              PLAYSTAR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                   (Unaudited)
                                   (Restated)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                    CONSOLIDATED BALANCE SHEET
                       AS AT MARCH 31, 1998
                              (U.S.$)
                            (Restated)


ASSETS

                                             MAR 31,1998    JUNE 30,1997
                                             -----------    ------------
                                              (Unaudited)  (Audited)
CURRENT
   Cash and cash equivalents                 $184,075      $109,138
   Share subscriptions receivable               2,850          -
   Accounts receivable                             -            166
   Prepaid expenses and sundry assets         197,941         1,694
                                             ----------- -----------

                                             $384,866      $110,998
                                             --------      --------

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities   $38,826       $56,045
                                              -------       -------


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated
   value $.0001 per share
   Issued and outstanding
   18,378,774 common shares                     1,834        1,581

ADDITIONAL PAID-IN CAPITAL                  2,947,877    1,980,104


DEFICIT, accumulated during the
development stage                          (2,603,671)  (1,926,732)
                                            ---------    ---------

TOTAL SHAREHOLDERS' EQUITY                    346,040       54,953
                                             --------    ---------

                                             $384,866     $110,998
                                             --------     --------

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED STATEMENT OF LOSS
                              (U.S.$)
                            (Restated)



                 THREE MONTHS ENDING NINE MONTHS ENDING  CUMULATIVE

                                                 (NOTE 6)


                          MAR 31,1998   MAR 31,1997    MAR 31,1998    MAR 31,1997    MAR 31,1998
                          -----------   -----------    -----------    -----------    -----------
REVENUE                   (Unaudited)   (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)

   Interest income            $1,104      $2,280           $1,628       $2,280       $    4,650
                              ------      ------           ------        ------        -----------



EXPENSES

   Professional fees          181,224       4,000         206,890        5,041          221,305
   Development costs           49,915      28,125         458,959     1,198,327       1,674,486
   Options granted as employee
   compensation                   -           -             -           682,500         682,500
   General and administrative   4,681       3,028           8,218         5,185          22,074
   Promotion                      -           -             4,500           -             4,500
   Incorporation costs            -           -             -               -             3,456
   Amortization                   -            66           -                66           -
                                ------     ------           ------       -------        ---------
                              235,820      35,219         678,567     1,891,119       2,608,321
                               -------     ------          -------    ---------       ---------

NET LOSS                    $(234,716)    $(32,939)     $(676,939)  $(1,888,839)    $(2,603,671)
                             ---------    --------      ---------   -----------     -----------



LOSS PER SHARE              $    (.01)    $  (.01)       $   (.04)   $     (.13)       $  (.16)
                            ---------     -------        ---------   -----------       --------
WEIGHTED AVERAGE
NUMBER OF SHARES             18,165,947   15,812,500      16,726,815  14,641,0611       5,887,564
                            -----------   ----------      ----------  -----------       ---------










The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                              (U.S.$)
                            (Restated)

                                                                    Deficit
                                                                    accumulated
                              Common              Additional        during         Total
                              stock               paid-in           development    shareholders'
                              shares    Amount    capital           stage          equity
                              ------    -----     ----------        -----------    -------------

Beginning balance,
July 1, 1997              15,812,500   $ 1,581    $1,980,104        $(1,926,732)  $   54,953

Issuance of stock for
$500,000 U.S.
in November 1997 in
connection with a
private placement
offering;
(@ $0.40/share, net of
issue costs of $50,000)    1,250,000       125      449,875                -         450,000

Issuance of stock for
$362,139 U.S.
in December 1997, in
connection with a private
placement offering;
(@ $0.50/share, net of issue
costs of $24,749)            724,274        72      337,318                -         337,390

Options granted to
consultants
as compensation for
development costs in the six
months ending in December,
1997                           -             -       23,000                -          23,000

Issuance of stock for
$142,500 U.S. in January 1998,
in connection with a private
placement offering;
(@ $0.50/share, net of issue
costs of $25,714)             285,000        29      116,757               -         116,786

Issuance of 250,000 shares in
January 1998, as a fee in
connection with the November
1997 private placement offering;
(Fair Market Value $0.85/share,
 $212,500 U.S.)               250,000        25         (25)               -          -

Issuance of stock for $1,500 U.S.
in January 1998, in connection
with exercise of stock options;
(@ $0.05/share)                30,000        1         1,499               -          1,500

Issuance of stock for $1,350 U.S.
in February 1998, in connection
with exercise of stock options;
(@ $0.05/share)                27,000        1         1,349               -          1,350

Options granted to consultants
as compensation for development
costs in the three months
ending March 31, 1998            -            -       38,000               -         38,000

NET LOSS, March 31, 1998         -            -        -              (676,939)   (676,939)
                              --------    --------    --------        ----------  ------------
                            18,378,774   $ 1,834   $2,947,877      $(2,603,671)   $346,040
                            ----------   -------   -----------     -------------  ------------

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

               CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                              (U.S.$)
                            (Restated)
                                   Cumulative

                                            MAR 31,1998 MAR 31,1997  MAR 31,1998
                                            ----------- -----------  ----------
                                            (Unaudited) (Unaudited)  (Unaudited)
                                                         (Note 6)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                   $ (676,939)  $(1,888,839)$(2,603,671)
Adjustments to reconcile net loss
to net cash provided by operating
activities:
    Development costs paid through
    issuance of stock                           -           175,000     175,000
    Development costs paid through
    granting of options                       61,000        461,000     522,000
    Employee compensation paid through
    granting of options                         -           682,500     682,500
    Changes in operating assets and
    liabilities
    - share subscriptions receivable         (2,850)           -        (2,850)
    - accounts receivable                       166            -          -
    - prepaid expenses and sundry assets   (196,248)          2,604)  (197,941)
    - other assets                              -            (3,390)      -
    - accounts payable                      (17,219)         34,277     38,826
                                           --------        -------- ----------

   Net cash used in operating activities   (832,089)       (542,056)(1,386,136)
                                           --------        -------- -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common
   shares (net of issue costs)              907,026         663,185   1,570,211
                                            -------         -------   ---------

   Net cash provided from financing
   activities                               907,026         663,185   1,570,211
                                            -------         -------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS    74,937         121,129     184,075

CASH AND CASH EQUIVALENTS, beginning of
period                                      109,138          -             -
                                            -------         -------   ---------
CASH AND CASH EQUIVALENTS, end of period   $184,075        $121,129   $184,075
                                           --------        --------   ---------

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

Since inception the Company paid for development costs in the amount of $175,000 through the issuance of common shares.

Since inception the Company paid for development costs $522,000 and employee compensation $682,500 through the granting of options.

The Company paid for issue costs in the amount of $212,500 through the issuance of common shares.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents.

The carrying value of these items approximates fair value.

The accompanying notes to financial statements are an integral part of these statements.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

      a)   BASIS OF PRESENTATION

           The unaudited consolidated balance sheet as of March 31, 1998, audited balance sheet as of June 30, 1997 and unaudited consolidated statements of loss, accumulated deficit and cash flows for the three and nine months then ended, together with cumulative unaudited financial information since inception, October 3, 1996, have been prepared in accordance with generally accepted accounting principles and include all adjustments, which in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the restated audited financial statements for the period from inception, October 3, 1996 to June 30, 1997, and the notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission.

      b)   NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

           The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiaries, PlayStar Limited and Antigua Casino and Sports Book Limited. All intercompany accounts and transactions have been eliminated on consolidation. The Company has been in the development stage since its incorporation on October 3, 1996. The Company, through its subsidiaries, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

      c)   DEVELOPMENT COSTS

           Development costs associated with the design, development, operation, promotion and commercialization of an on-line gaming service are charged to expense in the period incurred.

      d)   USE  OF  ESTIMATES  IN  THE   PREPARATION  OF  FINANCIAL  STATEMENTS

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
                                 (continues...)

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (...continued)

    e)  EARNINGS PER SHARE

        The Company adopted SFAS No. 128 "Earnings per Share". This statement requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents, consisting of dilutive common stock options using the treasury stock method.

        For all periods presented, common stock options are not included in the computation as they would be anti-dilutive.

    f)  CASH EQUIVALENTS

        The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

2.  BUSINESS ACQUISITIONS

    PLAYSTAR LIMITED

    On October 9, 1996, the Corporation acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

    On January 28, 1998, Antigua Casino and Sports Book Limited, an Antiguan company, was incorporated as a wholly owned subsidiary of PlayStar Limited.

    The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include all entities from inception.

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)
3.  STOCK OPTION PLANS

     On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares.

     During the period, an additional 550,000 options exercisable at $0.50-$0.75 per share, expiring between December 4, 2002 and March 30, 2003, have been granted. In addition, 670,000 options, at $0.05 per share, were cancelled bringing the total options outstanding as of March 31, 1998 to 3,923,000. Of this amount, 315,000 options were granted to consultants to the Company (including 15,000 options granted to consultants in April 1998), resulting in a charge to operations of $61,000.

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-value-based method, defined in SFAS No. 123, had been applied.

     The Company has elected to adopt the disclosure-only provision of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:

                                            Nine months      Cumulative
                                            -----------      ----------
    Net loss - as reported                  $(676,939)       $(2,603,671)
    Net loss - pro forma                     (676,939)        (2,678,671)
    Loss per share - as reported                (0.04)             (0.16)
    Loss per share - pro forma                  (0.04)             (0.17)

    The fair value of each option granted subsequent to 1996 is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 1997 and 1998: dividend yield of 0%, expected volatility of 142%; risk free interest rate of 6% and expected lives of 5 years.

    The table below summarizes the activity in the plan.

                                                         Weighted-average
                                             Shares      exercise price
                                             -------     ----------------
    Outstanding at beginning of period     4,100,000        $0.05
    Granted                                  550,000        $0.69
    Exercised                                 57,000        $0.05
    Cancelled                               (670,000)       $0.05
    Outstanding at the end of period       3,923,000        $0.14
    Options exercisable at the end of
    period                                 3,923,000        $0.14
    Weighted-average  fair  value of
    options  granted  during  the
    period                                       -          $0.65
    Weighted-average remaining contractual
    rights (months)                              -             59

                       PLAYSTAR CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTH PERIOD ENDING MARCH 31, 1998
                            (Unaudited)
                              (U.S.$)
                            (Restated)


4.  SUBSEQUENT EVENTS

    In April 1998, the company granted an additional 15,000 options exercisable at $0.50 per share, expiring on April 9, 2003.

    During May, June and July 1998, through a private placement offering, the company issued a further 7,778,650 shares at $0.37-$0.50 per share, realizing total net proceeds of $2,631,215. In conjunction with the offering 4,150,000 warrants exercisable at $1.00 and expiring in two years were issued.

    Also in May 1998, 400,000 options outstanding as of March 31, 1998 were exercised at $0.05 per share.

5.  INCOME TAXES

    Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

    The  Company  has  net  operating  loss   carry-forwards   of  approximately
    $1,400,000, which expires through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.

6.  RESTATEMENT OF FINANCIAL INFORMATION

    The financial statements have been restated to comply with the requirements of APB No. 25 and SFAS 123 as disclosed fully in Note 3.

    The effect of the correction with respect to the recording of stock options granted to consultants during the period has been to increase development costs charged to operations by $61,000 ($0.01 per share).

    On a cumulative basis the effect of recording stock options granted to employees and consultants has been to increase development costs charged to operations by $522,000 and to increase employee compensation charged to operations by $682,500.

    The total cumulative effect of the restatement has been to charge operations with $1,204,500 ($0.08 per share).

7.  COMPARABLE FIGURES

    Information reported as of March 31, 1997 represents the period from inception, October 3, 1996 to March 31, 1997.

                              ANNEX I


                   PLAN AND AGREEMENT OF MERGER

                                OF

               PLAYSTAR CORPORATION ("PlayStar-DE")
                     (a Delaware corporation)

                                AND

          PLAYSTAR WYOMING HOLDING CORP. ("PlayStar-WY")
                      (a Wyoming corporation)


           PLAN AND AGREEMENT OF MERGER entered into as of June 30, 1998 by PlayStar-DE, a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into as of June 30, 1998 by PlayStar-WY, a business corporation of the State of Wyoming, and approved by resolution adopted by its Board of Directors on said date.

           WHEREAS, PlayStar-DE is a business corporation of the State of Delaware with its registered office therein located at c/o United Corporate Services, Inc., 15 East North Street, Dover, DE 19901; and

           WHEREAS, the total number of shares of stock which PlayStar-DE has authority to issue is 30,000,000, all of which are of one class and with a par value of $.0001 per share (each, a "PlayStar-DE" Share); and

           WHEREAS, PlayStar-WY is a business corporation of the State of Wyoming with its registered office therein located at c/o CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001; and

           WHEREAS, the total number of shares of stock which PlayStar-WY has authority to issue is 50,000,000 shares of common stock, each with a par value of $0.0001 (each, a "PlayStar-WY Share"), and 1,000,000 shares of series preferred stock, each with a par value of $0.0001; and

           WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

           WHEREAS, the Wyoming Business Corporation Act permits the merger of a
business   corporation  of  another   jurisdiction  with  and  into  a  business
corporation of the State of Wyoming; and

           WHEREAS, PlayStar-DE and PlayStar-WY and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge PlayStar-DE with and into PlayStar-WY pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Wyoming Business Corporation Act upon the terms and conditions hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by PlayStar-DE and approved by a resolution adopted by its Board of Directors and further approved by its shareholders and being thereunto duly entered into by PlayStar-WY and approved by a resolution adopted by its Board of Directors and further approved by its shareholders, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1. PlayStar-DE and PlayStar-WY shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and the provisions of the Wyoming Business Corporation Act, be merged with and into a single corporation, to wit, PlayStar-WY, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Wyoming Business Corporation Act. The separate existence of PlayStar-DE, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

2. Annexed hereto and made a part hereof is a copy of the Articles of Incorporation, as amended, of the surviving corporation as the same shall be in force and effect at the effective time in the State of Wyoming of the merger herein provided for; and said Articles of Incorporation shall continue to be the Articles of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Wyoming Business Corporation Act.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Wyoming Business Corporation Act.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation prior to the merger shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall cease to be outstanding.

6. (a) At the effective time of the merger, each outstanding option to purchase PlayStar-DE Shares (a "Stock Option"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the same number of PlayStar-WY Shares as the holder of such Stock Option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger (not taking into account whether or not such option was in fact exercisable). In the case of any Stock Option to which
Section 421 of the Internal Revenue Code of 1986 (the "Code") applies by reason of its qualification under any of Sections 422-423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with
Section 424(a) of the Code.

      (b) As soon as practicable after the effective time of the merger, PlayStar-WY shall deliver to each holder of an outstanding Stock Option, an appropriate notice setting forth such holder's rights pursuant thereto and such Stock Option shall continue in effect on the same terms and conditions. PlayStar-WY shall comply with the terms of all such Stock Options and ensure, to the extent required by, and subject to the provisions of, any such PlayStar-DE Stock Option Plan that Stock Options which qualified as qualified stock options prior to the effective time of the merger continue to qualify as qualified stock options after the effective time of the merger. PlayStar-WY shall take all corporate action necessary to reserve for issuance a sufficient number of PlayStar-WY Shares for delivery pursuant to the terms set forth in this Section 6.

7. If appraisal rights are available under the Delaware General Corporation Law ("DGCL") to holders of PlayStar-DE Shares in connection with the merger, any issued and outstanding PlayStar-DE Shares which have not been voted for approval of this Agreement and the transactions contemplated hereby and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive consideration for the merger and the holders thereof shall have only such rights as are provided in such Section 262 of the DGCL unless and until the holder of any such PlayStar-DE Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the DGCL or otherwise loses his right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his demand for appraisal or shall otherwise lose his right to such appraisal, then as of the effective time of the merger or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive consideration for the merger. Prior to the effective time of the merger, PlayStar-DE shall give PlayStar-WY prompt notice of any written demand for appraisal or withdrawals of demands for appraisal received by PlayStar-DE and, except with the prior written consent of PlayStar-WY, shall not settle or offer to settle any such demands.

8. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving corporation in accordance with the provisions of the Wyoming Business Corporation Act, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Wyoming, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Wyoming and elsewhere to effectuate the merger herein provided for.

9. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

           IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Executed as of June 30, 1998.

                                          PLAYSTAR CORPORATION

                                          (a Delaware corporation)




                                        By:_________________________
                                               Julius Patta
                                               President

                                          PLAYSTAR WYOMING HOLDING
                                          CORP. (a Wyoming
                                          corporation)




                                        By:_________________________
                                             William F.E. Tucker
                                             Chairman and Chief
                                             Executive Officer

                          ARTICLES OF INCORPORATION
                                OF
                  PLAYSTAR WYOMING HOLDING CORP.


      The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for PlayStar Wyoming Holding Corp. (the "Corporation"):

                             ARTICLE I
                               Name

      The name of the  Corporation  is:  PLAYSTAR  WYOMING  HOLDING
CORP.

                             ARTICLE II
                               Purpose

      The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act.

                             ARTICLE III
                               Powers

      The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs.

                             ARTICLE IV
                               Shares

      Number of Shares. The Corporation shall have authority to issue 30,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      Stock Class and Series Distinctions. A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Articles of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

      Part I.   Provisions  Applicable  to  All  Series  of  Series
Preference Stock.

                (a) Shares of Series Preference Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part I and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

                (i) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

                (ii) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                (iii)The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

                (iv) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                (v) The voting power, if any, of the Series Preference Stock of such series; and

                (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

           (b) All shares of each series shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

      Part II.  Provisions Applicable to Common Stock.

           (a) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

           (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

           (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                              ARTICLE V
                           Indemnification

      Except as may be prohibited under the Act, in addition to the other powers now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Act or otherwise, the Corporation shall possess and may exercise all powers to indemnify directors, officers, employees, fiduciaries and other persons and all powers whatsoever incidental thereto (including, without limitation, the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether such powers are expressly provided for by the Act. The board of directors is hereby authorized on behalf of the Corporation and without shareholder action to exercise all of the Corporation's powers of indemnification, whether by provision in the By-Laws or otherwise.

                             ARTICLE VI
           Elimination of Certain Liabilities of Directors

      There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Act (as in effect from time to time) expressly prohibits the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation or any repeal or modification of the provisions of the Act that permits the elimination of liability of directors by this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

                            ARTICLE VII
                         Board of Directors

      The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

                           ARTICLE VIII
                       Transfer of Corporation

      Upon due authorization by the Corporation's directors and shareholders as required by the Act, the Corporation may apply to the proper officer of a jurisdiction outside Wyoming for a certificate of registration, and to the Wyoming Secretary of State for a certificate of transfer, the effect of which is that, after entry of all certificates as required by the Act and the laws of such other jurisdiction, the Corporation will be continued as if it had been incorporated under the laws of such other jurisdiction.

                             ARTICLE IX
                     Registered Office and Agent

      The address of the initial registered office of the Corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the Corporation's initial registered agent at such address is CT Corporation.

                              ARTICLE X
                            Incorporator
      The name and address of the incorporator is:
           James R. Belcher, P.C.
           Holland & Hart
           2020 Carey Avenue, Suite 500
           Cheyenne, WY  82001

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on April 1, 1998.

                               /s/ James R. Belcher, P.C.
                               ------------------------------------
                               James   R.    Belcher,    P.C.,   as
                              Incorporator

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY  82002-0020


                       ARTICLES OF AMENDMENT
                  PLAYSTAR WYOMING HOLDING CORP.


      Pursuant to Sections 17-16-1005 AND 1006 of the Wyoming Business Corporation Act, James R. Belcher, P.C. as incorporator of PlayStar Wyoming Holding Corp., a Wyoming corporation (the "Corporation"), hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Incorporation were filed with the Wyoming Secretary of State on April 2, 1998.

      A. The name of the  Corporation is PlayStar  Wyoming  Holding Corp.

      B. Effective as of the date of filing of these Articles of Amendment with the Wyoming Secretary of State, the first paragraph of Article IV of the Articles of Incorporation is hereby amended to read as follows:


                             ARTICLE IV
                               Shares

           Number of Shares. The Corporation shall have authority to issue 50,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      C. The foregoing amendment was adopted by the incorporator of the Corporation on April 13, 1998.

      D. These Articles of Amendment, made on behalf of the Corporation by the incorporator, are effective without shareholder action because the Corporation has not yet issued shares.


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation this 13th day of April, 1998.

                               By:   /s/   James   R.   Belcher, P.C.
                                     --------------------------------
                                       James R. Belcher, P.C.

                             ANNEX II

              APPLICATION FOR CERTIFICATE OF TRANSFER



Pursuant to W.S. 17-16-1720, the undersigned corporation hereby applies for a Certificate of Transfer from the State of Wyoming, and for that purpose submits the following statements:

     1. The Name of the corporation is: PlayStar Wyoming Holding Corp.

     2. It hereby requests a Certificate of Transfer from the State of Wyoming, and wishes to become incorporated under the laws of the state or nation of:
Antigua

     3. The address of the principal place of business in the jurisdiction to which the corporation is transferring is: 60 Nevis Street, 2nd Floor, St. John's, Antigua BVI, West Indies.

     4. This transfer was authorized by resolution duly adopted by a vote of two-thirds (2/3) of the holders of the issued shares of each class of stock of the corporation on June __, 1998.

     5. The corporation will maintain within the State of Wyoming an agent for service of process for at least one (1) year after the transfer is effected. The address of such registered office in Wyoming, and the name of the registered agent at that address is: CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001.

     6. No legal actions have been instituted by or against the company or are pending.

     7. The net actual value of assets, wherever located, is $_____________. (A copy of the most current audited financial report of the corporation is attached.) (See instructions.)

     8. The SPECIAL TOLL CHARGE based on net value of assets for the Certificate of Transfer is $_________. (See instructions to determine toll charge.)

Date:  June    , 1998
                          By:  _________________________

                               -------------------------
                               (Title)

                             ANNEX III

                DGCL SECTION 262: APPRAISAL RIGHTS



       (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

       (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

       (d) Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class of series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

       (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

       (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers

      Under Section 97 of the Antigua IBCA, directors and officers of an Antigua corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its stockholders.

      PlayStar Wyoming is obligated under its Articles of Organization and Articles of Continuance to indemnify a present or former director or executive officer of the registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the registrant or a subsidiary, or to another organization at the request of the registrant or a subsidiary.

Item 21.   Exhibits and Financial Statement Schedules


      (a)  Exhibits

      See Exhibit Index immediately preceding the exhibits.

      (b)  Financial Statement Schedules

      Schedule                                                 Page



Item 22.   Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

           (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i)  include   any   prospectus   required   by  Section
10(a)(3) of the Securities Act;

           (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424)b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee: table in the effective registration statement

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3)  It  will  file  a   post-effective   amendment  to  remove  from
registration any of the securities that remain unsold at the end of the offering.

           (f)(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes contained in documents filed subsequent to the effective date of the registration statement.
through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Johns, Antigua, on July 17, 1998.

                                    PLAYSTAR WYOMING HOLDING CORP.


                                    By:  /s/ Julius Patta
                                        -----------------
                                       Julius Patta
                                       President








      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                  Date


/s/ William F.E. Tucker     Chairman and Chief Executive,    July 17, 1998
-----------------------     Secretary and Treasurer
William F.E. Tucker        (Principal Executive and
                           Principal Financial Officer)

                           EXHIBIT INDEX

Exhibit    Description
-------    -----------

3.1        Articles of Incorporation of PlayStar Wyoming.

3.2        Articles of Continuance of PlayStar Antigua.*

3.3        By-Laws of PlayStar Wyoming.

5.1 Form of opinion of Holland & Hart concerning the legality of the securities being offered.

5.2 Opinion of Roberts & Company concerning the legality of the securities being offered.

5.3        Opinion of Baker & McKenzie concerning certain tax matters.

10.1       PlayStar Corporation Stock Option Plan.

10.2 Agreement dated April 1, 1998 by and between PlayStar Limited and DreamPlay Research Corp.

21.1       Subsidiaries.

23.1       Consent of Fruitman Kates.

23.2 Consent of Holland & Hart (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.3       Consent of Roberts & Company  (included in the opinion  filed
           as Exhibit 5.2 to this registration       statement).

23.4       Consent of Baker & McKenzie  (included  in the opinion  filed
           as Exhibit 5.3 to this registration       statement).

27.1       Financial Data Schedule (filed electronically herewith).


 ......
*To be filed by amendment.

                                                                    EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                OF
                  PLAYSTAR WYOMING HOLDING CORP.


      The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for PlayStar Wyoming Holding Corp. (the "Corporation"):

                             ARTICLE I
                               Name

      The name of the  Corporation  is:  PLAYSTAR  WYOMING  HOLDING CORP.

                            ARTICLE II
                               Purpose

      The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act.

                             ARTICLE III
                               Powers

      The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs.

                             ARTICLE IV
                               Shares

      Number of Shares. The Corporation shall have authority to issue 30,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      Stock Class and Series Distinctions. A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Articles of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

      Part I.   Provisions  Applicable  to  All  Series  of  Series
Preference Stock.

                (a) Shares of Series Preference Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part I and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

(i) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

(ii) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(iii) The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

(iv) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(v) The voting power, if any, of the Series Preference Stock of such series; and

(vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

           (b) All shares of each series shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

      Part II.  Provisions Applicable to Common Stock.

           (a) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

           (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

           (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                              ARTICLE V
                           Indemnification

      Except as may be prohibited under the Act, in addition to the other powers now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Act or otherwise, the Corporation shall possess and may exercise all powers to indemnify directors, officers, employees, fiduciaries and other persons and all powers whatsoever incidental thereto (including, without limitation, the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether such powers are expressly provided for by the Act. The board of directors is hereby authorized on behalf of the Corporation and without shareholder action to exercise all of the Corporation's powers of indemnification, whether by provision in the By-Laws or otherwise.

                             ARTICLE VI
           Elimination of Certain Liabilities of Directors

      There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Act (as in effect from time to time) expressly prohibits the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation or any repeal or modification of the provisions of the Act that permits the elimination of liability of directors by this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

                            ARTICLE VII
                         Board of Directors

      The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

                           ARTICLE VIII
                       Transfer of Corporation

      Upon due authorization by the Corporation's directors and shareholders as required by the Act, the Corporation may apply to the proper officer of a jurisdiction outside Wyoming for a certificate of registration, and to the Wyoming Secretary of State for a certificate of transfer, the effect of which is that, after entry of all certificates as required by the Act and the laws of such other jurisdiction, the Corporation will be continued as if it had been incorporated under the laws of such other jurisdiction.

                             ARTICLE IX
                     Registered Office and Agent

      The address of the initial registered office of the Corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the Corporation's initial registered agent at such address is CT Corporation.

                              ARTICLE X
                            Incorporator
      The name and address of the incorporator is:
           James R. Belcher, P.C.
           Holland & Hart
           2020 Carey Avenue, Suite 500
           Cheyenne, WY  82001

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on April 1, 1998.

                               /s/ James R. Belcher, P.C.
                               ------------------------------------
                               James   R.    Belcher,    P.C.,   as
                               Incorporator

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY  82002-0020


                       ARTICLES OF AMENDMENT
                  PLAYSTAR WYOMING HOLDING CORP.


      Pursuant to Sections 17-16-1005 AND 1006 of the Wyoming Business Corporation Act, James R. Belcher, P.C. as incorporator of PlayStar Wyoming Holding Corp., a Wyoming corporation (the "Corporation"), hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Incorporation were filed with the Wyoming Secretary of State on April 2, 1998.

      A. The name of the  Corporation is PlayStar  Wyoming  Holding
Corp.

      B. Effective as of the date of filing of these Articles of Amendment with the Wyoming Secretary of State, the first paragraph of Article IV of the Articles of Incorporation is hereby amended to read as follows:


                             ARTICLE IV
                               Shares

           Number of Shares. The Corporation shall have authority to issue 50,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      C. The foregoing amendment was adopted by the incorporator of the Corporation on April 13, 1998.

      D. These Articles of Amendment, made on behalf of the Corporation by the incorporator, are effective without shareholder action because the Corporation has not yet issued shares.


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation this 13th day of April, 1998.

                               By:   /s/   James   R.   Belcher,  P.C.
                                     ---------------------------------
                                       James R. Belcher, P.C.

                                                                 EXHIBIT 3.3
                              By-Laws
                                of
                  PlayStar Wyoming Holding Corp.

      SECTION 1.REGISTERED OFFICE - The registered office shall be established and maintained at c/o CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001 and CT Corporation shall be the registered agent of this corporation in charge thereof.

      SECTION 2.OTHER OFFICES. - The corporation may have other offices, either within or without the State of Wyoming, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                            ARTICLE II
                     MEETINGS OF STOCKHOLDERS


      SECTION 1.ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Wyoming, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.

      If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

      SECTION 2.OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of the meeting.

      SECTION 3.VOTING. - Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Wyoming.

      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of. any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 4.QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

      SECTION 5.SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, by resolution of the directors, or by holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered for the purpose of a special meeting, upon written demand being made by such holders for a special meeting.

      SECTION 6.NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

      SECTION 7.ACTION WITHOUT MEETING. - Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote on such action.

                            ARTICLE III
                             DIRECTORS


     SECTION 1.NUMBER AND TERM. - The number of directors shall be one (1). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

      SECTION 2.RESIGNATIONS. - Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 3.VACANCIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

      SECTION 4.REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of the stockholders entitled to vote.

      SECTION 5.INCREASE OF NUMBER. - The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

      SECTION 6.POWERS. - The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

      SECTION 7.COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 8.MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

      Unless restricted by the Articles of Incorporation or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference, telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

      Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five days notice by mail, or two days notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

      SECTION 9.QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If, at any meeting of the board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

      SECTION 11. - ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, prior to such action, a written consent thereto is signed by all members of the board, or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

                            ARTICLE IV
                             OFFICERS

      SECTION 1.OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

      SECTION 2.OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3.CHAIRMAN. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 4.PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or Assistant Treasurer.

      SECTION 5.VICE-PRESIDENT. - Each Vice-President shall have such powers and shall perform such duties, as shall be assigned to him, by the directors.

      SECTION 6. TREASURER. - The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

      SECTION 7.SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

      SECTION 8.ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                             ARTICLE V
                           MISCELLANEOUS

      SECTION 1.CERTIFICATES OF STOCK - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (l) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Wyoming, 1998". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7.FISCAL YEAR. Fiscal year of the corporation shall be determined by resolution of the Board of Directors.

      SECTION 8.CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 9.NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

      Whenever any notice whatever required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE VI
                            AMENDMENTS

      These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the Bylaw or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting, except that any By-Law that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors, and any By-Law that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only as provided by applicable law.

                            ARTICLE VII
                          INDEMNIFICATION

      No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify, and the corporation shall have the power to advance funds to pay the costs and expenses of all indemnitees as provided by applicable law.


                            CERTIFICATE


      I hereby certify that the foregoing Bylaws consisting of 8 pages, including this page, constitute the Bylaws of PlayStar Wyoming Holding Corp., adopted by the Board of Directors of the Corporation effective as of ______________, 1998.

                               /s/ William F. E. Tucker
                               ------------------------
                               Secretary

                                                                  EXHIBIT 10.1

                       PLAYSTAR CORPORATION
                      a Delaware Corporation
                          (the "Company")

                      1996 STOCK OPTION PLAN

(As    adopted   by   the   Board   and    Shareholders    on   the
9th day of October, 1996)

1.    Purposes

      The Company's 1996 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The Plan is also intended to provide and encourage stock ownership by officers, employee Board and employees of, and consultants to, the Company and to afford such persons the right to increase their proprietary interest in the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options"). The Company makes no warranty as to the qualification of any Options as ISOs.

2.    Administration of the Plan.

      The Plan shall be administered by the Board of the Company (the "Board"). Within the limits of the express provisions of the Plan, the Board shall have the authority, in its discretion, to take the following actions under the Plan:

      (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each of the Options and whether such Options shall be ISOs or Non-Qualified Options;

      (b)  to interpret the Plan;

      (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

      (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

      (e)  to accelerate  the vesting of any  outstanding  Options;
and

      (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

      In making such determinations, the Board may take into account the nature of the services rendered by such individuals, and such other factors as the Board, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Board's determinations on the matters referred to in this Section 2 shall be conclusive.

3.    Shares Subject to the Plan.

      (a) The total number of shares of Common Stock for which Options may be granted under the Plan shall be 10,000,000.

      (b) The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

      (c) The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of new Options under the Plan.

4.    Eligibility.

      (a) Options may be granted under the Plan only to officers and employees of, and consultants to, the Company or any "subsidiary corporation" of the Company within the meaning of Section 424 (f) of the Code (a "Subsidiary"). The term "Company" when used in the context of an Optionee's employment, shall be deemed to include the Company and its Subsidiaries.

      (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.

5.    Terms of Options.

      The terms of each Option granted under the Plan shall be determined by the Board consistent with the provisions of the Plan, including the following:

      (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Board, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section 5) of the shares of Common Stock as of the date such Option is granted.

      (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Board, in its discretion, at the time such Option is granted.

      (c) The expiration of each Option shall be fixed by the Board, in its discretion, at the time such Option is granted; provided, however, that no Option shall be exercisable after the expiration of five (5) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Board, in its discretion, at the time such Option is granted.

      (d) Options shall be exercised by the delivery, to the Company at its principal office or at such other address as may be established by the Board (Attention: Corporate Secretary), of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Board at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company, (iii) at the discretion of the Board, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Board, and using the proceeds as payment of such purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above. The Common Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an Optionee pay to the Company or any Subsidiary, at the time of exercise, such amount as the Company deems necessary to satisfy any obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or transfer of shares thereupon.

      (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

      (f) An option shall not be transferable, except by will or the laws of descent and distribution, and during the lifetime of an Optionee, may be exercised only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.

      (g) For the purposes of the Plan, the Fair Market Value of the Common Stock as of any date shall be as determined in good faith by the Board and such determination shall be binding upon the Company and upon the Optionee. The Board may make such determination (i) if the Common Stock is not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the lowest bid and highest asked quotations on the relevant date (as reported by a recognized stock quotation service) or, if there are no such bid and asked quotations on the relevant date, then upon the basis of the mean between the lowest bid and highest asked quotations on the date nearest the relevant date or
(ii) in  case  the  Common  Stock  is  quoted  on the  National  Association  of
Securities Dealers Automated Quotation System National Market System ("NASDAQ-NMS") or listed on one or more national securities exchanges, the Fair Market Value of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date, on which such a sale was reported.

6.    Special Provisions Applicable to ISOs.

      The following special provisions shall be applicable to ISOs granted under the Plan.

      (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders as provided in Section 9 hereof.

      (b) If an ISO is granted to a person who owns, directly or indirectly (within the meaning of Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company,
(i) the purchase price of the shares subject to the Option shall not be less than 110% of the Fair Market Value of such shares as of the date such Option is granted and (ii) such Option cannot be exercised more than five (5) years after the date it is granted.

      (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

7.    Adjustment upon Changes in Capitalization.

      (a) In the event that the outstanding shares of Common Stock are changed by reason of reorganization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, taken private, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option, provided, however, that the Board may, in its discretion, (i) accelerate the exercisability of outstanding Options, and shorten the term thereof, to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event, as determined in its discretion.

      (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8.    Termination, Modification and Amendment.

      (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board, and no Option shall be granted after termination of the Plan.

      (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board; provided, however, that the Board shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, or (iii) change the class of persons eligible to receive Options under the Plan.

      (c) No termination, modification or amendment of the Plan shall adversely affect the rights conferred by any outstanding Options without the consent of the affected Optionee.

9.    Effectiveness of the Plan.

      The Plan shall become effective upon adoption by the Board of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

10.   Not a Contract of Employment.

      Nothing contained in this Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or any Subsidiary.

11.   Governing Law.

      The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof.

12.   Withholding.

      As a condition to the exercise of any Option, the Board may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of federal, state and local income taxes required to be withheld in connection with such exercise.

13.   No Obligation to Exercise Option.

      Granting of an Option shall impose no obligation on the Optionee to exercise such Option.

14.   Use of Proceeds.

      The proceeds received from sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

15.   Compliance with Law.

      Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

                                                                 EXHIBIT 5.1

              [FORM OF HOLLAND & HART LEGAL OPINION]


                           June 8, 1998



PlayStar Wyoming Holding Corp.
c/o Mr. William F.E. Tucker
West Dunes
44 South Road
Paget PG 04
Bermuda

           RE:  Registration Statement on Form S-4

Ladies and Gentlemen :


      We have acted as special Wyoming counsel for PlayStar Wyoming Holding Corp., a Wyoming corporation (the "Company"), in connection with the issuance of 19,705,399 shares of Common Stock (the "Shares"), par value $.0001 per share, of the Company in connection with the merger of PlayStar Corporation, a Delaware corporation ("PlayStar Delaware"), with and into the Company.

      In so acting and as a basis for the opinion hereinafter set forth, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of a draft Plan and Agreement of Merger (the "Merger Agreement") by and between PlayStar Delaware and the Company; the Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of the Shares pursuant to the Merger Agreement; the Articles of Incorporation of the Company, as amended; the By-Laws of the Company; consent resolutions of the Board of Directors and sole shareholder of the Company; and such other records, documents, instruments and agreements, and we have made such other inquiries, as we have deemed relevant and necessary for the opinion hereinafter set forth.

      In such examination, we have, with your permission, assumed that (i) all signatures on any executed documents are genuine, each of the parties signatory thereto have all requisite legal capacity and the individuals representing such parties have all requisite authority and legal capacity necessary thereto; (ii) all documents, certificates, instruments and agreements submitted to us as originals are authentic; and (iii) all documents, certificates, instruments and agreements submitted to us as photostatic or facsimile copies conform with the originals. As to all other matters of fact material to this opinion, we have with your permission and without independent investigation, relied upon (x) drafts of certificates obtained from the officers and directors of the Company, and (y) certificates obtained from public officials of the State of Wyoming.

      Based upon and subject to the foregoing, and assuming that the Merger Agreement has been duly authorized, executed, delivered and performed, and the merger between the Company and PlayStar Delaware pursuant to the Merger Agreement has become effective, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement will be duly authorized, validly issued, fully paid and nonassessable. In addition to the assumptions set forth in this and the previous paragraph, we have relied upon an opinion of Piper & Marbury L.L.P., addressed to us, to the effect that all of the outstanding 19,705,399 shares of the common stock of PlayStar Delaware have been duly authorized, and are validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Information Statement/Prospectus included in the Registration Statement.

                               Very truly yours,



                               HOLLAND & HART

                                                       EXHIBIT 5.2

                  [ROBERTS & COMPANY LETTERHEAD]

June 8th, 1998

PlayStar Wyoming Holding Corp.
c/o Mr. William F.E. Tucker
West Dunes
44 South Road
Paget PG 04
Bermuda

      Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special Antigua counsel for PlayStar Wyoming Holding Corp., a Wyoming Corporation (the "Company"), in connection with the registration on Form S-4 (the "Registration Statement") of 19,705,399 Ordinary Shares (the "Ordinary Shares"), par value $0.0001 per share, of the Company to be outstanding upon the continuance of the Company as an Antigua corporation pursuant to a continuation procedure under Antigua and Wyoming law.

      In so acting and as a basis for the opinion hereinafter set forth, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Application for Certificate of Transfer of the Company, the Articles of Incorporation of the Company, as amended, the By-laws of the Company, resolutions of the Board of Directors of the Company and such other records, documents, instruments and agreements, and we have made such other inquiries, as we have deemed relevant and necessary for the opinion hereinafter set forth.

      In such examination, we have assumed that (i) all signatures on any executed documents are genuine, each of the parties signatory thereto have all requisite legal capacity and the individuals representing such parties have all requisite authority and legal capacity necessary thereto; (ii) all documents, certificates, instruments and agreements submitted to us as originals are authentic; and (iii) all documents, certificates, instruments and agreements submitted to us as photostatic or facsimile copies conform with the originals. As to all other matters of fact material to this opinion, we have relied, without independent investigation, upon (x) certificates obtained from the officers and directors of the Company and (y) certificates obtained from public officials of Antigua.

      Based upon and subject to the foregoing, we are of the opinion that, upon acceptance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and obtaining the Articles of Continuance from the Director of International Business Corporations, Antigua, the Ordinary Shares to be outstanding will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Information Statement/Prospectus included in the Registration Statement.

Very truly yours,

/s/ ROBERTS & COMPANY

ROBERTS & COMPANY

                                                                 EXHIBIT 5.3

                   [BAKER & McKENZIE LETTERHEAD]



                           June 8, 1998


Mr. Julius Patta
President and Chief Executive Officer
PlayStar Corporation
c/o United Corporate Services, Inc.
15 East North Street
Dover, DE 19901

           Re: PlayStar Corporation of its Outbound Continuance to Antigua

Dear Mr. Patta:

      We have acted as special United States federal income tax counsel to PlayStar Corporation (the "Company") in connection with the determination of the material consequences under the United States Internal Revenue Code of 1986, as amended (the "Code"), of the Company's proposed continuation of its corporate charter to Antigua (the "Reorganization"), as more completely described in the Form S-4 Registration Statement prepared by the Company dated June 8, 1998 (the "Registration Statement").

      As special United States federal income tax counsel to the Company, we have examined the Registration Statement and such other documents and records as we deemed necessary and relevant for rendering our opinion as to the material United States federal income tax consequences of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Registration Statement.

      On the basis of the foregoing, and assuming that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, we are of the opinion that, under present United States federal income tax law, the statements in the Registration Statement under the caption "Certain Tax Considerations -- United States Federal Income Tax Consequences," insofar as such statements purport to summarize the federal laws of the United States referred to therein, fairly summarize such provisions.

      The foregoing is based on the United States Internal Revenue Code of 1986, as amended, regulations, rulings, administrative pronouncements and judicial decisions relating thereto as of the date hereof. Subsequent developments in these areas could have a material effect on this opinion.

      We hereby consent to the use of our name and our identification as special United States federal income tax counsel to the Company in the Registration Statement.


                                    Respectfully submitted,

                                    /s/ BAKER & McKENZIE
                                    ----------------------------
                                    BAKER & McKENZIE

                                                                  EXHIBIT 10.2

      THIS AGREEMENT made as of the 1st day of April, 1998,

B E T W E E N :

           DREAMPLAY RESEARCH CORP.
            an Ontario corporation;

           (hereinafter called "Dreamplay")

                                OF THE FIRST PART

                               - and -

           PLAYSTAR LIMITED
            a Jersey, Channel Islands corporation;

           (hereinafter called the "Company")

                               OF THE SECOND PART

WITNESSES THAT:


      WHEREAS Dreamplay is engaged, among other things, in the business of developing and selling computer software;

      AND WHEREAS pursuant to an Agreement dated April 16, 1997 (the "April 1997 Agreement"), Dreamplay had previously developed computer software for the Company, which software was the sole and exclusive property of the Company;

      AND WHEREAS Dreamplay and the Company have agreed that as of and from the date hereof, software created by Dreamplay related to internet gaming shall be the sole and exclusive property of Dreamplay;

      AND WHEREAS the Company desires to acquire from Dreamplay all rights in and to such software created by Dreamplay for the Company, subject to the terms and conditions hereinafter set forth;

     AND WHEREAS Dreamplay is desirous of conveying such software to the Company;

      NOW THEREFORE, in consideration of the promises and the mutual conditions, covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

                             ARTICLE ONE

1.01  Exclusive Purchase

      In reliance on Dreamplay's representations and warranties contained in paragraph 2.01 below, the Company agrees to purchase Internet Gaming Software (as defined in paragraph 2.01). from Dreamplay and Dreamplay agrees to create Internet Gaming Software in consultation with the Company. The Company agrees that it shall not purchase Internet Gaming Software from any other person or company.

                             ARTICLE TWO

2.01  Representations and Warranties

      Dreamplay represents and warrants that it has the technical ability and expertise and that it is qualified and able to create software having internet gaming application, and related or ancillary products (collectively, "Internet Gaming Software"), including but not limited to the following:

      (a) Web Site hosting and Internet access; (b) Web Site design and development; (c) Online Casino Games Development; (d) Electronic Casino Management System; (e) Operations Consulting; and (f) Game Client Logic and Design.

      Dreamplay acknowledges that the Company is relying on Dreamplay for its expertise in the design of Internet Gaming Software, and its technical ability to create Internet Gaming Software. Dreamplay agrees to dedicate such resources as are reasonably necessary to create Internet Gaming Software in consultation with the Company.

2.02  Reporting

      Dreamplay shall submit to the Company written reports on a monthly basis on a date to be agreed upon by the parties hereto on the status of Dreamplay's Internet Gaming Software development. In addition to the aforementioned written reports, Dreamplay shall verbally inform the Company of Dreamplay's activities and progress and of any new Internet Gaming Software developments and Dreamplay shall regularly consult with the Company as often as is necessary and prudent to do so.

2.03  Covenants

      (a) Dreamplay agrees to transfer and assign to the Company, and the Company agrees to acquire from Dreamplay, Dreamplay's entire
           right, title and interest,  including all   copyright   ownership
           in  the   Internet   Gaming  Software,  as and when  developed
           from time to time and subject  to  payment   therefor   as  herein
           provided, including  but not  limited  to all  source  and  object
           code,  audiovisual  effects  created by program code and   any
           documentation   and  notes  associated   therewith. Dreamplay
           hereby waives all moral rights or claims that Dreamplay may now or hereafter have with respect to the Internet Gaming Software that is sold by Dreamplay to the Company hereunder.

      (b) Dreamplay agrees to deliver and install the Internet Gaming Software acquired by the Company hereunder to or to the order of the Company.


                           ARTICLE THREE
                           CONSIDERATION

3.01  Purchase Price

      Dreamplay shall render to the Company, on a quarterly basis, an invoice for all Internet Gaming Software transferred or to be transferred by Dreamplay to the Company hereunder, in amounts to be agreed upon by the parties by separate letter. Payment shall be due and payable to Dreamplay in accordance with the terms noted on each invoice. Payments made by the Company to Dreamplay hereunder shall be applied to the purchase price of the Internet Gaming Software.


                           ARTICLE FOUR
                      REIMBURSEMENT OF EXPENSES

4.01  Dreamplay to Keep Records

      Dreamplay shall keep and maintain detailed and timely records and receipts of all direct out-of-pocket operating expenses incurred in developing the Internet Gaming Software and shall submit the same to the Company no later than 15 calendar days after the end of each month.

4.02  Reimbursements

      The Company agrees to pay or reimburse Dreamplay for all reasonable out-of-pocket operating expenses incurred in developing the Internet Gaming Software.


                           ARTICLE FIVE
                   OTHER RIGHTS AND OBLIGATIONS

5.01  Confidentiality

      Dreamplay is and shall remain obligated to maintain confidentiality and hereby agrees not to disclose any aspects of the Company's operations, its business activities, financial condition and its technical information to third parties either verbally or otherwise without the prior written consent of the Company. In this regard, any and all data generated or acquired by Dreamplay as it develops the Internet Gaming Software shall be transferred by Dreamplay to the Company and which shall thereupon be the sole and exclusive property of the Company. Dreamplay agrees not to divulge or indicate any of the said information to third parties.

5.02  Protection of Intellectual Property

      Each party shall not infringe the other party's patents, trademarks, copyrights or other intellectual property and shall not knowingly benefit from or abet any third party's infringement thereof. Except to the extent necessary for the parties to carry out their obligations under this Agreement, nothing in this Agreement is intended to grant or confer to either party by the other party any license or other right to use or permit third parties to use such party's proprietary technology, software or patents, or any other intellectual property.

5.03  Exclusivity and Proprietary Rights

      Any and all software (including, without limitation, the Internet Gaming Software) designed and developed by Dreamplay shall be the sole and exclusive property of Dreamplay until transferred by Dreamplay to the Company and until payment therefore is made by the Company to Dreamplay. The Company shall not and will not receive by this Agreement, or otherwise acquire, any interest therein whatsoever until such transfer and payment. Dreamplay shall have the right to hold in its name all copyright registrations or other registrations as may be appropriate until such transfer and payment.

5.04  Non-Competition

      For the term of this Agreement, as extended from time to time, and for the period of six months commencing thereafter, Dreamplay agrees that it will not, directly or indirectly, as sole proprietor, shareholder, director, employee, principal or partner, solicit the employees of the Company, the clients of the Company or carry on any activity similar to that carried on by them hereunder in competition with the business carried on by the Company as of the date hereof, without the prior written consent of the Company.


                            ARTICLE SIX
                   TERM, TERMINATION AND RENEWAL

6.01  Term

      This Agreement shall be effective as of April 1, 1998 and shall continue until December 1, 1999. This Agreement may be renewed for one (1) year terms by the mutual agreement of the parties hereto. For greater certainty, this Agreement supersedes the agreement dated April 16, 1997, between the parties relating to Dreamplay's development of software for the Company.

6.02  Termination

      This Agreement may be terminated by either party, without cause, upon sixty (60) days' written notice to the other party.


                           ARTICLE SEVEN
                       PAYMENTS AND NOTICES

7.01  Address for Notice

      All payments and notices shall be made by personal delivery or by mailing the same, postage prepaid:

      (a)  to Dreamplay at:    50 Wellington Street East
                               Top Floor
                               Toronto, Ontario, M5E 1C8
                               Canada

      (b)  to the Company at:  PO Box 551, 31 Broad Street
                               St Helier, Jersey JE4 8XN
                               Channel Islands

      or at such other address as either party may by notice specify, and if so mailed, shall be conclusively deemed to have been given and received on the fifth business day after the mailing thereof.


                           ARTICLE EIGHT
                     MISCELLANEOUS PROVISIONS

8.01  Governing Law

      This Agreement shall be construed and interpreted according to the laws of the province of Ontario.

8.02  Headings

      The heading in this Agreement are included for convenience only and shall not be used in construing or interpreting this Agreement.

8.03  Enurement

      The terms and conditions hereof shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of the parties hereto.

8.04  Assignment

      This Agreement shall not be assignable by either party without the prior written consent of the other party which may not be withheld unreasonably.

8.05  Time

      Time shall be of the essence herein.

8.06  Currency

      Unless otherwise indicated, all amounts noted herein are expressed in US Dollars.

8.07  Further Assurances

      All of the parties hereto shall, at any time and from time to time, execute and deliver all further documents and assurances and do all things necessary or reasonably desirable to carry out the true intent and meaning of this Agreement, and to give effect to the terms hereof.

8.08  Waiver

      No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver in one instance be deemed to be a continuing waiver in any other instance.

8.09  Contravention

      Any provision or provisions of this Agreement or of the terms and conditions which in any way contravenes the law of any state, province or country in which this Agreement is effective, shall in such state, province or country, to the extent of such contravention of law, be deemed severable and shall not affect any other provision or provision hereof.

8.10  Counterparts

      This Agreement may be executed in counterparts.

           IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                               )    PlayStar Limited
                               )
---------------------          )
Witness                        )
                               )    Per:  ______________________
                               )          Director





                               )    Dreamplay Research Corp.
                               )
---------------------          )
Witness                        )
                               )    Per:  ______________________
                               )          Julius Patta,  President,
                                          Director

                                                                EXHIBIT 21.1
                           SUBSIDIARIES


1.    Antigua Casino & Sportsbook Limited, an Antigua corporation.

2.    Players Limited, an Antigua corporation.

3.    PlayStar Limited, a Channel Islands corporation.

                                  EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PlayStar Wyoming Holding Corp.

      We consent to the inclusion in this Amendment No. 3 to Form S-4 of our report dated June 2, 1998, on our audit of the financial statements of PlayStar Corporation. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                               /s/ FRUITMAN KATES
                               ------------------
                               FRUITMAN KATES


Toronto, Ontario
July 17, 1998